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ALEXION PHARMACEUTICALS, INC.
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121 Seaport Boulevard
Boston, Massachusetts 02210
March 26, 2020
Dear Fellow Shareholder:
At Alexion our mission is clear: to transform the lives of people affected by rare and devastating diseases through continuous innovation. The resilience of patients and families is our inspiration, and together with our 3,000 dedicated and talented colleagues, we are committed to serving the patients who rely on us and the communities in which we live and work.

Our Board of Directors recognizes that the current and future success of Alexion, and the creation of value for our shareholders and other stakeholders, will depend upon how well we are able to innovate to generate solutions and medicines for our patients. Alexion’s innovation is driven by a sense of urgency and a relentless quest for answers, because lives are at stake. Every patient matters, and we desire to serve patients, and their families, every step of the way. Our commitment to continued innovation was apparent in 2019 as Alexion secured six regulatory approvals for our therapies in three key geographies.

In 2019, by fostering the type of purpose-driven performance employee culture that attracts and retains the best talent we made significant progress advancing our mission and, as a result, had a year of unprecedented growth and expansion. This culture requires that we invest in and value our employees who believe in the importance of our purpose and understand what it takes to deliver on it. Our culture is rooted in integrity, a sense of belonging, and our dedication to joining and supporting the communities in which we live and work.

Dedication to our mission motivates our actions every day and we are focused on three key components of our business strategy:

•	Leading with ULTOMIRIS by raising the standard of care for rare disease patients in the indications we treat and continuing to innovate with new ULTOMIRIS formulations

•	Expanding our C5-targeted franchise, which includes SOLIRIS and ULTOMIRIS, beyond our legacy indications of PNH and aHUS into new rare diseases and expanded disease areas, including neurology

•	Diversifying our current portfolio by pursuing new rare disease opportunities in strategic adjacencies and in doing so, providing hope for patients that are currently underserved

In 2019, we made significant progress advancing our mission. Looking ahead, we will continue to work with urgency and focus to deliver sustainable long-term shareholder value.

We believe that Corporate Social Responsibility, CSR, serves as an important and significant component of our overall efforts to create shareholder value. We have made great strides to advance our commitment to CSR by establishing benchmark CSR ambitions and corresponding metrics with which to measure our performance and developing the company’s first CSR report, informed by key reporting standards, which is scheduled for release at about the same time as this proxy and our 2019 Annual Report.

We are operating at a unique time, as we face a serious public safety crisis as a result of the COVID-19 virus. At Alexion, we commit ourselves every day to delivering on our mission of serving patients. This is especially important during a global health crisis like the current COVID-19 pandemic. We remain focused on continuing to serve the patients who rely on us, as well as protecting the health and safety of our employees and the communities in which we live and work. We have established the following priorities that guide our response to COVID-19:

•	Protecting patient and customer safety and medicine supply continuity;

•	Ensuring safety and a sense of security for people who work at Alexion;

•	Safeguarding our manufacturing, distribution and research facilities;

•	Maintaining the integrity of our clinical trials and commitment to data quality;

•	Responsibly supporting our community and local healthcare systems; and

•	Remaining nimble and responsive to the everchanging situation while always remaining true to our core values.

We look to the future with confidence and optimism. On a regular basis, the Board reviews and, when appropriate, adjusts our strategic plans and operational measures to deliver value for our shareholders and sustainable results for our organization and our other stakeholders. Our four standing Board committees - Audit and Finance, Leadership and Compensation, Nominating and Corporate Governance and Science and Innovation- support the work of the Board by leveraging the experience and expertise of its members to provide robust oversight over strategic, business and governance matters. I am confident that our operational and commercial execution, broad portfolio of rare disease programs and talented global employee base will secure Alexion’s progression into its next phase of growth.

Finally, on behalf of the Board of Directors, I would like to invite you to attend our 2020 Annual Meeting of Shareholders, which will be held at the Seaport Hotel, 1 Seaport Lane, Boston, MA 02210 on Wednesday, May 13, 2020 beginning at 5:30pm Eastern Time. Your vote is important at the Annual Meeting. For the health and wellbeing of our employees and shareholders and due to the emerging public health impact of COVID-19, we are planning for the possibility that the Annual Meeting may be held virtually over the Internet. If we take this step, we will announce the decision to do so by April 29, 2020 via a press release and posting details on our website that will also be filed with the SEC as proxy material.

Thank you for your continued support of Alexion and for the confidence you put in our Board of Directors and our management team.

We look forward to seeing you.
Sincerely,

David R. Brennan
Chairman of the Board

121 Seaport Boulevard
Boston, Massachusetts 02210
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
May 13, 2020
Alexion's 2020 Annual Meeting of Shareholders will be held on Wednesday, May 13, 2020, at the Seaport Hotel, 1 Seaport Lane, Boston MA 02210, at 5:30 p.m. local time. This year, we are asking shareholders:

(1)	To elect the ten members of the Board of Directors named in the proxy statement, each to serve until the next Annual Meeting and until his or her successor has been duly elected and qualified.

(2)	To ratify the appointment of PricewaterhouseCoopers LLP as Alexion's independent registered public accounting firm for 2020.

(3)	To consider a non-binding advisory vote on 2019 compensation paid to Alexion's named executive officers.

(4)
To vote upon a shareholder proposal, if properly presented at the 2020 Annual Meeting, requesting that the Board amend the provisions set forth in Alexion's By-laws to lower the threshold for shareholders to call a special meeting of shareholders.

(5)	To transact such other business as may properly come before the 2020 Annual Meeting or any adjournment thereof.
Shareholders of record at the close of business on March 16, 2020 will be entitled to notice of and to vote at the 2020 Annual Meeting or any adjournment of the meeting.
Whether or not you plan to attend the 2020 Annual Meeting, please vote by voting on the Internet, completing and returning a proxy card, or voting by phone at your earliest convenience so that your shares may be represented at the meeting. Alexion will begin mailing its Notice of Internet Availability of Proxy Materials to shareholders on March 26, 2020.
Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on May 13, 2020:

The Notice of Internet Availability of Proxy Materials, Notice of Annual Meeting of Shareholders, Proxy Statement and the 2019 Annual Report and the means to vote by Internet are available free of charge at: www.proxyvote.com.
March 26, 2020

Ellen Chiniara
Executive Vice President, Chief Legal Officer and Corporate Secretary

For the health and wellbeing of our employees and shareholders and due to the emerging public health impact of COVID-19, we are planning for the possibility that the Annual Meeting may be held virtually over the Internet. If we take this step, we will announce the decision to do so by April 29, 2020 via a press release and posting details on our website that will also be filed with the SEC as proxy material. As always, we encourage you to vote your shares prior to the Annual Meeting.

ALEXION PHARMACEUTICALS, INC. PROXY STATEMENT

Proxy Statement Summary
The summary below highlights information that is described in more detail elsewhere in this proxy statement. This summary does not contain all of the information you should consider, and we urge you to read the entire proxy statement carefully before voting.
General Information (see “General Information Regarding the Meeting” below for more information)

Date:	May 13, 2020
Time:	5:30 p.m. local time
Place:	The Seaport Hotel, 1 Seaport Lane, Boston MA 02210
Record Date:	March 16, 2020

Voting Matters and Vote Recommendation

Voting Matter		Board Recommendation	Page Number for More Detail
Proposal 1	Election of Directors	FOR ALL Nominees	11
Proposal 2	Ratification of PricewaterhouseCoopers LLP as Independent Auditors	FOR	99
Proposal 3	Non-binding Advisory Vote to Approve Executive Compensation	FOR	100
Proposal 4	Shareholder Proposal	AGAINST	101

Corporate Governance
We strive to maintain strong corporate governance practices that protect and enhance accountability and transparency for the benefit of Alexion and all of Alexion's shareholders. We regularly review and continually refine our governance policies based on feedback from our shareholders and to align with evolving practices. We believe that our corporate governance structure, with its emphasis on Board independence and strong Board and committee involvement, provides robust independent oversight of our executives and execution of our strategic plan. Detailed information about our corporate governance practices begins on page 26. The following chart summarizes key information regarding our corporate governance.

2019 Proxy Statement Alexion Pharmaceuticals, Inc.	1

Board and Board Committees*
Number of directors on Board	10
Number of independent directors	9
Average director tenure (in years)	4.4
Average age of directors	63.1
All Board Committees consist of independent directors	Yes
Risk oversight by Board and Committees	Yes
Active Audit Committee Oversight of Enterprise Risk Management	Yes
Separate Chairman and CEO	Yes
"Rooney Rule" adopted for filling open Board positions	Yes
Regular executive sessions of independent directors	Yes
Annual Anonymous Board and Committee evaluations	Yes
Anti-Overboarding policy limiting the number of public company boards on which a director may serve	Yes
Annual Independent Director Evaluation of CEO	Yes
Director Education Program	Yes
Annual equity grant to directors	Yes
Director has the option to take annual cash retainer in equity	Yes
Shareholder Rights, Accountability and Other Governance Practices
Annual elections for all directors	Yes
Majority voting for directors	Yes
Proxy access bylaw (3%-3 years, nominees up to 20% of our Board)	Yes
Annual advisory vote on executive compensation	Yes
Shareholder ability to call special meetings (25% threshold)	Yes
Shareholder ability to act by written consent	Yes
Stock ownership guidelines for directors and executives	Yes
Prohibition from hedging and pledging securities or otherwise engaging in derivative transactions	Yes
Comprehensive Code of Conduct and Corporate Governance Guidelines	Yes
Nominating and Corporate Governance Committee oversight of Corporate Social Responsibility (CSR) and Publication of Annual CSR Report	Yes
Commitment to Environmental and Sustainability Matters	Yes
Board Oversight and Disclosure on Website Related to Corporate Political Contributions and Expenditures	Yes
Clawback policy applies to executive compensation	Yes
Absence of Rights Plan, or “Poison Pill”	Yes
Absence of supermajority voting provisions	Yes
*The information in the table above is presented for the Board of Directors as of March 16, 2020.

Our Director Nominees
Proposal 1 - Election of Directors
You are being asked to vote on the election of the following ten nominees for director. All directors are elected annually by the affirmative vote of a majority of votes cast. Detailed information about each director’s background, skill sets and areas of expertise can be found beginning on page 11.

2019 Proxy Statement Alexion Pharmaceuticals, Inc.	2

Nominee, Experience	Age	Director Since	Committees				Other Public Boards
			AF	LC	NG	SI
Felix J. Baker Co-Managing Member of Baker Bros. Advisors	51	2015			X	C	3
David R. Brennan Independent Chairman, Former Interim Chief Executive Officer of Alexion, Former Chief Executive Officer of AstraZeneca PLC	66	2014		X	X		1
Christopher J. Coughlin Former Executive Vice President and Chief Financial Officer, Tyco	67	2014	C, F	X			2
Deborah Dunsire Chief Executive Officer, H. Lundbeck A/S	57	2018		X		X	1
Paul A. Friedman Chief Executive Officer, Madrigal Pharmaceuticals	77	2017			X	X	2
Ludwig N. Hantson Chief Executive Officer	57	2017					1
John T. Mollen Former Executive Vice President, Human Resources of EMC Corp.	69	2014	X	C			_
Francois Nader Former President and Chief Executive Officer, NPS Pharma	63	2017	X, F			X	3
Judith A. Reinsdorf Former Executive Vice President and General Counsel, Johnson Controls	56	2018	X		C		_
Andreas Rummelt Chief Executive Officer of InterPharmaLink AG	63	2010			X	X	_
AF - Audit and Finance Committee; LC - Leadership and Compensation Committee; NG - Nominating and Corporate Governance Committee; SI - Science and Innovation Committee;
X - Committee Member; C - Committee Chair; F - Financial Expert

Our Auditors
Proposal 2 - Ratification of PricewaterhouseCoopers LLP as independent auditors
You are being asked to vote to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2020. Below is summary information about PricewaterhouseCoopers LLP’s fees for services provided in 2019 and 2018. Detailed information about this proposal can be found beginning on page 99.

Fees	2019	2018
Audit fees	$5,333,815	$4,384,965
Audit-related fees	$5,000	$229,840
Tax fees	$40,000	$110,334
All other fees	$9,900	$9,900
Total fees	$5,388,715	$4,735,039

2019 Proxy Statement Alexion Pharmaceuticals, Inc.	3

Executive Compensation Matters
Proposal 3 - Non-Binding Advisory Vote on Executive Compensation
Our Board of Directors recommends that shareholders vote to approve, on an advisory basis, the 2019 compensation paid to Alexion’s named executive officers (NEOs), as described in this proxy statement. Detailed information about the compensation paid to our NEOs can be found beginning on page 40. Highlights of our compensation program for 2019 and our compensation best practices follow.

Pay-for-Performance
Compensation is tied to the achievement of the Company’s short- and long-term financial, operational and strategic objectives that are designed to support shareholder value creation and our long-term objectives

A substantial portion of our annual cash bonus determinations have been based on the achievement of pre-established financial performance goals (and such goals have accounted for an increasing percentage of the target cash bonus) - 0% weighting for 2016, 50% for 2017 and 65% for 2018, 2019 and 2020

Since 2016, we have increased the portion of long-term incentives delivered in performance share units (PSUs) - 25% PSUs for 2016, 50% for 2017 and 65% for 2018, 2019 & 2020 (based on grant date value at target)

Other Executive Compensation Practices
The Leadership and Compensation Committee provides competitive total pay opportunities after consideration of many factors, including our strategy for enhancing shareholder value and long-term performance and a review of comparative market data

We maintain a clawback policy under which cash-and equity-based incentive compensation of our Chief Executive Officer (CEO) and other executive officers may be recovered by Alexion under certain circumstances in the event of a financial restatement

Compensation risk assessments are conducted annually by the Leadership and Compensation Committee
Options are not granted to executives or employees
Double-trigger equity vesting upon change in control
All employees, including directors and NEOs, are prohibited from entering into any hedging, pledging or derivative transactions in our stock
Our equity incentive plan prohibits the repricing or exchange of stock options without shareholder approval
The Leadership and Compensation Committee regularly reviews our share utilization levels and "burn rate"
NEOs are required to acquire and hold Alexion stock worth three to six times their base salary within five years of appointment
We do not provide 280G tax gross-ups
The Leadership and Compensation Committee retains an independent compensation consultant

Shareholder Proposal
Proposal 4 - Shareholder Proposal
Our Board of Directors recommends that shareholders vote AGAINST the shareholder proposal, which proposed to lower the threshold of shares required to call a special meeting from 25% to 10%. The current threshold of 25% strikes the appropriate balance between making extraordinary action available to shareholders while providing safeguards against abuse by a small minority of shareholders, corporate waste and disruption. Detailed information about the proposal and the Board’s recommendation can be found beginning on page 101.
Note About Forward-Looking Statements
This Proxy Statement contains certain forward-looking statements regarding business strategies, market potential, future value creation, future financial performance and other matters. The words "believe," "expect," "anticipate," "will," "forecast," "project" and similar expressions, among others,

2019 Proxy Statement Alexion Pharmaceuticals, Inc.	4

generally identify "forward-looking statements," which speak only as of the date the statements were made. The matters discussed in these forward-looking statements are subject to risks, uncertainties and other factors that may cause actual results to differ materially from those projected, anticipated or implied in the forward-looking statements. Where, in any forward-looking statement, an expectation or belief as to future results or events is expressed, such expectation or belief is based on the current plans and expectations, but there can be no assurance that the expectation or belief will result or be achieved or accomplished. Factors that could cause actual results or events to differ materially from those anticipated include the matters described in Alexion's Annual Report on Form 10-K for the year ended December 31, 2019 under Item 1A, "Risk Factors" and Item 7, "Management's Discussion and Analysis of Financial Condition and Results of Operations." Alexion does not undertake any obligation to update the forward-looking statements included in this proxy statement to reflect events or circumstances after the date hereof, unless Alexion is required by applicable securities law to do so.
Note Regarding Trademarks
We have proprietary rights to a number of registered and unregistered trademarks worldwide that we believe are important to our business, including but not limited to: ALEXION, the Alexion logo, ULTOMIRIS, SOLIRIS, STRENSIQ and KANUMA. We have, in certain cases, omitted the ®, © and ™ designations for these and other trademarks used in this Proxy Statement. Nevertheless, all rights to such trademarks are reserved. These and other trademarks referenced in this proxy statement are the property of their respective owners.

2019 Proxy Statement Alexion Pharmaceuticals, Inc.	5

General Information Regarding the Meeting
The Board of Directors of Alexion Pharmaceuticals, Inc. is soliciting your proxy to vote your shares at our 2020 Annual Meeting of Shareholders (Annual Meeting) to be held at 5:30 p.m. local time, on Wednesday, May 13, 2020 for the purposes summarized in the accompanying Notice of 2020 Annual Meeting of Shareholders. Our 2019 Annual Report is also available with this proxy statement.
Unless the context requires otherwise, references in this proxy statement to “Alexion,” the “Company,” “we,” “our” or “us” refer to Alexion Pharmaceuticals, Inc. and its subsidiaries.
The mailing address of our principal executive offices is Alexion Pharmaceuticals, Inc., 121 Seaport Boulevard, Boston, MA 02210. We will begin mailing the Notice of Internet Availability of Proxy Materials to shareholders on March 26, 2020. We will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to the beneficial owners of shares and will reimburse them for their expenses in so doing.
Why are we soliciting proxies?
We are furnishing this proxy statement and form of proxy to the holders of Alexion's common stock, par value $0.0001 per share, in connection with the solicitation by our Board of Directors of proxies for use at our 2020 Annual Meeting.
When and where is the 2020 Annual Meeting?
The 2020 Annual Meeting will be held on Wednesday, May 13, 2020 at the Seaport Hotel, 1 Seaport Lane, Boston, MA 02210 at 5:30 p.m. local time, or at any future date and time following an adjournment or postponement of the meeting.
What happens if the 2020 Annual Meeting is changed to a virtual meeting?
For the health and wellbeing of our employees and shareholders and due to the emerging public health impact of COVID-19, we are planning for the possibility that the 2020 Annual Meeting may be held virtually over the Internet. If we take this step, we will announce the decision to do so by April 29, 2020 via a press release and posting details on our website that will also be filed with the SEC as proxy material. A virtual meeting will have no impact on shareholders’ ability to provide their proxy by using the Internet or telephone or by completing, signing, dating and mailing their proxy card, each as explained in this proxy statement.
What business will be conducted at the 2020 Annual Meeting?
The business to be considered at the 2020 Annual Meeting is described in the accompanying Notice of Annual Meeting of Shareholders. Alexion's Board of Directors is not currently aware of any other business that will come before the meeting.
Who can vote?
The record date for voting is March 16, 2020. Only shareholders of record at the close of business on March 16, 2020 are entitled to notice of and to vote at the 2020 Annual Meeting and any adjournment or postponement of the meeting. On March 16, 2020, there were 222.1 million shares of our common stock outstanding. Each share is entitled to one vote on each of the matters to be presented at the 2020 Annual Meeting.

2019 Proxy Statement Alexion Pharmaceuticals, Inc.	6

Who can attend the 2020 Annual Meeting?
Attendance at the 2020 Annual Meeting will be limited to record or beneficial owners of Alexion common stock as of March 16, 2020 (or their authorized representatives). When you arrive at the meeting, you must present photo identification, such as a driver's license. If your shares are held by a bank, broker or other nominee, you must also present your bank or broker statement evidencing your beneficial ownership of Alexion common stock to gain admission to the 2020 Annual Meeting. Alexion reserves the right to deny admittance to anyone who cannot show sufficient proof of share ownership as of March 16, 2020.
Why did I receive a "Notice of Internet Availability of Proxy Materials" but no proxy materials?
We are distributing our proxy materials to certain shareholders via the Internet under the “Notice and Access” approach permitted by rules of the Securities and Exchange Commission, or SEC. This approach conserves natural resources and reduces our distribution costs, while providing a timely and convenient method of accessing the materials and voting. On March 26, 2020, we will begin mailing a “Notice of Internet Availability of Proxy Materials” to participating shareholders, containing instructions on how to access the proxy materials on the Internet.
What does it mean if I receive more than one Notice of Annual Meeting of Shareholders?
If you receive more than one Notice of Annual Meeting of Shareholders, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each Notice of Annual Meeting of Shareholders to ensure that all of your shares are voted.
Can I access the proxy materials on the Internet?
This Notice of Annual Meeting of Shareholders and proxy statement and our 2019 Annual Report are available at www.proxyvote.com. Instead of receiving future proxy statements and accompanying materials by mail, most shareholders can elect to receive an email that will provide electronic links to them. Opting to receive your proxy materials online will conserve natural resources and will save us the cost of producing documents and mailing them to you, and will also give you an electronic link to the proxy voting site.
What matters are being voted on at the 2020 Annual Meeting?
The following matters are being voted on at the 2020 Annual Meeting:

(1)	Elect the ten members of the Board of Directors named in the proxy statement, each to serve until the next Annual Meeting and until his or her successor has been duly elected and qualified.

(2)	Ratify the appointment of PricewaterhouseCoopers LLP as Alexion's independent registered public accounting firm for 2020.

(3)	A non-binding advisory vote on 2019 compensation paid to Alexion's named executive officers.

(4)
A shareholder proposal, if properly presented at the 2020 Annual Meeting, requesting that the Board amend the provisions set forth in Alexion's By-laws to lower the threshold for shareholders to call a special meeting of shareholders.

We do not know of any other matters that may come before the 2020 Annual Meeting. If any other matters are properly presented at the 2020 Annual Meeting, your form of proxy authorizes the individuals named as proxies to vote, or otherwise act, in accordance with their best judgment.

2019 Proxy Statement Alexion Pharmaceuticals, Inc.	7

How do I vote?
Whether or not you plan to attend the 2020 Annual Meeting, it is important that you vote.
If you own shares in your own name (a record owner), you can vote any one of four ways:

■	By Internet: Go to the Internet website – www.proxyvote.com – and follow the instructions. You must vote by 11:59 P.M. Eastern on May 12, 2020.

■
By Telephone: Call the toll-free number 800-690-6903 to vote by telephone. You must follow the instructions on your proxy card and the recorded telephone instructions. You must vote by 11:59 P.M. Eastern on May 12, 2020.

■
By Mail: Mark, sign and date the proxy card and return it promptly in the self-addressed, stamped envelope. If a proxy card is signed and returned without instructions, your shares will be voted in the manner recommended by our Board of Directors. Your proxy card must be received by May 12, 2020.

■	In Person: You can attend the 2020 Annual Meeting to vote by ballot.
If your shares are held in a brokerage account in your broker's name, you will receive voting instructions from your bank, broker or other nominee that you must follow in order for your shares to be voted. Internet and telephone voting also will be offered to shareholders owning shares through most banks and brokers (if your bank or broker offers Internet or telephone voting, you will need to follow the instructions provided by your bank or broker to vote using the Internet or telephone).
If you vote via the Internet or by telephone, your electronic vote authorizes the named proxies in the same manner as if you signed, dated and returned your proxy card. If you vote via the Internet or by telephone, you should not mail a proxy card.
How can I change or revoke my vote?
You may revoke the authority granted by your execution of a proxy at any time prior to the 2020 Annual Meeting by:

■	filing a timely written notice of revocation with the Corporate Secretary, Alexion Pharmaceuticals, Inc., 121 Seaport Boulevard, Boston, MA 02210;

■	mailing a duly executed proxy bearing a later date;

■	re-voting by phone or the Internet prior to the date and time described in this proxy statement; or

■	voting in person at the 2020 Annual Meeting.
Only your latest vote will be counted at the 2020 Annual Meeting.
What constitutes a quorum?
The holders of a majority of the outstanding shares of common stock entitled to vote must be present in person or represented by proxy to constitute a quorum at the 2020 Annual Meeting. Abstentions and "broker non-votes" (as described below) will be counted for purposes of determining the presence of a quorum.
What vote is required for each proposal?

2019 Proxy Statement Alexion Pharmaceuticals, Inc.	8

		Board's Recommendation	Broker Discretionary Voting Allowed	Abstentions	Required Vote
Proposal 1	Election of Directors	FOR ALL Nominees identified in this Proxy Statement	No	No effect	Majority of votes cast
Proposal 2	Ratification of PricewaterhouseCoopers LLP as independent auditors for 2020	FOR	Yes	No effect	Majority of votes cast
Proposal 3	Non-binding Advisory Vote on 2019 Executive Compensation	FOR	No	No effect	Majority of votes cast
Shareholder Proposal
Proposal 4	Requesting that the Board Amend Alexion's By-laws to Lower the Threshold to call a special meeting	AGAINST	No	No effect	Majority of votes cast

If you are the beneficial owner of common stock, your bank, broker or other nominee, as the record holder of the shares, is required to vote your shares in accordance with your instructions. If no voting instructions are provided, these record holders can vote your shares only on discretionary, or routine, matters and not on non-discretionary, or non-routine, matters. The only discretionary matter at the 2020 Annual Meeting is proposal 2, the ratification of PricewaterhouseCoopers LLP as independent auditors for 2020. Uninstructed shares whose votes cannot be counted on non-routine matters result in what are commonly referred to as “broker non-votes.” Broker non-votes will not have any effect on proposals 1, 3 and 4. We urge you to timely provide instructions to your bank, broker or other nominee so that your votes may be counted on each of these important matters. We do not expect any broker non-votes on proposal 2, since brokers have discretionary authority to vote on this matter.
How do I make sure my vote will be counted?
If you are a record holder on the Record Date (March 16, 2020) for the 2020 Annual Meeting you must vote by telephone, by Internet, by signing, dating and returning a printed proxy card, or by attending the 2020 Annual Meeting.
If you are the beneficial owner of shares held in "street name," your bank, broker or other nominee, as the record holder of the shares, is required to vote those shares in accordance with your instructions. If instructions are not provided, the broker's ability to vote the shares depends on the proposal. As noted above, your bank, broker or other nominee has discretionary authority to vote your shares on "routine" matters, even absent instructions. A broker may not, however, vote on "non-routine" matters without receiving specific voting instructions from you. Broker non-votes will not be counted in calculating whether a majority of the votes have been voted in favor of proposals 1, 3 and 4.
Who will serve as inspector of election?

2019 Proxy Statement Alexion Pharmaceuticals, Inc.	9

A representative of Broadridge Financial Solutions, Inc. will serve as the inspector of elections and will tabulate all proxies, ballots, and voting tabulations that identify shareholders. The inspector of elections is independent of Alexion.
Who solicits proxies and bears the costs of solicitation?
Proxies may be solicited, without extra compensation, by officers, agents and employees of Alexion who may communicate with shareholders, banks, brokerage houses and others by telephone, facsimile, email or in person to request that proxies be furnished. All expenses incurred in connection with this solicitation will be paid for by Alexion.
When will the results of the matters voted on at the Annual Meeting be available?
We will publish the voting results of the 2020 Annual Meeting in a Current Report on Form 8-K filed with the SEC within four business days after the end of the 2020 Annual Meeting. You will be able to find a copy of this Form 8-K on the Internet through the SEC’s electronic data system, called EDGAR, at www.sec.gov or on the Investors page at www.alexion.com. No information that may be accessed on either of these websites will be deemed to be incorporated by reference or constitute a part of this proxy statement.

2019 Proxy Statement Alexion Pharmaceuticals, Inc.	10

Proposal No. 1 – Election Of Directors
Ten directors have been nominated for election at the 2020 Annual Meeting to serve until the next annual meeting of shareholders and until their successors have been duly elected and qualified. In the event any of the nominees are unable to serve as a director, the shares represented by the proxy will be voted for such other candidate, if any, who is nominated by the Board to replace the nominee. All nominees have consented to be named in the proxy statement and have indicated their intent to serve if elected. The Board has no reason to believe that any of the nominees will be unable to serve. Pursuant to our By-Laws, Alexion's directors are elected by majority vote in uncontested director elections, such as this one. The voting standard for contested director elections is a plurality standard. The majority voting standard provides that a nominee for director in an uncontested election will be elected to Alexion's Board if the votes cast "for" such nominee's election exceed the votes cast "against" such nominee's election. In an uncontested election, an incumbent director nominee who does not receive the required votes for re-election is required to tender his or her resignation and the Nominating and Corporate Governance Committee will recommend to the Board whether to accept or reject the resignation. Within 90 days following certification of the election results, the Board will act on the committee's recommendation and publicly disclose the Board's decision regarding the tendered resignation, including the rationale for the decision.
The number of candidates for election as directors at the 2020 Annual Meeting is the same as the number of directors to be elected at the meeting. Therefore, this is an uncontested election and directors will be elected by the affirmative vote of a majority of the votes cast by the shares present or represented and entitled to vote at the 2020 Annual Meeting, in person or by proxy. The nominees for election as director are those identified in this proxy statement.
THE BOARD OF DIRECTORS DEEMS "PROPOSAL NO. 1 – ELECTION OF DIRECTORS" TO BE IN THE BEST INTERESTS OF ALEXION AND OUR SHAREHOLDERS AND RECOMMENDS A VOTE "FOR" EACH NOMINEE.

2019 Proxy Statement Alexion Pharmaceuticals, Inc.	11

General Information About The Board Of Directors
Each director nominee, if elected, will serve until the next annual meeting of shareholders and until his or her successor has been duly elected and qualified. Each officer of the Company serves at the discretion of the Board. Dr. Hantson, our Chief Executive Officer and a director, is party to an employment agreement with Alexion.
The Board seeks independent directors who represent a range of viewpoints, backgrounds, skills, experience and expertise. Directors should possess the attributes necessary to be an effective member of the Board, including the following: personal and professional integrity, high ethical values, sound business judgment, demonstrated exceptional business and professional skills and experience, teamwork and a commitment to the long-term interests of Alexion and its shareholders. In evaluating candidates, the Nominating and Corporate Governance Committee also considers potential conflicts of interest, diversity, the requirement to maintain a Board that is composed of a majority of independent directors, and the extent to which a candidate would fill a present or anticipated need. In any particular situation, the Nominating and Corporate Governance Committee may focus on individuals possessing a particular background, experience or qualifications which the Committee believes would be important to enhance the effectiveness of the Board.
In early 2019, the Nominating and Corporate Governance Committee adopted the "Rooney Rule" under which the Committee agreed to include for the purpose of filling any vacancy, and have any search firm that it engages include, gender and ethnic diverse candidates in the pool from which the Committee recommends director candidates. The current Alexion directors represent a desirable range of viewpoints, backgrounds, skills, experience and expertise. The biography of each director nominee and a description of certain specific experiences, qualifications, attributes and skills of each director that led the Board to conclude that the individual should serve as a director are described below.
To align with Alexion's corporate strategy announced in 2017, the Board undertook a significant refreshment exercise to primarily add directors with biopharmaceutical experience as chief executive officers. The Board has appointed four independent directors since September 2017 with deep industry experience, including three industry veterans and former and current chief executive officers. Two of the four new directors were women. If all nominees are elected at the annual meeting, the Board will consist of 90% independent directors, with average tenure of approximately 4.4 years.
The composition of the Board of Directors was engineered with the principal goal of bringing together individuals who have deep and significant experience building shareholder value at public companies similar to Alexion. As publicly stated during 2019, the Board is focused on delivering long-term shareholder value by advancing our mission of developing and delivering transformative medicines for people with rare diseases. The following is a summary of the characteristics of our Board that positions them to deliver shareholder value:

•	Nine of our 10 directors have years of C-suite level experience, with 6 current or former CEOs;

•
Eight of 10 directors have experience working for pharmaceutical or biopharmaceutical companies (and the final two directors are: an investment advisor focused on investments in life science and biotechnology companies and a former human resources executive who brings critical insight and experience to the design of our executive compensation program);

2019 Proxy Statement Alexion Pharmaceuticals, Inc.	12

•	All 10 directors have experience acquiring and/or divesting businesses and technologies and evaluating strategic corporate decisions; and

•
All directors bring unique specialties to the Board, including biotech/pharmaceuticals investing experience, quality and manufacturing, human resources, compensation design and implementation, legal and compliance, public accounting expertise, medical research and product research and development.

Felix J. Baker
Age: 51
Dr. Baker is Co-Managing Member of Baker Bros. Advisors LP, an investment advisor focused on investments in life science and biotechnology companies. Dr. Baker and his brother, Julian Baker, started their fund management careers in 1994 when they co-founded a biotechnology investing partnership with the Tisch Family. In 2000, they founded Baker Bros. Dr. Baker holds a B.S. and a Ph.D. in Immunology from Stanford University, where he also completed two years of medical school.

Alexion Director Since: 2015
Committee Memberships: Nominating and Corporate Governance, Science and Innovation (Chair)
Other Public Company Directorships
Current: Seattle Genetics, Inc., Kodiak Sciences, Inc., Kiniksa Pharmaceuticals, LTD.
Past 5 Years: Synageva BioPharma Corp.

Qualifications
■ Broad experience serving as both a director and investor of biotechnology companies providing a strategic perspective of the industry
■ Extensive experience evaluating and developing strategic business plans in the biotechnology industry
■ Deep transaction experience in the biotechnology industry providing tremendous value in evaluating external opportunities
■ Significant industry and product development knowledge from a more than 25 year career investing in biotechnology companies

2019 Proxy Statement Alexion Pharmaceuticals, Inc.	13

David R. Brennan, Chairman of the Board
Age: 66
Mr. Brennan served as Interim Chief Executive Officer of Alexion from December 11, 2016 to March 27, 2017. From 2006 to 2012, he was Chief Executive Officer and Executive Director of AstraZeneca PLC, one of the world’s largest pharmaceutical companies. Mr. Brennan worked for Astra Merck, Astra, and AstraZeneca in increasing roles of responsibility from 1992 through 2012, including as Executive Vice President of North America from 2001 to 2006, and as Senior Vice President of Commercialization and Portfolio Management from 1999 to 2001. Prior to the merger of Astra AB and Zeneca Plc, he served as Senior Vice President of Business Planning and Development of Astra Pharmaceuticals LP, the American subsidiary of Astra AB. Mr. Brennan began his career at Merck and Co. Inc., where he rose from Sales Representative in the U.S. Division to General Manager of Chibret International, a French subsidiary of Merck. He received a BA in business administration from Gettysburg College, where he is the Chairman of the Board of Trustees.

Alexion Director Since: 2014
Committee Memberships: Leadership and Compensation, Nominating and Corporate Governance
Other Public Company Directorships
Current: Insmed Incorporated
Past 5 Years: Innocoll Holdings plc

Qualifications
■ Extensive experience as an executive leader in the pharmaceutical industry, serving as chief executive officer of one of the largest multinational pharmaceutical companies in the world
■ Significant industry and regulatory knowledge from a more than 39 year career in the pharmaceutical industry and serving as a director on multiple public company and industry trade group boards
■ Extensive experience evaluating and developing complex strategic business plans
■ Brings valued operational perspectives to the Board on matters of talent recruiting and development, executive compensation, benefits and leadership
■ Extensive global and M&A experience

Christopher J. Coughlin
Age: 67
Mr. Coughlin served as Advisor to the Chairman and CEO of Tyco International Ltd., a global provider of diversified products, services and industries, from 2010 to 2012, and as Executive Vice President and Chief Financial Officer of Tyco from 2005 to 2010, during a period of significant international growth and restructuring. Mr. Coughlin previously served at the Interpublic Group of Companies, Inc. as Executive Vice President, Chief Operating Officer from 2003 to 2004. From 1998 to 2003, he served as Executive Vice President and Chief Financial Officer of Pharmacia Corporation. From 1997 to1998, he was President, International at Nabisco Group Holdings and from 1996 to 1997 was Executive Vice President and Chief Financial Officer of Nabisco. From 1981 to 1996, Mr. Coughlin held various positions with Sterling Winthrop Incorporated, including Chief Financial Officer. Mr. Coughlin received a BS in accounting from Boston College. Mr. Coughlin is an audit committee financial expert.

Alexion Director Since: 2014
Committee Memberships: Audit and Finance (Chair), Leadership and Compensation
Other Public Company Directorships
Current: Allergan plc, Prestige Consumer Healthcare Inc.
Past 5 Years: Covidien Ltd., Dun & Bradstreet Corp., Dipexium Pharmaceuticals, Forest Laboratories, Hologic Inc.

Qualifications
■ Extensive experience in complex financial and accounting matters, including public accounting and reporting
■ Extensive experience evaluating and developing strategic goals for global organizations
■ Broad experience serving on public international and domestic company boards provides valued perspective on corporate governance and financial matters
■ Extensive operational experience managing complex global organizations

2019 Proxy Statement Alexion Pharmaceuticals, Inc.	14

Deborah Dunsire
Age: 57
Since September 1, 2018, Dr. Dunsire has served as President and Chief Executive Officer of H. Lundbeck A/S. From 2005 to 2013, Dr. Dunsire served as President and Chief Executive Officer of Millennium Pharmaceuticals, Inc., where she led the transformation of the company into a biotechnology industry leader. Prior to Millennium, which became Takeda Oncology, Dr. Dunsire led the Novartis North America Oncology Business through a period of significant growth during her 10-year tenure. She also previously served as President and Chief Executive Officer of FORUM Pharmaceuticals and in a variety of Research and Development and Commercial positions with Sandoz AG. From January 2017 until March 2017, Dr. Dunsire served as President and Chief Executive Officer of XTuit Pharmaceuticals, Inc., a privately held biopharmaceutical company developing novel therapeutics. Dr. Dunsire received her medical degree from the University of Witwatersrand, Johannesburg, South Africa.

Alexion Director Since: 2018
Committee Memberships: Science and Innovation, Leadership and Compensation
Other Public Company Directorships
Current: Ultragenyx Pharmaceutical, Inc.
Past 5 Years: Allergan Inc., Takeda Pharmaceuticals, Inc.

Qualifications
■ More than thirty years of experience in the biopharmaceutical industry
■ Brings value to the Board through experience as a chief executive officer of innovative companies focused on drug research and development
■ Extensive experience leading complex drug discovery, development and commercialization organizations
■ Possesses deep scientific and medical expertise

Paul Friedman
Age: 77
Since July 2016, Dr. Friedman has served as Chairman of the Board of Directors and Chief Executive Officer of Madrigal Pharmaceuticals. Dr. Friedman served as the CEO and a Director of Incyte Corporation from November 2001 until his retirement in January 2014. He served as President of Research & Development for the DuPont-Merck Pharmaceutical Company, and also as President of DuPont Pharmaceuticals Research Laboratories, a wholly owned subsidiary of the DuPont Company. He has also held executive and R&D positions with DuPont Pharmaceuticals Research Laboratories, Merck Research Laboratories, and Merck Sharp & Dohme Corporation. Prior to his tenures at Merck and DuPont, Dr. Friedman was an Associate Professor of Medicine and Pharmacology at Harvard Medical School. Dr. Friedman is a diplomat of the American Board of Internal Medicine and a member of the American Society of Clinical Investigation. Dr. Friedman received his A.B. in Biology from Princeton University and his M.D. from Harvard Medical School.

Alexion Director Since: 2017
Committee Memberships: Nominating and Corporate Governance, Science and Innovation
Other Public Company Directorships
Current: Incyte Corporation, Madrigal Pharmaceuticals, Inc.
Past 5 Years: Cerulean Pharmaceuticals, Inc., Synta Pharmaceuticals, Inc., Verastem Pharmaceuticals

Qualifications
■ More than 40 years of experience in the biopharmaceutical industry
■ Deep experience in research and both early and late stage clinical development
■    Extensive experience building and leading R&D organizations, expanding company pipelines of assets, and overseeing the commercial development of innovative therapeutic products across a range of areas

■ Brings valuable perspectives to the Board as a chief executive officer in the biopharmaceutical industry

2019 Proxy Statement Alexion Pharmaceuticals, Inc.	15

Ludwig N. Hantson
Age: 57
Dr. Hantson became Chief Executive Officer of Alexion on March 27, 2017. Prior to joining Alexion, Dr. Hantson was President and Chief Executive Officer of Baxalta Incorporated. He led Baxalta’s successful spin-off as a public company from Baxter International Inc. in July 2015 where he was President of Baxter BioScience. He joined Baxter in May 2010 and established the BioScience division as an innovative specialty and rare disease company with a pipeline of 25 new product candidates, and 13 product launches. Prior to Baxter, from 2001 to 2010, Dr. Hantson held several leadership roles at Novartis AG, including CEO of Pharma North America, CEO of Europe, and President of Pharma Canada. Prior to Novartis, Dr. Hantson spent 13 years with Johnson & Johnson in roles of increasing responsibility in marketing and research and development. Dr. Hantson received his Ph.D. in motor rehabilitation and physical therapy, Master’s degree in physical education, and a certification in high secondary education, all from the University of Louvain in Belgium.

Alexion Director Since: 2017
Committee Memberships: None
Other Public Company Directorships
Current: Hologic, Inc.
Past 5 Years: Baxalta Incorporated, Baxter International Inc.

Qualifications
■ More than 30 years of experience in the biopharmaceutical industry
■ Extensive experience as an executive leading global, innovative organizations
■ Deep development, regulatory and commercial experience in the biopharmaceutical industry
■ Chief Executive Officer of Alexion

John T. Mollen
Age: 69
Mr. Mollen served as Executive Vice President, Human Resources of EMC Corporation from May 2006 until his retirement in February 2014, including two years as special advisor to the President. He joined EMC as Senior Vice President, Human Resources in September 1999. Prior to joining EMC, Mr. Mollen was Senior Vice President of Human Resources with Citigroup Inc., a financial services company, from July 1997 to September 1999. Prior to Citigroup, he held a number of positions of increasing responsibility with Harris Corp., an international communications and technology company, including Vice President of Administration. Mr. Mollen serves as a director for a number of not-for-profit and professional boards, including the New England Healthcare Institute, the HR Policy Association, and the Center on Executive Compensation, and is an advisory board member for Working Mother magazine, and he is Chairman of the Board of Trustees of Worcester Polytechnic Institute. Mr. Mollen received a B.A. in Economics from St. John Fisher College, and a Master's degree in Labor Relations from St. Francis College in Pennsylvania.

Alexion Director Since: 2014
Committee Memberships: Audit and Finance, Leadership and Compensation (Chair)
Other Public Company Directorships
Current: None
Past 5 Years: None

Qualifications
■ Significant experience in executive compensation policy and administration
■ More than 30 years as chief human resources senior executive
■ Extensive operational experience leading human resource function for large, public, complex, global organizations, including a Fortune 200 company
■ Brings valued operational perspectives to the Board on matters of talent recruiting and development, executive compensation, benefits and leadership
■ Extensive global and deep M&A experience

2019 Proxy Statement Alexion Pharmaceuticals, Inc.	16

Francois Nader
Age: 63
Dr. Nader served as President, Chief Executive Officer, and Executive Director of NPS Pharma, a global biotechnology company that was focused on delivering innovative therapies to patients with rare diseases, from 2008 to 2015. Prior to NPS, Dr. Nader was a venture partner at Care Capital, a venture capital firm. He previously served on the North America Leadership Team of Aventis Pharma and its predecessor companies, holding a number of executive positions in integrated healthcare markets and medical and regulatory affairs. He also led global commercial operations at the Pasteur Vaccines division of Rhone-Poulenc. Dr. Nader earned his French Doctorate in Medicine from St. Joseph University in Lebanon and a physician executive MBA from the University of Tennessee. Dr. Nader is an audit committee financial expert.

Alexion Director Since: 2017
Committee Memberships: Audit and Finance, Science and Innovation
Other Public Company Directorships
Current: Acceleron Pharma, Inc., Moderna, Inc., Prevail Therapeutics Inc.
Past 5 Years: Clementia Pharmaceuticals, Inc., Advanced Accelerator Applications, Inc., Baxalta Incorporated, NPS Pharmaceuticals, Inc., Trevena, Inc.

Qualifications
■ Extensive experience in the biopharmaceutical industry
■ Broad experience with organizations focused on developing and launching rare disease therapies
■ Experienced biopharmaceutical chief executive officer with strong background across both commercial and R&D functions
■ Deep experience investing in biotechnology companies providing valuable insight in evaluating internal development product initiatives and external opportunities

Judith Reinsdorf
Age: 56
Ms. Reinsdorf previously served as Executive Vice President and General Counsel of Johnson Controls International, a global leader in building products and technology and integrated solutions from September 2016 to November 2017, following its merger with Tyco International, where she served as Executive Vice President and General Counsel from March 2007 until September 2016. Prior to Johnson Controls, Ms. Reinsdorf served as Vice President, General Counsel and Secretary of C. R. Bard, Inc., as Vice President and Corporate Secretary of Tyco, as Vice President and Associate General Counsel of Pharmacia Corporation, and as Assistant General Counsel and Chief Legal Counsel, Corporate, at Monsanto Company. Ms. Reinsdorf earned her bachelor’s degree from the University of Rochester and her J.D. from Cornell Law School.

Alexion Director Since: 2018
Committee Memberships: Audit and Finance, Nominating and Corporate Governance (Chair)
Other Public Company Directorships
Current: None
Past 5 Years: Dun & Bradstreet Corp.

Qualifications
■ Brings strong corporate governance, compliance and legal expertise to the Board
■ Broad experience in global compliance, strategic planning, data privacy, and regulatory matters
■ Extensive experience leading legal functions at large U.S. public companies with global operations and in regulated industries
■ Extensive global and deep M&A experience

2019 Proxy Statement Alexion Pharmaceuticals, Inc.	17

Andreas Rummelt
Age: 63
Dr. Rummelt has served as the Chief Executive Officer of InterPharmaLink AG, a management consulting firm focused on advising companies in the healthcare industry, since January 2011. From December 2008 until January 2010, Dr. Rummelt was Group Head of Quality Assurance and Technical Operations at Novartis. He had been a member of the Executive Committee of Novartis from January 2006 until his resignation in January 2010. He joined Sandoz Pharma Ltd. in 1985 and held various positions of increasing responsibility in pharma development. In 1994, he was appointed Head of Worldwide Technical Research and Development, a position he retained following the merger that created Novartis in 1996. From 1999 to 2004, Dr. Rummelt served as Head of Technical Operations of the Novartis Pharmaceuticals Division and from 2004 to 2008 as Global CEO of Sandoz. Dr. Rummelt graduated with a Ph.D. in pharmaceutical sciences from the University of Erlangen-Nuernberg, Germany.

Alexion Director Since: 2010
Committee Memberships: Nominating and Corporate Governance, Science and Innovation
Other Public Company Directorships
Current: None
Past 5 Years: None

Qualifications
■ More than 25 years in the areas of pharmaceutical manufacturing, quality and technical development, providing an important perspective to the Board and to management
■ More than 20 years in executive management positions in the pharmaceutical industry, including as a chief executive officer and as a senior executive of a large, multinational pharmaceutical company
■ Possesses a broad understanding of international business operations, particularly with respect to manufacturing, quality and technical matters
Our Board possesses a deep and broad set of skills and experiences that facilitate strong oversight and strategic direction for a global biopharmaceutical company. Each director is individually qualified to make unique and substantial contributions to our Board based upon the experience, knowledge and skills that they have obtained in the course of their extensive careers. Collectively, our directors’ diverse viewpoints and independent mindedness enhance the quality and effectiveness of Board deliberations and decision making and, as evidenced in the matrix below, there are numerous important views and perspectives that are represented in our Board deliberations and decisions. Our Board is a dynamic group, providing an appropriate balance of executive, financial and regulatory knowledge that are necessary for oversight of a global biopharmaceutical company. The lack of a mark in any particular area does not necessarily signify a director's lack of qualification or experience in such area. This blend of qualifications, attributes, tenure and independence results in highly effective leadership and is summarized below.

2019 Proxy Statement Alexion Pharmaceuticals, Inc.	18

	Brennan	Baker	Coughlin	Dunsire	Friedman	Hantson	Mollen	Nader	Reinsdorf	Rummelt
SKILLS AND EXPERIENCE
C-Level Leadership at a Public Company	✓		✓	✓	✓	✓	✓	✓	✓	✓
Public Company Board Experience	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Global Business Experience	✓	✓	✓	✓	✓	✓	✓	✓		✓
Pharmaceutical/Biopharmaceutical Industry	✓	✓	✓	✓	✓	✓		✓	✓	✓
Investment/Portfolio Management/Venture Capital		✓						✓
Accounting/Financial Reporting Expertise			✓					✓
Finance/Capital Management and Allocation		✓	✓			✓		✓
Manufacturing/Quality/Assurance				✓		✓				✓
Compensation/Talent Management/Human Resources	✓		✓	✓		✓	✓	✓
Government Affairs/Public Policy	✓		✓	✓			✓		✓
Research/Academic Experience		✓			✓	✓				✓
Product Development Experience				✓	✓	✓		✓		✓
Corporate Social Responsibility/Sustainability/Environmental				✓		✓			✓
PhD/MD/Medical training, education or background		✓		✓	✓	✓		✓		✓
Corporate Governance/Legal	✓			✓			✓	✓	✓
Shareholder Relations	✓	✓	✓	✓	✓	✓		✓		✓
Regulatory/FDA		✓	✓	✓		✓		✓	✓
M&A/Technology Acquisition	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Business Ethics/Compliance			✓			✓			✓
Enterprise Risk Management	✓		✓	✓		✓		✓	✓	✓
DIVERSITY
Gender	Male	Male	Male	Female	Male	Male	Male	Male	Female	Male
Ethnicity	White/Caucasian	White/Caucasian	White/Caucasian	White/Caucasian	White/Caucasian	White/Caucasian	White/Caucasian	White/Caucasian	White/Caucasian	White/Caucasian
Age	66	51	67	57	77	57	69	63	56	63
TENURE
Years on Board (as of May 13, 2020)	6	5	6	2	3	3	6	3	2	10
INDEPENDENCE
Director is independent under Securities and Exchange Commission and NASDAQ Marketplace Rules	Yes	Yes	Yes	Yes	Yes	No	Yes	Yes	Yes	Yes

2019 Proxy Statement Alexion Pharmaceuticals, Inc.	19

Strategic Transactional Expertise at the Board Level
As noted above, the members of our Board possess a broad and diverse range of viewpoints, backgrounds, skills, experience and expertise that have been integral to Alexion’s strong performance and to achieving sustainable value creation in the short, medium and long term. Members of our Board bring to Alexion extensive experience advising companies, at the management and board level, and in a broad range of strategic and transactional matters. Our Board’s collective knowledge of corporate strategy and operations is a valuable resource for Alexion. Listed below is an overview of each Board member’s deal experience (companies highlighted in bold denote entities where the director served on the board and/or management at the time of the transaction):
David Brennan - Chairman
Sell-Side

•	GlaxoSmithKlein plc’s acquisition of AstraZeneca plc’s OTC products (2009)

•	Gurnet Point Capital’s acquisition of Innocoll Holdings plc (2017)

Buy-Side

•	AstraZeneca plc’s acquisitions of Cambridge Antibody Technology (2006), MedImmune (2007) and Novexel SA (2009)

•	MedImmune LLC’s acquisitions of AlphaCore Pharma LLC (2013), Amplimmune, Inc. (2013) AZ and Spirogen Ltd. (2013), Allozyne, Inc. (2014) and Definiens AG (2014)

Andreas Rummelt - Director
Sell-Side

•	Nordic Capital and Avista Capital Holding’s acquisition of a majority stake in Acino Holding AG (2013)

•	Rentschler Biotechnologie GmbH‘s acquisition of a minority stake in LeukoCare AG (2017)

•	Novo A/S’s acquisition of Xellia Pharmaceuticals AS (2013)

•	Eurofins Group acquisition of Selcia Ltd. (2017)

•	Zentiva Group’s acquisition of the central and eastern European business of Alvogen (2019)

Buy-Side

•	Novartis AG’s acquisition of Hexal AG and Eon Labs (2005)

•	Sandoz AG’s acquisition of Ebewe (2009)

•	CVC Capital Partner’s and Temasek’s acquisition of Alvogen (2015) (supported by InterPharmaLink AG)

•	Alvogen’s acquisition of County Line Pharmaceuticals (2016)

Christopher J. Coughlin - Director
Sell-Side

•	Abbvie, Inc’s pending acquisition of Allergan plc (2019)

•	Pfizer Inc.’s proposed acquisition of Allergan plc (2016)

•	Medtronic, Inc.’s acquisition of Covidien plc (2015)

•	Actavis plc’s acquisition of Forest Laboratories, Inc. (2014)

•	Pharmacia Corporation’s spin-off of Monsanto Company (2002)

•	Pharmacia's sale of a stake in Amersham Biosciences (2001)

•	Sanofi Group’s acquisition of Sterling Winthrop’s prescription drug business (1994)

•	Smithkline Beecham’s acquisition of Sterling Winthrop’s over-the-counter medicine’s business (1994)

•	Tyco International Ltd.’s sale of Tyco’s A&E Products Group to Apollo Global Management (2005)

•	Separation of Tyco International Ltd. (2012)

2019 Proxy Statement Alexion Pharmaceuticals, Inc.	20

Buy-Side

•	Actavis plc’s acquisition of Allergan plc (2015)

•
Allergan plc’s acquisitions of ForSight VISION5, Inc. (2016), LifeCell Corp. (2016), Motus Therapeutics, Inc. (2016), Tobira Therapeutics, Inc.(2016), Vitae Pharmaceuticals Inc. (2016), RetroSense Therapeutics LLC (2016), ZELTIQ Aesthetics, Inc. (2017), Bonti, Inc. (2018), Chase Pharmaceuticals Corp. (2018), Elastagen Pty Ltd. (2018)

•
Covidien plc’s acquisitions of Somanetics Corp. (2010), BÂRRX Medical, Inc. (2011), superDimension Ltd. (2012), CV Ingenuity Corp. (2012), Oridion Systems Ltd. (2012), Newport Medical Instruments, Inc. (2012), ev3, Inc. (2010) and Given Imaging Ltd. (2013), New Wave Surgical Corp. (2014)

•	Forest Laboratories, Inc.’s acquisition of Furiex Pharmaceuticals, Inc. (2014) and Aptalis Holdings, Inc. (2014)

•	Pharmacia’s acquisition of Sugen Inc. (1999)

•	Pharmacia’s merger with Monsanto Co. (2000)

•	Tyco International Inc.’s acquisition of Broadview Security (2010)

Deborah Dunsire - Director
Sell-Side

•	Actavis plc’s acquisition of Allergan plc (2015)

•	Valeant Pharmaceuticals/Pershing Square’s attempted acquisition of Allergan plc (2014)

•	Millennium Pharmaceuticals, Inc. performs market check in response to an unsolicited bid and decision made not to sell the company (2006)

•	Takeda Pharmaceutical Co. Ltd.’s acquisition of Millenium Pharmaceuticals, Inc. (2008)

Buy-Side

•	Allergan plc’s acquisitions of MAP Pharmaceuticals, Inc. (2011), Vicept Therapeutics, Inc. (2011) and SkinMedica, Inc. (2012)

•	Allergan plc’s proposed acquisition of Salix Pharmaceuticals Ltd. (2014)

•	H. Lundbeck A/S’s acquisitions of Abide Therapeutics, Inc. (2019) and Alder Biopharmaceuticals, Inc. (2019)

•	Millennium Pharmaceuticals, Inc. proposed “white knight” acquisition of AnorMED, Inc. 2006)

•	Takeda Pharmaceutical Co. Ltd.’s acquisition of Nycomed (2011) and Intellikine (2011)

•	Ultragenyx Pharmaceutical, Inc.’s acquisition of Dimension Therapeutics, Inc. (2017)

Felix J. Baker - Director
Sell-Side

•	AstraZeneca plc’s acquisition of Ardea Biosciences, Inc. (2012)

•	EXACT Sciences Corp.’s acquisition of Genomic Health, Inc. (2019)

•	Alexion Pharmaceutical, Inc.’s acquisition of Synageva BioPharma Corp. (2015)

•	Genzyme Corp.’s acquisition of AnorMED, Inc. (2006)

Buy-Side

•	Seattle Genetics, Inc.’s acquisition of Cascadian Therapeutics, Inc. (2018)

Francois Nader - Director
Sell-Side

•	Novartis AG’s acquisition of Advanced Accelerator Applications, SA (2018)

•	Ipsen Biopharmaceuticals’ acquisition of Clementia Pharmaceuticals Inc. (2019)

•	Shire plc’s acquisition of Baxalta, Inc. (2016)

•	Silicon Valley Bank’s acquisition of Leerink Holdings LLC (2018)

•	Hisamitsu Pharmaceutical Co., Inc.’s acquisition of Noven Pharmaceuticals, Inc. (2009)

•	Shire plc’s acquisition of NPS Pharmaceuticals, Inc. (2015)

Buy-Side

2019 Proxy Statement Alexion Pharmaceuticals, Inc.	21

•	Baxalta, Inc’s acquisition of Sigma Tau Finanziaria SpA’s Oncaspar Portfolio (2015)

John T. Mollen - Director
Sell-Side

•	Dell Inc.’s acquisition of EMC Corp. (2015)

Buy-Side

•	EMC Corp.’s acquisition of Data General (2002), Documentum (2003), VMware, Inc. (2004), RSA Security (2006), Data Domain, Inc. (2009), Greenplum (2010), Pivotal Labs (2012)

Judith A. Reinsdorf - Director
Sell-Side

•	Thomas H. Lee Partners LP’s acquisition of Dun & Bradstreet Corp. (2018)

•	Tyco International plc’s acquisition of Johnson Controls, Inc. (2016)

•	Johnson Controls, Inc. sale of Scott Safety to 3M Co. (2017)

•	Pfizer Inc.’s acquisition of Pharmacia Corporation (2003)

•	Tyco International Inc.’s spin-off of ADT Corp. (2012)

Buy-Side

•	Dun & Bradstreet Corp.’s acquisitions of NetProspex, Inc. (2015) and Avention, Inc. (2017)

•	Pharmacia’s merger with Monsanto Co. (2000)

•	Tyco International Inc.’s acquisition of Broadview Security (2010)

•	Tyco International Inc.’s merger of Tyco Flow Control business into Pentair Ltd. (via reverse Morris trust) (2012)

Ludwig Hantson - Chief Executive Officer and Director
Sell-Side

•	Shire plc’s acquisition of Baxalta, Inc. (2016)

•	Baxter International Inc.’s spin off of Baxalta Inc. (2015)

•	Hologic Inc.’s divestiture of its Cynosure medical aesthetics business (2019)

Buy-Side

•
Baxter International Inc.’s acquisitions of Archemix Corp. (2010), Baxa Corp. (2011), Prism Pharmaceuticals, Inc. (2011), Gambro AB (2012), AesRX LLC (2014), Chatham Therapeutics LLC (2014), SuppreMol GmbH (2015), Sigma-Tau Pharma Ltd. (2015)

•	Baxalta Inc.’s acquisition of Sigma Tau Finanziaria SpA’s Oncaspar Portfolio (2015)

•	Hologic, Inc.’s acquisition of a minority stake in SuperSonic Imagine (2019)

•	Novartis International AG’s acquisition of Alcon Laboratories, Inc. (2008)

Paul A. Friedman - Director
Sell-Side

•	Endo International plc’s acquisition of Auxilium Pharmaceuticals LLC (2014)

•	Warburg Pincus’s acquisition of Bausch & Lomb, Inc. (2007)

•	Actavis plc’s acquisition of Durata Therapeutics, Inc. (2014)

Buy-Side

•	Auxilium Pharmaceuticals LLC’s acquisition of Actient Pharmaceuticals LLC (2013)

•	Synta Pharmaceuticals Corp.’s acquisition of Madrigal Pharmaceuticals, Inc. (2016)

Rooney Rule for Filling Board Vacancies

2019 Proxy Statement Alexion Pharmaceuticals, Inc.	22

The Nominating and Corporate Governance Committee has developed criteria to select director nominees whose attributes it believes would be most beneficial to Alexion considering the composition of the Board, the degree to which such nominee will enhance its effectiveness, and the long term interests of the shareholders. The Board is committed to a diversified membership and will strive to obtain diverse qualified candidates for consideration. In order to advance its efforts to promote a diverse set of directors, in 2019, the Nominating and Corporate Governance Committee agreed to include for the purpose of filling any vacancy, and have any search firm that it engages include, gender and ethnically diverse candidates in the pool from which the Committee recommends director candidates.
Overboarding Provisions
In 2018, based on shareholder feedback and our own review, the Board of Directors amended the Corporate Governance Guidelines to provide that directors should not serve on more than five boards of directors of public companies (including the Alexion Board). These Corporate Governance Guidelines further provide that the CEO of Alexion should not serve on more than one additional board of directors of a public company (which board is in addition to the Alexion Board).
These overboarding provisions are consistent with (or more stringent) than those established by leading proxy advisory firms ISS and Glass Lewis. Each of our 10 directors is in compliance with the overboarding provisions established by ISS and Glass Lewis and the overboarding provisions set forth in the Corporate Governance Guidelines.
Meetings and Committees
During the year ended December 31, 2019, the Board of Directors held 11 meetings. No director attended fewer than 75% of the total number of meetings of the Board and the committees of the Board on which he or she served. Members of the Board of Directors are expected to attend and be present at the annual shareholders meeting and all incumbent directors attended the 2019 Annual Meeting.
The Board of Directors has determined that nine of the ten nominees (Dr. Baker, Mr. Brennan, Mr. Coughlin, Dr. Dunsire, Dr. Friedman, Mr. Mollen, Dr. Nader, Ms. Reinsdorf, and Dr. Rummelt) are "independent directors" as that term is defined under the Nasdaq Stock Market Listing Standards and the SEC rules and regulations. Dr. Hantson, a director and our Chief Executive Officer, is the only Board member who is not independent. In 2019, the Board of Directors met several times in executive session where only the independent directors were present without any members of Alexion's executive team. The standing Board committees also meet in executive session periodically.
Neither we nor any of our subsidiaries are party to any material proceedings to which any of our directors, officers, affiliates, 5% or more shareholders, or any of their respective associates are a party. We do not believe that any of our directors, officers, affiliates, 5% or more shareholders, or any of their respective associates are adverse to us or any of our subsidiaries or have a material interest that is adverse to us or any of our subsidiaries.
Our Board of Directors has four standing committees. A description of each standing committee is provided below. Each committee operates pursuant to a charter that has been approved and adopted by our Board of Directors, each of which are reviewed on an annual basis by the applicable committee and the Board of Directors. Each committee charter is posted on our website, www.alexion.com, under the “Corporate Governance” subsection of the “Investors” section. In addition, the Board of Directors

2019 Proxy Statement Alexion Pharmaceuticals, Inc.	23

reviews the membership of each committee on an annual basis, and more frequently as needed, in order to make sure that the legal and regulatory requirements related to committee composition are complied with and that the appropriate set of skills and viewpoints are being brought to the deliberations and decisions of each committee.
All members of each standing committee are independent.

Audit and Finance
The Audit and Finance Committee provides oversight of: the integrity of the Company’s financial statements, compliance with the Ethics and Compliance Program, including the Code of Business Conduct, the Company’s enterprise risk management program, the accounting and financial reporting processes, including audits of the Company’s financial statements, the Company’s internal controls, the independence and qualifications and performance of the Company’s independent registered public accounting firm, the performance of the Company’s internal audit function, and other finance-related matters including but not limited to the Company’s tax strategy, capital structure and financing strategy and significant capital investments. The Audit and Finance Committee reviews the internal accounting procedures of Alexion, consults with our independent registered public accounting firm and reviews the services provided by the independent registered public accounting firm. Our Board of Directors has determined that Mr. Coughlin and Dr. Nader are each an "audit committee financial expert" as that term is defined under the Nasdaq Stock Market Listing Standards and the SEC rules and regulations.

Current Members (all independent):
Mr. Coughlin (Chair)
Mr. Mollen
Dr. Nader
Ms. Reinsdorf

No. of Meetings during 2019:
9

Charter:
http://qas.alexion.com/documents/audit_finance_Comm_charter

Leadership and Compensation
The Leadership and Compensation Committee assists the Board in oversight and risk evaluation for executive level talent management and succession planning, determines and approves compensation of our chief executive officer and all other executive officers, and administers our equity compensation and incentive plans, policies and programs. For more information on the responsibilities and activities of the Leadership and Compensation Committee, including the committee's processes for determining executive compensation, see the Compensation Discussion and Analysis below in this proxy statement.

Current Members (all independent):
Mr. Mollen (Chair)
Mr. Brennan
Mr. Coughlin
Dr. Dunsire

No. of Meetings during 2019:
4

Charter:
http://qas.alexion.com/documents/leadership_comp_comm_charter

2019 Proxy Statement Alexion Pharmaceuticals, Inc.	24

Nominating and Corporate Governance
The Nominating and Corporate Governance Committee (i) assists the Board in its selection of individuals as nominees for election to the Board at meetings of the Company’s shareholders and to fill any vacancies or newly created directorships on the Board, (ii) assists the Board in its oversight of the corporate governance of the Company and its subsidiaries, (iii) leads the Board in its annual review of the Board and Committee performance, and (iv) assists in the development of and recommends to the Board policies and management systems with respect to environmental, health, safety and social responsibility matters. The Nominating and Corporate Governance Committee also makes recommendations regarding Board committee membership. The Committee further oversees risks related to director independence, board succession and corporate governance and oversees Alexion's corporate social responsibility program and corporate political activity and spending.

Current Members (all independent):
Ms. Reinsdorf (Chair)
Dr. Baker
Mr. Brennan
Dr. Friedman
Dr. Rummelt

No. of Meetings during 2019:
4

Charter:
http://qas.alexion.com/documents/nom_corp_gov_comm_charter

Science and Innovation
The Science and Innovation Committee's primary function is to assist the Board in the general oversight of the scientific and technical aspects of the Company’s business. The Committee also provides leadership and oversight concerning the research, development, technology and intellectual property aspects of Alexion's business. The Committee serves as a resource and provides feedback to the Company and the Board concerning the research, development and technology ("R&D") aspects of the Company’s business.

Current Members (all independent):
Dr. Baker (Chair)
Dr. Dunsire
Dr. Friedman
Dr. Nader
Dr. Rummelt

No. of Meetings during 2019:
6

Charter:
http://qas.alexion.com/documents/science_innov_comm_charter

2019 Proxy Statement Alexion Pharmaceuticals, Inc.	25

Corporate Governance
We strive to maintain strong corporate governance policies and practices that protect and enhance accountability for the benefit of Alexion and all of Alexion's shareholders. We regularly review and continually refine our governance practices and policies to align with evolving practices and issues raised by our shareholders and other stakeholders. We believe that our corporate governance structure, with its strong emphasis on Board independence and strong Board and committee involvement, provides robust independent oversight of management, enterprise risk and corporate operations.
Corporate Governance Guidelines
Our Board believes that sound governance practices and policies provide an important framework to assist it in fulfilling its duty to shareholders and increasing short- and long-term shareholder value. The Board has adopted Corporate Governance Guidelines and relies on the guidelines to provide that framework. The guidelines are not absolute rules and can be modified to reflect changes in Alexion's organization, risk profile or business environment. The Nominating and Corporate Governance Committee and the Board review the guidelines on an annual basis and if necessary, modify the guidelines to reflect current good governance practices and policies. Our Corporate Governance Guidelines provide that a director can only serve on five public company boards of directors (service on the Alexion Board is to be included when making this calculation). The foregoing limitation is consistent with the proxy voting guidelines of ISS, a leading proxy advisory firm. Further, this amendment to the Corporate Governance Guidelines provides that the Chief Executive Officer of Alexion should not serve on more than one additional Board of Directors of a public company in addition to the Alexion Board. This standard is more stringent than that set forth in the proxy voting guidelines of ISS. As of the date of this Proxy Statement, all of our directors were in compliance with our "overboarding" policy.
Alexion's Corporate Governance Guidelines, the charters of the committees of our Board and our Code of Ethics and Business Conduct described below may be found in the Corporate Governance section of the Investors section of our website at www.alexion.com or in print upon written request to ATTN: Investor Relations, Alexion Pharmaceuticals, Inc., 121 Seaport Boulevard, Boston, MA 02210.
Shareholder Engagement and Outreach
We believe that a necessary part of an effective corporate governance includes on-going and active engagement with our shareholders. We value the views of our shareholders and other stakeholders, and we communicate with them regularly and solicit input on a number of topics such as business strategy, capital allocation, corporate performance, enhancing long-term shareholder value, corporate governance, and executive compensation. At the direction of the Board of Directors, we have instituted an on-going shareholder outreach initiative, which has targeted holders of more than 50% of our outstanding shares, in order to obtain feedback from our shareholders on any issues of importance to them. Among the issues that shareholders have addressed in connection with this outreach are: corporate performance, board composition, executive compensation, our compliance program, gender and ethnic diversity of the board, the executive team and employee base, corporate governance, corporate social responsibility (CSR) efforts and reporting, and environmental and sustainability issues, among others. This input has been valuable and helps to frame discussions with our executives and the Board. In addition, feedback from shareholders has led to adoption of new practices, for example, we are introducing our first Corporate Social Responsibility Report in 2020, adoption of a political

2019 Proxy Statement Alexion Pharmaceuticals, Inc.	26

contribution policy and disclosure and the inclusion in our proxy statement of a director skills matrix. Following the introduction of the Policy on Political Contributions and Lobbying Activity (and political contributions disclosure), we recorded an 80% point increase in our 2019 CPA-Zicklin Index score for corporate spending transparency and accountability.

Independent Directors and Shareholder Engagement
Since our 2019 Annual Meeting, our independent directors have played an increasing and direct role in the shareholder engagement initiatives by engaging directly with investors. This allows our directors to hear directly from the shareholder base on issues of importance and also allows shareholders to understand the views that our Board has on a wide range of issues.
We remain committed to investing time with our shareholders to increase transparency and better understand our shareholder base and their perspectives. The Board recognizes that shareholder input is critical to implementing strategies and policies that will build long-term shareholder value.
Corporate Governance Facts
This section describes key facts about our corporate governance policies and practices that we have adopted.

Process for Selecting Nominees and Shareholder Nominations
The Nominating and Corporate Governance Committee considers candidates for Board membership recommended by: Nominating and Corporate Governance Committee members and other Board members; our executives; our shareholders; third party search firms; and any other appropriate sources. If a shareholder submits a nominee, the Nominating and Corporate Governance Committee will evaluate the qualifications of such shareholder nominee using the same selection criteria the committee uses to evaluate other potential nominees.
Our By-laws contain provisions addressing the process by which a shareholder may recommend a person for consideration as a nominee for director at an annual meeting. A shareholder must give timely notice of the nomination in proper form, including a completed and signed questionnaire, representation and agreement required by Alexion's By-laws and timely updates and supplements relating to the nomination.
Shareholder Nominations Not for Inclusion in Alexion's Proxy Statement. To nominate a director for consideration at an annual meeting, a nominating shareholder must provide the information required by our By-Laws and give timely notice of the nomination to our Corporate Secretary in accordance with our By-Laws, and each nominee must meet the qualifications required by our By-Laws. To be timely, assuming the date of the 2021 Annual Meeting is not more than 30 days before or more than 60 days after the anniversary of the 2020 Annual Meeting, a shareholder’s notice and recommendation must be received no earlier than the close of business on November 26, 2020, and not later than the close of business on December 26, 2020. In addition, to be considered timely, a shareholder’s notice must further be updated and supplemented, if necessary, so that the information provided or required to be provided in the notice is true and correct as of the record date for the meeting and as of the date that is ten business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement must be delivered to our Corporate Secretary at our principal executive offices not later than five business days after the record date for the meeting in the case of the update and supplement required to be made as of the record date, and not later than eight business days prior

2019 Proxy Statement Alexion Pharmaceuticals, Inc.	27

to the date for the meeting or any adjournment or postponement thereof in the case of the update and supplement required to be made as of ten business days prior to the meeting or any adjournment or postponement thereof.
Our By-Laws provide that a shareholder's advance notice of a nomination must contain the following information for each person whom the shareholder proposes to nominate for election or reelection to the Board: (1) all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the Exchange Act), and the rules and regulations promulgated thereunder, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected, (2) a detailed description of all direct and indirect compensation and other monetary agreements, arrangements and understandings during the prior three (3) years, and any other material relationships, between or among such shareholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K, (3) a completed and signed questionnaire, provided by the Corporate Secretary upon written request, with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made, and (4) a written representation and agreement, provided by the Corporate Secretary upon written request, that such person (a) is not and will not become a party to (i) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director, will act or vote on any issue or question (a Voting Commitment) that has not been disclosed to Alexion or (ii) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director, with such person’s fiduciary duties under applicable law, (b) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than Alexion with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed in accordance with our By-Laws, (c) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director, and will comply, with all applicable corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of Alexion publicly disclosed from time to time, and (d) will abide by the requirements of the director voting provisions of our By-Laws. In addition, we may require any proposed nominee to furnish such other information as may reasonably be required by us to determine the eligibility of such proposed nominee to serve as an independent director or that could affect a reasonable shareholder’s understanding of the independence, or lack thereof, of such nominee.
In addition, our By-Laws provide that to be in proper form, a shareholder’s notice must set forth, with respect to the shareholder, beneficial owner and their respective affiliate or associate acting in concert, giving notice of the nomination: (1) the name and address of the shareholder, as they appear on our books, or such beneficial owner, if any, and of their respective affiliates or associates or others acting in concert, (2) (a) the class or series and number of shares of Alexion which are, directly or indirectly, owned beneficially and of record by such shareholder, beneficial owner and their respective affiliates or associates or others acting in concert, (b) any "derivative instrument" directly or indirectly owned beneficially by such shareholder, the beneficial owner, if any, or any affiliates or associates or others

2019 Proxy Statement Alexion Pharmaceuticals, Inc.	28

acting in concert, (c) any proxy, contract, arrangement, understanding, or relationship pursuant to which such shareholder has a right to vote any class or series of shares of Alexion, (d) any "short interest" involving such shareholder, the beneficial owner, if any, or any affiliates or associates or others acting in concert, (e) any rights to dividends on the shares of Alexion owned beneficially by such shareholder that are separated or separable from the underlying shares of Alexion, (f) any proportionate interest in shares of Alexion or "derivative instruments" held, directly or indirectly, by a general or limited partnership in which such shareholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership, (g) any performance-related fees (other than an asset-based fee) that such shareholder is entitled to based on any increase or decrease in the value of Alexion's shares or "derivative instruments," (h) any significant equity interests or any "derivative instruments" or "short interests" in any principal competitor of Alexion held by such shareholder, and (i) any direct or indirect interest of such shareholder in any contract with Alexion, any affiliate of Alexion or any principal competitor of Alexion, and (3) any other information relating to such shareholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement and form or proxy or other filings required to be made in connection with solicitations of proxies for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.
You may write to our Corporate Secretary at our principal executive office - Alexion Pharmaceuticals, Inc., 121 Seaport Boulevard, Boston, MA 02210, ATTN: Corporate Secretary - to deliver the notices discussed above and for a copy of the relevant Bylaw provisions regarding the requirements for nominating director candidates pursuant to our By-Laws.
Shareholder Nominations Under Proxy Access Bylaw. Our By-Laws provide that under certain circumstances, a shareholder, or group of up to 20 shareholders, who have maintained continuous ownership of at least three percent of our common stock for at least three years, may nominate and include a specified number of director nominees in our annual meeting proxy statement.
The number of shareholder-nominated candidates appearing in our annual meeting proxy statement cannot exceed the greater of (a) 20% of the number of directors then serving on the Board and (b) two directors. If 20% is not a whole number, the maximum number of shareholder-nominated candidates would be the closest whole number below 20%. The following persons will be considered shareholder-nominated candidates and counted against the 20% maximum: (i) shareholder-nominated candidates that the Board determines to include in the Company’s proxy materials as Board-nominated candidates, (ii) any shareholder-nominated candidate that is subsequently withdrawn, and (iii) any director who had been a shareholder-nominated candidate at any of the two preceding annual meetings of shareholders and whose reelection at the upcoming annual meeting is being recommended by the Board. Nominating shareholders are required to provide a list of their proposed nominees in rank order. If the number of shareholder-nominated candidates exceeds 20%, the highest-ranking qualified individual from the list proposed by each nominating shareholder, beginning with the nominating shareholder with the largest qualifying ownership and proceeding through the list of nominating shareholders in descending order of qualifying ownership, will be selected for inclusion in the Company proxy materials until the maximum number is reached. If the maximum number of shareholder-nominated candidates is not reached after the highest ranking qualified individual has been selected, this process will continue as many times as necessary, following the same order each time, until the maximum number is reached.

2019 Proxy Statement Alexion Pharmaceuticals, Inc.	29

The nominating shareholder or group of shareholders also must deliver the information required by our By-Laws, and each nominee must meet the qualifications required by our By-Laws.
Requests to include shareholder-nominated candidates in the Company’s proxy materials must be received no earlier than 120 days and no later than 90 days before the anniversary of the date that we issued our proxy statement for the previous year’s annual meeting of shareholders. However, if the date of the annual meeting of shareholders is more than 30 days before or more than 60 days later than the first anniversary of the previous year’s annual meeting of shareholders, we must receive the request not earlier than the 120th day prior to the date of such annual meeting and no later than the close of business on the later of the 90th day prior to the date of such annual meeting, or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day after public announcement of the date of such annual meeting of shareholders is first made. The nominating shareholder or group of shareholders also must deliver the information required by our By-Laws, and each nominee must meet the qualifications required by our By-Laws.
Nominating shareholders are permitted to include in the proxy statement a 500-word statement in support of their nominee(s). The Company may omit any information or statement that it, in good faith, believes would violate any applicable law or regulation.
Director Criteria, Qualifications and Experience; Diversity
We are committed to diversified Board membership and we seek nominees who represent a range of viewpoints, backgrounds, skills, experience and expertise, both within and outside our industry. The Nominating and Corporate Governance Committee evaluates candidates identified from a number of sources and reviews Board composition regularly (and no less than on an annual basis). The Board expects each of our directors to have personal and professional integrity, high ethical values, sound business judgment, demonstrated exceptional business and professional skills and experience, teamwork and a commitment to the long-term interests of Alexion and its shareholders. In evaluating candidates, the Nominating and Corporate Governance Committee also considers potential conflicts of interest, diversity, the requirement to maintain a Board that is composed of a majority of independent directors, and the extent to which a candidate would fill a present or anticipated need. In any particular situation, the Nominating and Corporate Governance Committee may focus on individuals possessing a particular background, experience or qualifications which the committee believes would be important to enhance the effectiveness of our Board. We believe that the composition of our Board is important to our goal of achieving long-term value creation for our shareholders and representing the interests of our other stakeholders.
The Nominating and Corporate Governance Committee is responsible for advising our Board on diversity, including gender, ethnic background, country of citizenship and professional experience and it seeks to recommend diverse nominees for the Board. The committee assesses the effectiveness of its responsibilities concerning diversity at least once each year, and takes action as warranted. Our Board is diverse, and our nominees reflect a Board of diverse gender, age, skills, experiences and points of view. Our Board believes that diversity enhances the overall effectiveness of our Board by presenting different perspectives inside the boardroom and to our executives, and we encourage diversity within all levels of our global organization.
The "Rooney Rule" and the Board's Commitment to Gender and Ethnic Diversity in the Board Room

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In early 2019, the Nominating and Corporate Governance Committee further advanced the Board's goal of establishing diversity at the highest level of Alexion (the Board of Directors) by adopting a policy to include, and have any search firm that it engages include, gender and ethnic diverse candidates in the pool from which the Committee selects director candidates (this provision is commonly referred to as the "Rooney Rule"). Although the Nominating and Corporate Governance Committee does not maintain any additional formal diversity policies, the committee considers diversity in making its determinations.

Board Refreshment and Evaluations
We have been deliberate in our approach to succession planning and Board refreshment. In the past few years, we appointed four additional independent directors. Six of the Board's nine independent directors have tenure of less than five years on the Board. These newer appointments bring significant biopharmaceutical experience to the Board, including three current or former chief executives. The Board believes that its current composition aligns with the Company's re-focused strategy announced when the new executive team joined Alexion.
The Nominating and Corporate Governance Committee and the Board are committed to maximizing Board effectiveness, which requires periodic assessments and regular dialogue, both during and outside of meetings.
Policy on Board Mandatory Retirement
The Board does not believe it should establish term limits or require directors to retire at a certain age, nor does it believe that directors should expect to be re-nominated at each annual meeting. Given Alexion's recent Board refreshment, establishing term limits and a mandatory retirement age may result in the loss of contributions from the remaining tenured directors with long standing insight and understanding of Alexion and its business and who make very valuable contributions in the Board deliberation and decision-making process. As an alternative to term limits and mandatory retirement, the Nominating and Corporate Governance Committee, in consultation with the Chairman of the Board, reviews each director's continuation on the Board annually. The Board considers both the director's interest in continuing as a member of the Board and the desire of the Board to maximize its effectiveness and talent.
Despite the lack of a mandatory term limit or retirement age, our Corporate Governance Guidelines require that a director submit his or her resignation in certain circumstances. Among the circumstances requiring potential submission of resignation are:

•	change in certain external job responsibilities;

•	existence of a significant conflict of interest that cannot be resolved; and

•	in the case the director is also Alexion's CEO, upon resignation from the position as a corporate officer at Alexion.
In addition, our By-Laws require that a director's resignation be submitted if the director fails to secure a majority of votes for his or her election in an uncontested election.
Board and Committee Annual Assessment
Regular evaluations are an important tool in determining Board performance. The Chair of our Board and our Nominating and Corporate Governance Committee oversee an annual assessment of the effectiveness of each Committee and the Board. Our Board members and each Committee member

2019 Proxy Statement Alexion Pharmaceuticals, Inc.	31

complete written evaluations to evaluate performance on an annual basis. Directors discuss the results of these evaluations during Committee meetings and in executive sessions of the Board. Our directors have demonstrated their willingness to refresh the Board and to conduct open and honest evaluations of performance.
The following is an overview of this annual process:
1. The Board and each Board Committee reviews its evaluation questionnaires to be used in the Assessment
2. Each Board member completes evaluation questionnaires for the Board and each applicable Committee
3. The results are consolidated and reported to the Board (by the Chairman) and each Committee (by the Chair of the Committee) and discussed.
4. The Board and the Committee identify areas of improvement based on the questionnaires and discussion and these areas are documented and serve as the basis future action by the Board, the Committee and our executives.
5. The future actions are, where appropriate, built into the agendas and Board processes for subsequent meetings.

Individual Director Assessment
In addition to the annual Board and Committee evaluations, the Board is undertaking a process of individual board member assessments and plans to conduct such assessments on a periodic basis in the future.

Board Leadership Structure
Separation of the Roles of Chairman and CEO
We have chosen to separate the roles of Chairman of the Board and Chief Executive Officer (CEO). The Board believes that separating these roles is the most appropriate structure for Alexion. The Board believes that an independent chairman enables the Board to more effectively and objectively monitor the performance of Alexion, the CEO and our executives. By separating these roles, the Board believes that Dr. Hantson can devote his attention to executing the Company's strategy while Mr. Brennan can take responsibility for leading the Board.
In his role as the independent chairman, Mr. Brennan undertakes several responsibilities with respect to the operations and functioning of the Board. Among these responsibilities are the following: presides at meetings of the Board and shareholder meetings; calls meetings of the Board and executive sessions (and presides over executive sessions of the non-employee directors) and has the authority to call a meeting of the non-employee directors at any time; establishes and approves the annual work plan, agenda and schedule for each of our Board meetings; leads the annual Board and Committee assessment process; serves as a liaison for shareholder communications with our Board; leads the process for evaluating our CEO and undertakes such other responsibilities as the Board may assign to him from time to time. Mr. Brennan has also taken a role in the Company's shareholder engagement efforts.

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By appointment of the Board, Mr. Brennan has served as the independent Chairman of the Board since May 2017. Prior to May 2017, the position of CEO and Chairman of the Board had, at times, been held by a single individual.
Lead Independent Director Charter
In 2016, our Board of Directors adopted a Lead Independent Director Charter. This Charter provides that if, at any time, the Chairman of the Board is not independent, the independent members of the Board will elect an independent Director to serve in a lead capacity. Among the Lead Independent Director powers are the following:

•	Call meetings of the independent directors, preside over all such meetings and reports to the Board, as appropriate, concerning such meetings.

•	Review Board agendas in collaboration with the Chairman and recommends matters for the Board to consider and information to be provided to the Board.

•	Serve as an independent point of contact for shareholders wishing to communicate with the Board other than through the Chairman.

•	Assist in optimizing the effectiveness of the Board and ensure that it operates independently of our executive team.

Since our current Chairman is independent, pursuant to our Lead Independent Director Charter, we do not currently have a Lead Independent Director. The Lead Independent Director Charter is available at: https://ir.alexion.com/static-files/2a3bdd25-af4c-46ef-bfca-76651dfeb8c1.
Board's Role in Risk Oversight
The Board and executive team are focused on delivering long-term shareholder value by advancing our mission of developing and delivering transformative medicines for people with rare diseases. An essential component of achieving long-term shareholder value, as well as our short-term operational and financial objectives, is proper oversight and management of enterprise risk. Our Board believes that a fundamental part of risk management is understanding the risks that we face, monitoring these risks, and adopting appropriate control and mitigation of these risks.
The Board has ultimate responsibility for overseeing Alexion's risk management processes including effective oversight of our executives. The executive team has the responsibility to identify, assess and manage the various risks that we face. At the executive level, risks are prioritized and assigned to senior leaders based on the risk’s relationship to the leader’s business area and focus. Those senior leaders develop plans to address the risks and measure the progress of risk management efforts. The Board and each committee of the Board oversee material company risks within their areas of general oversight, as described above under "General Information About the Board of Directors."
The Audit and Finance Committee Charter and Enterprise Risk Management
Pursuant to the terms of its charter, as approved by the Board of Directors upon the recommendation of the Audit and Finance Committee, the Audit and Finance Committee has been charged with an active role in the oversight of the enterprise risk management processes at Alexion. These responsibilities for enterprise risk management include:

•	In an advisory capacity, evaluate the executive team’s processes for periodically reviewing, refreshing and modifying its enterprise risk management system and processes;

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•	Oversee the Company’s efforts to foster a culture of risk-adjusted decision-making without constraining reasonable risk-taking and innovation;

•
Review with the executive team, internal auditors and external advisors the identification, prioritization and management of the risks, the accountabilities and roles of the functions involved with enterprise risk management, the risk portfolio and the related actions implemented by our executive team;

•	Inform the Board on a periodic basis on the enterprise risk management system and on the Company’s most significant risks and how these are managed; and

•	Receive, as and when appropriate, reports from internal audit function on the results of risk management reviews and assessments.
The Audit and Finance Committee's annual workplan includes a session on enterprise risk management (and the Committee addresses enterprise risk management more often as the situation requires). The Committee also, on an annual basis, receives updates on cybersecurity, efforts to strengthen our cybersecurity defenses, major cybersecurity risk areas (and efforts to be taken to address such risks), and the emerging threat landscape. The Alexion employee responsible for enterprise risk management reports directly to our Chief Financial Officer and presents enterprise risk information directly to the Audit and Finance Committee.
The standing committees of the Board regularly inform the full Board of Alexion's most significant risks within the Committee's respective area of responsibility and how these risks are managed. In addition, the Leadership and Compensation Committee, in connection with the review and approval of executive compensation, reviews our compensation structure to ensure that it does not encourage risk taking that would be detrimental to Alexion. In connection with this analysis, the Leadership and Compensation Committee engages an independent third party to assist in making this risk assessment.
The Board believes it is important to align Alexion's strategic priorities with the Company's risk management program. The Board executes its oversight and decision-making responsibilities as the Company's strategic priorities and risks evolve with the business and external conditions. Alexion is committed to fostering a company culture of risk-adjusted decision-making without constraining reasonable risk-taking and innovation.
Board's Role in Strategy
Our Board regularly reviews our strategy and the assumptions underlying our strategy to ensure that Alexion is meeting its goal of creating shareholder value. Our Board members have exceptional industry backgrounds, investment experience and leadership. Since 2017, Alexion has added five new directors, including a new Chief Executive Officer, with the objective of establishing and executing on our corporate strategy that we believe will benefit our shareholders and other stakeholders. For additional information on the strategic transaction experience of each Board member, see "Strategic transaction Expertise at the Board Level" in the General Information about the Board of Directors above.
The Board oversees that our executive team has established and periodically re-evaluates a corporate strategic plan. Our strategic planning process is dynamic and evolves throughout any given year, culminating in a review and approval of the proposed plan by the full Board at least annually. The Board is regularly informed of factors affecting the implementation of our strategic plan, including our performance and progress against the plan, enterprise risks, and the impact of industry and global developments. The Science and Innovation Committee also reviews on a regular basis the scientific

2019 Proxy Statement Alexion Pharmaceuticals, Inc.	34

and medical aspects of specific proposed transactions or opportunities, and supports and advises our executives as it deems appropriate.
Succession Planning
An important responsibility of the Board and the CEO is to ensure long term continuity of leadership. Our executives discuss future candidates for leadership positions at all levels within Alexion's global organization. The Board and its committees review and discuss leadership succession plans, leadership development and organizational capabilities across all functions of the Company. Pursuant to the Leadership and Compensation Committee charter, that Committee is responsible for overseeing succession planning for executive management, including conferring on an ongoing basis with the CEO and Chief Human Experience Officer to remain abreast of management development activities across the Company. We consider succession planning to be an important factor in managing the long-term planning and success of our business.
Board Education
We aim to provide our directors with regular education programs. The directors identify areas of interest that would assist them in carrying out their responsibilities as a director of Alexion and our executives work with the Chairman of the Board to identify programs to meet those needs. Directors are encouraged to attend director education programs throughout the year and Alexion reimburses the costs of attending such programs up to a total set by the Board.

Diversity at Alexion
Alexion is committed to gender and ethnic diversity within all ranks of our organization. Evidence of this commitment to a diverse organization includes the following:

•	Seven of our ten Executive Committee members are women;

•	Members of the Executive Committee represent different ethnicities;

•	Approximately half of our employees are female and, among the total employee population, there are a number of ethnicities and backgrounds represented;

•	Alexion is one of only three companies in the S&P 500, and the only biotechnology company in the S&P 500, where a majority of senior executives are women (as reported by S&P Global);

•	Two most recent Board of Directors appointments were women; and

•	Alexion has adopted the "Rooney Rule" in connection with filling any vacant Board positions.
We believe that this diversity of backgrounds, talents, viewpoints and experiences is important to our overall operations and to our efforts to create shareholder value.
As we have significantly re-aligned our business focus and expanded our product pipeline, we have undertaken meaningful hiring efforts and these efforts are designed to bring in the best candidates in the biopharmaceutical industry that have diverse backgrounds and experiences that we believe can enhance our short and long-term performance. This focus on diversity is also apparent in our Board, where the two most recent additions were females, Deborah Dunsire and Judith Reinsdorf, and (as noted above) we have adopted the "Rooney Rule" pursuant to which the Nominating and Corporate Governance Committee agreed to include, and have any search firm that it engages include, gender and ethnically diverse candidates in the pool from which the Committee selects director candidates.

Corporate Social Responsibility and the First CSR Report

2019 Proxy Statement Alexion Pharmaceuticals, Inc.	35

Corporate Social Responsibility (CSR) at Alexion supports our mission to transform the lives of people affected by rare and devastating diseases while creating value for all our stakeholders. We aspire to be a leader in this space by viewing CSR though the lens of “Shared Value,” the concept that companies can help solve social issues while creating financial value for its shareholders.
CSR Report: In March 2020, Alexion plans to release its first Corporate Social Responsibility Report. This Report will be available on the Alexion website at csr.alexion.com and information is provided below. In order to preserve natural resources, a paper of the Corporate Social Responsibility Report will not be made available. The contents of the Corporate Social Responsibility Report are not deemed to be part of this proxy statement or incorporated by reference herein.
CSR Board Oversight: Alexion’s Executive Committee, with oversight from the Nominating and Corporate Governance Committee, has responsibility for assisting in the development of and recommendation of policies and management systems for environmental, health, safety and social responsibility matters. We believe the commitment by our Board of Directors and Alexion's Executive Committee will allow for a sustainable, long-term CSR program. The Nominating and Corporate Governance Committee has reviewed and approved the first Corporate Social Responsibility Report.
CSR Steering Committee: Alexion’s CSR Steering Committee, which consists of Alexion employees drawn from our organization, including members from the Executive Committee, serves as a collaborative, cross-functional task force focused on CSR, its measurement, and shared value efforts at Alexion. This includes setting Alexion’s CSR strategy and overseeing strategic CSR positioning, making and advocating critical business actions as it relates to CSR, and advancing CSR leadership and related efforts throughout the organization, all under the oversight of the Nominating and Corporate Governance Committee.

CSR at Alexion encompasses environmental, social and governance topics that impact our business and our stakeholders. We have undertaken significant groundwork to identify and prioritize our most important CSR-related topics. From these efforts, we developed the Alexion CSR-STAR Platform as our structural framework, along with a series of corresponding aspirations and performance metrics.

2019 Proxy Statement Alexion Pharmaceuticals, Inc.	36

SERVE: Communities & Sustain Our Planet
We invest in our communities and shared planet in support of those who depend on us today and for generations that follow.

OUR COMMUNITIES:
•
8 HOURS: Of paid time off for Alexion employees introduced for qualified volunteer activities

OUR PLANET:
•
ZERO: Process waste-to-landfill status achieved enterprise-wide

TRANSFORM: Patient Lives
We urgently seek to understand patient journeys, find answers, and collaborate to deliver access to therapies that change lives.

•
In 2019, all new international patient support programs had patient organizations involved in their development, design and implementation.

ADVANCE: Our People and Our Company
We aspire to become the most engaging place to work, embracing diversity and governing and managing our business to return value to our stakeholders.

•
34-POINT improvement in the likelihood of employees recommending Alexion as a great company to work for

2019 Proxy Statement Alexion Pharmaceuticals, Inc.	37

REDEFINE: What It Means To Live With A Rare Disease
We pioneered complement biology, spurring new treatments for devastating disorders. We work to advance healthcare through innovative diagnostics and proactive transparency.

•
In 2019, we formed an internal, cross-functional Transparency and Disclosure Committee to further our voluntary data sharing efforts from clinical studies.

ETHICS & COMPLIANCE: Our Foundation
We build trust when we make the right choices and act with integrity. Our unwavering commitment to ethics, quality and compliance improves our ability to serve patients and enhances our reputation and competitive advantage.

•
37 live anti-bribery/anti-corruption training workshops conducted around the world in 2018 and 2019

Human Capital, Employee Culture and Engagement at Alexion
Our goal is to create purpose-driven performance that will make a meaningful difference in the lives of our employees and patients. We deliver on our commitments by anchoring everything we do on our culture values:
We understand that success is delivered through our people. Our ambition is to be the most engaging company to work for and to create value for our shareholders and other stakeholders. We work to create an environment that allows all of our colleagues to feel energized by meaningful and fulfilling work, where colleagues are valued, they feel they belong, and are invested in Alexion’s success through rewards and recognition.
To achieve our aspirations and fuel our growth, we invest in world-class leadership, innovation, and patient insights capabilities. Among the steps we have taken in this regard is the launch of our Leadership Profiles (designed to articulate leadership behaviors required to move from transactional leadership to transformational enterprise leadership). We invest in and value people who believe in the importance of our purpose and understand what it takes to deliver on it. The investment is evidenced by our STAR (Solutions to Accelerate Results) program that was initiated in 2019. STAR brought together seven cross-functional flexible teams to tackle enterprise challenges and identify areas of competitive advantage.

2019 Proxy Statement Alexion Pharmaceuticals, Inc.	38

Our culture is rooted in integrity, and our dedication to joining and supporting the communities in which we live and work. Furthermore, we also create unique meaningful, connected, and integrated experiences for patients and employees by:

•	Understanding the moments that matter to patients and our employees

•	Engaging with our patient communities, to listen and learn from them and bring the patient voice into our daily work

•	Building the environment, processes, systems, and incentives for our employees to do and feel their best

•	Recognizing individual and team successes through reward and recognition programs

•	Investing in individual development and world-class leadership and innovation

•	Unlocking the power of insights and technology as innovation differentiators

•	Embracing and organizing for future opportunities and setting the example as leaders of change

•	Fostering a culture of belonging

•	Promoting a culture of high integrity through our updated Code of Conduct and compliance program that reaches our 3,000 talented colleagues across the globe

Code of Ethics and Business Conduct
We have adopted a code of ethics that applies to directors, officers and employees of Alexion and its subsidiaries and complies with SEC rules and regulations and the listing standards of the NASDAQ Global Select Market. In 2019, Alexion launched a refreshed Code of Ethics and Business Conduct (Code) that sets out basic principles applicable to all employees and the Code is provided in a new structure and digital format. This Code serves as the foundation of Alexion’s overall program to ensure that all Alexion employees worldwide follow the appropriate standards and comply with all legal requirements in each country where we do business. The Code is located on our website at https://alexion.com/documents/alexion-coe-english. Our directors, officers and employees are required to comply with the Code and are required to complete an on-line training module that is designed to ensure that the concepts in the Code are clearly communicated and understood. The Code is intended to focus our directors, officers and employees on individual ethical and professional accountability to ensure they follow appropriate standards and comply with legal requirements concerning Alexion's business. The Code covers areas of professional conduct relating to individual's service to Alexion, including conflicts of interest, ethical conduct, product quality and safety, interactions with patients and patient organizations, anti-bribery and anti-corruption, data privacy and protection, accurate business records, global trade controls, ethical research, competitive intelligence, providing and receiving gifts, workplace matters, and oversight of ethics and compliance by employees of the Company.
We will disclose any future amendments to the Code, or waivers from a provision of the Code to any executive officer or director, on our website as promptly as practicable, as may be required under applicable laws, rules and regulations of the SEC and NASDAQ.

2019 Proxy Statement Alexion Pharmaceuticals, Inc.	39

Executive Compensation
LETTER FROM THE LEADERSHIP AND COMPENSATION COMMITTEE CHAIR

Dear Fellow Shareholders:
2019 was a year of historic growth and expansion for Alexion, building on the hard work of the last few years. The continued progression of Alexion was driven by exceptional execution across the business. Since the arrival of our CEO, Ludwig Hantson, the Company has been re-focused on delivering long-term shareholder value by advancing our mission of developing and delivering transformative medicines for people with rare diseases. This important work has been further progressed by the continued enhancement of our executive team and significant success across our global enterprise.
The ambitious goals the Leadership and Compensation Committee set for 2019 (Revenue and non-GAAP EPS annual plan targets increased by 18% and 30%, respectively, year-over-year) reflected not just the optimism at Alexion, but also showcased the performance linkage of our executive compensation program. True to our focus on rewarding executives for actions that create sustainable shareholder value, we designed incentives contingent on the achievement of short- and long-term financial, operational and strategic objectives that we believe will, over the long-term, consistent with biotechnology development timeframes, drive value creation for the Company’s shareholders. In addition, each year the Committee establishes targets for our executives and employees that are demanding and meaningful increases over the prior year goals, so payouts require that there be significant improvement in our important performance indicators year after year.
We value the views of our shareholders. As we have transformed our executive compensation program over the past few years to align with market best practices, we have actively sought out the feedback from our shareholders and that feedback has generally expressed support for the structure and year-over-year improvements to the compensation program and the Committee’s decision-making. Among the improvements we have made to the compensation program include:

•
Ensuring that a greater proportion of total compensation is at-risk (cash and equity incentives) and ultimately linked to financial and operational performance and the execution of strategic initiatives: for 2019, 92% of total Chief Executive Officer compensation was at-risk.

•
Enhancing our program to ensure long-term and performance-based equity incentives are the primary component of overall pay. For 2019, equity incentives accounted for more than 80% of our CEO's compensation overall, with Performance Share Units, or PSUs, accounting for over 50% of our CEO's compensation.

•
Further increasing, for 2020, the transparency of long-term goals and performance linkage of these equity incentives (as well as further aligning equity compensation with shareholder returns), consistent with market best practices by:

◦	Adding goals related to product launch outcomes, which are disclosed in greater detail in the Compensation Discussion and Analysis, or CD&A, in addition to R&D goals,

◦
Strengthening the link between payouts and total shareholder return, or TSR, by capping the number of PSUs that may be earned if relative TSR (as explained in the CD&A in detail beginning on page 67) is below the median of our TSR peer group (regardless of corporate performance), and

2019 Proxy Statement Alexion Pharmaceuticals, Inc.	40

◦	Reducing the maximum payouts of our PSUs from 300% to 200% of target.

•
Redesigning our CD&A to improve transparency (particularly with respect to the product launch goals component of PSUs) along with detailing the elements and features of our program that incorporate best practices while closely linking pay with performance.

These improvements to the Alexion compensation program are part of the overall initiative to attract and retain top talent that we believe is a source of competitive advantage. The executive team has identified as a key goal to create a unique environment where we focus on serving patients, creating purposeful work, where contributions are recognized and appreciated by the Board, the Committee and by our executive team, and where people feel they belong and are rewarded for creating value. At Alexion, we are committed to bringing an outside perspective (from patients, employees and investors) to all of our decisions and continuously invest in developing our human capital. All of our employees have a stake in the Company just as you do.
As we position Alexion for continued success as one of the world’s most innovative biotechnology companies, we expect our compensation programs to support and reinforce our strategy, secure and retain our talent, giving us a solid advantage in the highly competitive biotechnology marketplace, and drive long-term shareholder value creation.
Thank you for your support and we look forward to maintaining ongoing dialogue.

Sincerely,
Jack T. Mollen
Chair
The Leadership and Compensation Committee

2019 Proxy Statement Alexion Pharmaceuticals, Inc.	41

COMPENSATION DISCUSSION AND ANALYSIS
Introduction
This Compensation Discussion and Analysis section (CD&A) discusses the principles underlying our policies and decisions with respect to the compensation of our executive officers named in the “Summary Compensation Table”, who are referred to as our named executive officers (NEOs). For 2019, our NEOs are:

	Name	Position	Hire Date

Named Executive Officers: Name, Position and Hire Date	Ludwig N. Hantson, Ph.D.	Chief Executive Officer	March 27, 2017
	Aradhana Sarin, M.D.	Executive Vice President, Chief Financial Officer	November 13, 2017
	Paul J. Clancy[1]	Executive Vice President, Senior Advisor and Former Chief Financial Officer	July 10, 2017
	Brian M. Goff	Executive Vice President, Chief Commercial and Global Operations Officer	June 1, 2017
	Anne-Marie Law	Executive Vice President, Chief Human Experience Officer	June 5, 2017
	John Orloff	Executive Vice President, Head of Research and Development	June 5, 2017
(1)On September 17, 2019, Paul Clancy notified Alexion that he will not renew his employment agreement with the Company at its scheduled expiration date of July 10, 2020. Mr. Clancy remained as the Company’s Executive Vice President and Chief Financial Officer through October 23, 2019, and then transitioned to a senior advisory role. Mr. Clancy is expected to continue to serve as a senior advisor to the Company through July 11, 2020 to, among other things, assist in the transition of his former duties as Chief Financial Officer to Dr. Sarin.
On September 17, 2019, the Board of Directors appointed Aradhana Sarin, M.D. as Executive Vice President and Chief Financial Officer. Such appointment became effective on October 24, 2019. Dr. Sarin formerly held the position of Executive Vice President, Chief Strategy and Business Officer.

CD&A Table of Contents	Executive Summary	page 43
	Executive Compensation Framework	page 52
	2019 Compensation Components and Key Compensation Actions	page 55
	Compensation Governance	page 69
Use of Non-GAAP Financial Information in CD&A
This CD&A contains both U.S. Generally Accepted Accounting Principles, or GAAP, and non-GAAP financial measures. The non-GAAP results exclude the impact of the following GAAP items: share-based compensation expense, fair value adjustment of inventory acquired, amortization of purchased intangible assets, changes in fair value of contingent consideration, restructuring and related expenses, upfront payments related to licenses and other strategic agreements, acquired in-process research and development, impairment of purchased intangible assets, gains and losses related to strategic equity investments, litigation charges, gain or loss on sale of a business or asset, gain or loss related to purchase options, contingent milestone payments associated with acquisitions of legal entities accounted for as asset acquisitions, acquisition-related costs and certain adjustments to income tax expense. Reconciliations between non-GAAP and GAAP financial measures are included in Appendix

2019 Proxy Statement Alexion Pharmaceuticals, Inc.	42

A to this proxy statement. As explained herein, these non-GAAP measures are used for the purpose of determining compensation for our NEOs. The non-GAAP financial measures are supplemental to and not a substitute for, measures of financial performance prepared in accordance with GAAP.
Executive Summary
Key Principles of Our Executive Compensation Program
Our executive compensation program based on the following principles:

•
Pay-for-Performance: Our program is designed to reward executives for actions that create short-term and long-term, sustainable shareholder value, with a strong focus on performance-based compensation, including PSUs.

•	Alignment: Our program strives to increase the alignment of executives’ interests with those of our shareholders through the use of stock-based compensation and stock ownership guidelines.

•
Retention: Our program aims to attract, retain and incentivize the best talent in the industry in order to ensure executive stability and continuity that we believe is necessary for consistent execution of our long-term strategy, which is particularly critical given our industry and the lifecycle of our pipeline. As we re-build the pipeline with assets that are at various stages of development, including pre-clinical, early stage and later stage, continuity at the executive level is critical to advancing these products as it can take product candidates years to advance through identification and development to commercialization.

•
Competitive Pay: The resulting overall compensation program is significantly at-risk, based on market best practices, yet competitive with other companies who aggressively compete with us for top talent both on an industry and geographical bases. We believe that our ability to attract and retain top talent at all levels of the organization is a source of competitive advantage for us as Alexion advances into new platforms, geographies, technologies, indications and competitive spaces.

Continuous Enhancements to Executive Compensation Design
Based on our Committee’s thorough annual reviews and input received from shareholders and proxy advisory firms we have implemented adjustments to our executive compensation program over the last several years which have resulted in greater alignment between our executive compensation program and shareholder interests and market best practices. Key changes include:

2019 Proxy Statement Alexion Pharmaceuticals, Inc.	43

	Current Incentive Design	Enhancements from Prior Years

Annual Incentives Performance Link
Annual bonus payouts are based on performance against objective, pre-established financial and strategic goals; Over 80% of payouts tied to the achievement of financial goals given some of our strategic goals have financial related objectives
Transitioned from 100% subjective goals in 2016
Annual Incentives Maximum Payout	Payout capped at 200% of target	Reduced from maximum of 300% of target in 2016
LTI Mix	PSUs comprise 65% of LTI awards	Increased from 25% in 2016, and 50% in 2017
PSU Maximum Payout	New for 2020: Payout capped at 200% of target	Reduced from 900% in 2016, 350% in 2017, and 300% in 2018 and 2019
PSU Performance Period	3-year performance period (3-year goals and cliff vesting)	Changed from 1-year performance goals with 3-year ratable vesting in 2016 and 2017
PSU Goal Transparency	New for 2020: Linked payout to achievement of product launch and revenue goals	Changed from goals relating to the achievement of R&D and clinical trial milestones and additions to our pipeline in prior years
PSU TSR Payout Cap	New for 2020: Relative TSR component limits overall payout if not above peer median	TSR modifier impacted operational payout to increase or decrease the payout if above or below top or bottom quartile of peers in 2018 and 2019
In connection with our shareholder engagement initiative, we request input and feedback from our shareholders on the structure, components and philosophy of our executive compensation program and the response we have received from our shareholders has generally been favorable and supportive of our approach and the improvements we have made and continue to make.

Incentives That Reward Executives for Actions that Create Sustainable Shareholder Value
Our incentives link pay with value creation both over the short- and long-term. Key features include:

•
Incentive performance goals encompass financial, operational, strategic, and shareholder return metrics ensuring executive focus on broad-based strategic execution and links payouts realized by executives to strong financial performance and shareholder value creation;

•	Annual cash incentive payout based 100% on established goals that we believe furthers execution of the Company’s strategy and advances financial performance;

•	2019 annual cash incentive financial targets were set significantly higher than actual 2018 performance;

•	PSUs comprise 65% of LTI awards, and over 50% of CEO target total direct compensation (total direct compensation consists of base salary and cash and equity incentives);

•	Inclusion of TSR metric in PSUs ensures that the number of shares of common stock issued to the executive is directly aligned with shareholder value creation during the term of the PSU; and

•	RSUs vest on a ratable basis annually over four years to serve our talent retention objectives and further align executives’ interests with those of our shareholders.

2019 Executive Compensation Aligned with 2019 Company Performance

•
2019 financial performance was outstanding: Total revenues for 2019 were $4,991 million, a 21% increase compared to 2018. On a GAAP[1] basis, diluted earnings per share was $10.70, inclusive of one-time tax benefits related to intra-entity asset transfers of intellectual property, compared to $0.35 in the prior year, inclusive of $1,183 million of expense related to the value of the in-process research and development assets acquired in 2018. Non-GAAP[1] diluted

2019 Proxy Statement Alexion Pharmaceuticals, Inc.	44

earnings per share for 2019 was $10.53, a 33% increase versus the prior year. (1For a reconciliation of non-GAAP diluted earnings per share to the closest comparable GAAP measure, see Appendix A.)

•
Performance goals that underpinned 2019's annual incentives were significantly higher than the Company’s 2018 actual performance. These 2019 performance incentive targets, and the resulting pay-outs, were driven, in part, by (i) ULTOMIRIS facilitated patient conversion performance, with ULTOMIRIS being established as the standard of care for PNH in our top three markets (US, Germany and Japan) and (ii) the steps taken during 2019 to rebuild and expand our pipeline to include 18 development programs in 9 assets.

•
Despite our 2019 performance, the CEO’s annual cash incentive earned was $2.43 million, a 16% decline as compared to 2018, which was due in part to the fact that the corporate performance and individual goals for 2019 had been set at a higher and more demanding threshold in comparison to the prior year, so even the very solid 2019 performance (which was, by many metrics, Alexion's best year) was measured against a much higher bar that was set by the Committee than 2018. However, since the executive team took control in 2017, they have been successful, and have not turned their focus from expanding and diversifying our pipeline which can take years to translate into returns in financial performance and increased shareholder value.

•
While we believe our current stock price undervalues the company today and our 2019 Annual Incentive Plan paid out above target, our executives continue to remain aligned with shareholders as equity constitutes the largest component of their total compensation and the 2017 TSR PSUs (that were scheduled to vest in early 2020) were forfeited in entirety given our TSR results. The Committee continues to emphasize the importance of shareholder-linked equity compensation by including a payout cap in the 2020 PSU program for TSR performance below the median of the TSR peer group.

•	We continued to focus on at-risk pay elements, with over 92% of the CEO’s total compensation being at-risk.

•
PSUs linked to the achievement of 3-year financial and operational goals, as well as our relative TSR and R&D milestones, represented approximately 60% of total incentives (annual cash incentives and LTI) for our executives for 2019, as well as over 50% of total direct compensation for the CEO for 2019.

Why You Should Vote FOR Say-on-Pay

•	We continue to enhance our executive compensation program to further strengthen the link between pay and performance and to incentivize our executives to focus on long-term shareholder value creation.

•	We continued to engage with shareholders and stakeholders and continue to receive their feedback and general support on our evolving compensation programs.

•
For 2020, we have capped the maximum payout for PSUs at 200% of target. We have also increased transparency of the PSU goals and replaced the R&D clinical trial milestones with product launch goals. Additionally, we have modified the relative TSR component to cap the number of shares of common stock that will be issued upon vesting (regardless of corporate performance) if relative TSR is not at least at peer median. With our newly implemented relative TSR cap (which was also refer to as a TSR "gate") we are more closely aligning our executives PSU payout to shareholder value creation.

•	We continue to emphasize variable and performance-based incentives which, for the CEO, comprise over 90% of total direct compensation with PSUs accounting for over 50% of total direct compensation.

2019 Proxy Statement Alexion Pharmaceuticals, Inc.	45

•
We have not only increased the at-risk focus of total compensation, but (consistent with the past three years) set rigorous goals for the metrics underpinning those incentives (see "Year Over Year Financial Performance Targets & Results" on page 59).

Compensation Practices - What We Do And Do Not Do
Below is a description of some of our other executive compensation practices that further highlight our commitment to compensation governance and paying for performance:

What We Do
✓	Hold an annual say-on-pay advisory vote for shareholders
✓	Utilize market and peer group data to ensure we compensate fairly and competitively, but not excessively
✓
Mitigate undue risk-taking by:
•    Using multiple performance goals
•    Imposing caps on payouts
•    Maintaining forfeiture and clawback policies to recoup incentive awards (cash and equity)
•    Perform annual compensation risk assessments

✓	Use an appropriate mix of cash and equity compensation, with an emphasis on variable (at-risk) compensation
✓	Established “Double trigger” accelerated vesting provisions upon a change in control
✓	Set meaningful stock ownership and retention guidelines for the CEO and other executives
✓	Have overlapping membership on the Leadership & Compensation Committee and the Audit & Finance Committee and the Science & Innovation Committee
✓	The Audit & Finance and the Science & Innovation Committees review and advise the Leadership & Compensation Committee in regard to goal setting in incentive plans
✓	Grant Long-term performance-based awards in the form of performance share units (PSUs) that have a 3-year cliff vesting provision
✓	Pay a significant portion of compensation in the form of equity (with multi-year vesting)
✓	Engage with shareholders on operational, compensation and governance issues
✓	Require non-compete and other restrictive covenants in employment agreements and incentive award agreements

What We Do Not Do
X	No granting of discounted stock options
X	No change in control excise tax gross-ups
X	No repricing underwater stock options without shareholder approval
X	No hedging or pledging of our stock
X	No “single-trigger” change in control vesting or cash payments
X	No excessive perquisites
X	No tax gross-ups on perquisites (other than for standard relocation benefits)
X	No multi-year guaranteed incentive awards

2019 Performance Highlights
Three years ago, Alexion embarked on a long-term strategy to transform the organization and position the Company for the future. With our leadership team at the helm, 2019 proved to be a pivotal year in this journey as we delivered on the key objectives, and in many cases, surpassed. Strong, consistent execution across our rare disease portfolio coupled with a disciplined capital allocation strategy enabled us to continue to deliver double-digit revenue growth in 2019 and advance our mission of improving the lives of people with rare diseases through our innovative medicines.
Key accomplishments include delivering multiple global launches, SOLIRIS in gMG and NMOSD, and ULTOMIRIS in PNH and aHUS, while also diversifying our rare disease portfolio by growing our pipeline through internal and external efforts. ULTOMIRIS became the market leader within the first year of

2019 Proxy Statement Alexion Pharmaceuticals, Inc.	46

launch in our three largest markets - the US, Germany and Japan.  Our neurology portfolio was strengthened based on the strong growth of SOLIRIS for gMG and the launch of SOLIRIS for NMOSD. Neurology is now our largest franchise in the US as measured by volume of patients treated.
These achievements reflect our continued commercial excellence and the quality of our people. We also made significant progress in R&D in 2019, we expanded our clinical-stage development programs to 18 across 9 assets which positions us for 2020. We built strong momentum in 2019 with the goal of sustaining Alexion’s long-term growth - with a particular focus on expanding our C5 franchise with the potential for four new indications for ULTOMIRIS and further diversification of our portfolio by entering into seven business development deals and progression of our in-house research programs. Through our efforts in 2019, we have continued to expand the number of patients whose lives we’ve changed around the world as well as the number of patients we have the potential to help in the future.
As we continue advancing our mission of delivering life-changing therapies to people with rare diseases, we maintain a patient-centric culture of integrity driven by our people. We attribute our continued strong financial and operational performance to our employees and executive leadership. A primary objective is to attract and retain the best talent to achieve Alexion’s mission, execute our long-term growth strategy, and drive shareholder value. We are pleased with the tremendous dedication and hard work of our team having increased our employee net promoter score, a measure used to assess employee satisfaction, by 44 points since 2017. This represents a meaningful improvement in a short amount of time and we believe our current strategic approach positions us to maintain our competitive advantage in attracting and retaining talent and facilitate the execution of our long-term strategy through our focus on building world class leadership and innovation capabilities that we expect can lead to even greater value for all stakeholders in an increasingly complex and competitive biotechnology environment.
Alexion’s ambitious objectives are communicated to our shareholders and we periodically provide updates on our progress relative to these objectives. Our key objectives (which were established by our CEO and Board early in 2019) and corresponding achievements in 2019 include those that are summarized below:

2019 Proxy Statement Alexion Pharmaceuticals, Inc.	47

Lead with ULTOMIRIS® (ravulizumab-cwvz) in PNH; Deliver successful launch in aHUS	✓	Established ULTOMIRIS as the market leader in PNH within the first year of launch; launched ULTOMIRIS in aHUS
	✓	Best-in-class ULTOMIRIS facilitated patient PNH conversion in key markets of US, Germany and Japan

Accelerate neurology portfolio	✓	SOLIRIS continued to gain strong traction in gMG and NMOSD
	✓	Neurology has become largest franchise in the U.S. by patient volume
	✓	Ended 2019 with 1,885 patients on treatment with SOLIRIS for gMG and NMOSD in the U.S.

Grow Metabolics Portfolio	✓	Continued work to expand access for HPP and LAL-D patients
	✓	Metabolic sales grew 24% year over year, driven by increase in volume

Execute and Expand Pipeline	✓
Furthered diversification beyond C5 with Achillion acquisition - Factor D provides opportunity to pursue development in a broad range of indications - and six additional business development transactions

	✓	Expanded pipeline with plans to advance ULTOMIRIS into 6 additional indications across neurology and nephrology
	✓	Robust pipeline with potential for 10 launches by end of 2023

Delivered on Financial Ambitions	✓	Drove strong total revenues of $4,991 million in 2019, 21% increase compared to 2018
	✓	Delivered GAAP* diluted EPS of $10.70 in 2019 compared to $0.35 in the prior year. Non-GAAP* diluted EPS for 2019 was $10.53, a 33% increase versus the prior year
*For a reconciliation of these non-GAAP performance metrics to our most comparable GAAP performance metrics, please see Appendix A.
Alexion demonstrated strong financial performance over 2019 as we continued to execute at a very high level. We have delivered continued revenue growth, improved operating margins, and generated strong cash flow, leading to what we believe is a solid foundation for future growth and value creation. We have continued our disciplined business development strategy that is intended to allow us to diversify future revenue while retaining capital flexibility. The chart below shows our year-over-year net product sales since 2017.

2019 Proxy Statement Alexion Pharmaceuticals, Inc.	48

Revenue growth year over year

Driven by our executive talent, enhanced organizational capabilities and a strong culture rooted in compliance and patient centricity, we have established a strong foundation on which we believe can continue the next phase of our unique biotechnology journey in rare diseases which we believe will result in advancements for the patients we serve and sustainable long-term value for our shareholders and our other stakeholders.
2019 Say-On-Pay Vote and Shareholder Engagement
We have undertaken an on-going and year-round shareholder engagement initiative at the request of our Board of Directors and our Leadership and Compensation Committee. The outreach is led by our investor engagement team, which includes our Head of Investor Relations, Corporate Counsel, and Head of Total Rewards. Members of our Board have taken an increasingly active role in our investor outreach initiatives in 2018, 2019 and 2020. Through these interactions, we gather and consider feedback from our shareholders (which is communicated to the Leadership and Compensation Committee and the full Board of Directors) on strategic, operational, governance and executive compensation matters. Specifically, in connection with our 2019 Annual Meeting of Shareholders and after, we continued to engage with our shareholders on executive compensation programs among other matters. At our 2019 Annual Meeting, our shareholders approved our non-binding advisory vote on 2018 compensation paid to Alexion's named executive officers with 84.2% of votes cast in favor of the proposal.

2019 Proxy Statement Alexion Pharmaceuticals, Inc.	49

Shareholder Engagement During 2019

Met with or Contacted
*Percentages above reflect the % of our outstanding shares
Our shareholder engagement is a year-round effort and in 2019 and 2020, members of our Board, our investment engagement and executive team reached out to shareholders as reflected in the charts above.
Our Board of Directors and our executives believe that an important part of an effective corporate governance program is active engagement with our shareholders. We value the views of our shareholders and other stakeholders, and, as noted above, we communicate with them regularly and solicit input on a number of topics. With respect to executive compensation matters, we always welcome the input from shareholders at any time during the year. Following the filing of our definitive proxy statement in a given year, however, our shareholder outreach efforts are targeted to matters under consideration at the annual meeting, including our “say-on-pay” vote and executive compensation. In connection with the 2019 Annual Meeting of Shareholders (and the shareholder input on executive compensation matters following the 2019 Annual Meeting of Shareholders), shareholders that did respond to our invitations to a meeting and that did engage with our team acknowledged the alignment of our executives' pay with our overall performance and generally expressed support for our executive compensation program and structure. Shareholders have, in prior years, expressed preferences for a compensation program that is heavily equity-based and linked to Company performance and shareholder value creation.
Over the past few years, Alexion has, in our communications with investors on executive compensation matters, emphasized our compensation roadmap with the progression from a more subjective to more quantitative measurement for our annual cash incentive bonus plan (AIP) and our LTI program, as well as ensuring appropriate rigor and governance to plan design and increasing the performance targets every year so that performance has to meaningfully improve every year to continue to receive comparable compensation in subsequent years.
Executive Compensation and Peer Group Philosophies
The primary objectives of our executive compensation program are to reward executives for actions that drive financial performance, yet simultaneously create long-term sustainable shareholder value,

2019 Proxy Statement Alexion Pharmaceuticals, Inc.	50

and attract and retain the best talent in the industry through competitive compensation. To achieve this, the Committee considers and approves compensation programs based on the Committee's executive compensation philosophies, which include the following:

Drivers	Philosophies

Pay for Performance
• We believe that establishing competitive opportunities to incentivize high performance should deliver greater rewards when corporate and individual performance exceed expectations and lower compensation when corporate or individual performance falls short
•    Performance is measured by financial, operating and strategic performance, return to shareholders and individual contributions

Alignment of Executives’ Interests With Shareholders
•    We strive to align the interests of executives with those of our shareholders. We believe that when executives act as owners, they take actions to create sustainable long-term shareholder value, while eschewing risky behavior in search of purely short-term gains
•    We align the interests of our executives with those of our shareholders through equity awards comprising a significant percentage of overall compensation, longer vesting of time-based equity, and robust stock ownership guidelines

Attract, Retain and Incentivize
•    We are committed to attracting and retaining industry-leading talented individuals through well-designed compensation programs that incentivize our employees to achieve rigorous corporate objectives that are important to our business and long-term success
•    We believe that ensuring the stability and continuity of talent at all levels is critical to the success of our Company especially given the nature of our business and the relatively longer development period of our product pipeline

Competitive with Peer Group
•    We believe that compensation paid by market peers matters
•     When we set targets, we evaluate the practices of our peers and market data to validate that Alexion is competitive with other companies who compete with us for talent

Balanced Combination of Compensation Elements
•    We strive for an appropriate balance between cash and equity incentives
•    The annual cash incentive is intended to motivate individuals to successfully execute on short-term financial and strategic objectives
•    Equity incentives are intended to focus executives on the long-term success of the organization, as well as, in the case of PSUs, the achievement of pre-established financial and operational performance goals and shareholder value creation, as well as align the interests of executives with those of shareholders

The Committee also carefully considers the views of the leading proxy advisory firms on the compensation peer group we have established. As discussed in greater detail under “Peer Group Selection Criteria”, the Committee strives to select companies that are of similar size (e.g., revenues, market capitalization, and number of employees), are organized like Alexion, operate in similar geographic and business areas (i.e., companies with a global presence and rare/orphan disease focus) and compete for the same talent. While the Committee endeavors to select peer companies that exhibit all these criteria, it recognizes that it cannot develop a peer group in which all companies satisfy all criteria. The Committee specifically noted the discrepancy between the Company’s selected peer group and those selected by a leading proxy advisory firm, in particular with respect to the inclusion by the proxy advisory firm of:

•
generic pharmaceutical companies (where results are not driven by innovation and expanding product pipelines with new technologies, where products have different life cycles and less complex reimbursement and access strategies and where a much smaller percentage of revenue is dedicated to research and development),

•	medical device companies (not in the drug development space),

•	an animal health organization (that operates under an entirely different model and regulatory regime), and

2019 Proxy Statement Alexion Pharmaceuticals, Inc.	51

•
a contract research organization (a service provider, not a research and development driven developer of proprietary medicines, not in the pharmaceutical development or pharmaceutical product sales and distribution space).

Alexion does not compete with these types of entities for executive talent. After extensive consideration, the Committee determined that companies in the proxy advisory peer group do not represent an appropriate comparator group because the nature, size and scale of the businesses, applicable regulatory regimes and market demands and influences, and employee and investor perception of these companies are fundamentally different from Alexion.
Using the peer group selected and approved by the Committee, the Committee set the CEO’s 2019 target compensation in line with the median of the peer group, equal to the 46th percentile, reflecting our commitment to ensuring significantly performance-based yet competitive compensation (refer to the Peer Group Analysis graphic on page 73).
Executive Compensation Framework
Evolution of our Compensation Programs
Over the last several years, we have made significant changes to our executive compensation program in order to:

•	Enhance alignment with our pay-for-performance philosophy

•	Strengthen the link between executive and shareholder interests

•	Incorporate good corporate governance practices

•	Align with competitive and best market practices

•	Reflect input received from shareholders and proxy advisory firms
The chart below shows the evolution of our programs noting the key changes made each year:

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2016
Change-in-Control Enhancements	Eliminated: • Single-trigger vesting on a change-in-control • Section 280G gross-up entitlements

2017
Long-Term Incentive Mix	• Reduced Stock Options from 50% to 20% • Increased RSUs from 25% to 30% • Increased PSUs from 25% to 50%
Annual Cash Incentive Plan
• Transitioned bonus payouts from 100% based on subjective performance to being based on performance against pre-established goals (50% financial and 50% strategic)
• Reduced maximum payout from 300% to 200%

Performance Share Unit Plan	• Reduced maximum payout from ~900% to 350%

2018
Long-Term Incentive Mix	• Eliminated Stock Options • Increased RSUs from 30% to 35% • Increased PSUs from 50% to 65%
Annual Cash Incentive Plan	• Increased weighting of financial goals from 50% to 65%; bringing total potential pay-out tied to financial goals to over 80% given some strategic goals have financial objectives
Performance Share Unit Plan	• Reduced maximum payout from 350% to 300% • Shifted from a 1-year performance period with 3-year ratable vesting to a 3-year performance period with cliff vesting

2019
Performance Share Unit Plan
• Increased weighting of Revenue goal from 40% to 60% and reduced weighting of Operating Margin goal from 60% to 40%
• Shifted from applying the rTSR modifier based on a sliding scale to a "cliff" approach with binary outcomes for performance below or above the 25th and 75th percentiles

2020
Performance Share Unit Plan
• Reduced maximum payout from 300% to 200%
• Increased weighting of Revenue goal from 60% to 70%
• Removed Operating Margin as a goal and replaced with R&D launch goals, weighted at 30%
• Introduced a relative TSR cap to limit payouts if at or below peer median

Pay-For-Performance Summary
Alexion’s executive compensation program is based on a pay-for-performance foundation that supports our business strategy and aligns executives' interests with those of our shareholders. We believe that a significant portion of each executive's compensation should be variable and tied to the achievement of pre-established Company performance goals that drive value creation for our organization and our shareholders. Accordingly, the Committee has designed our incentive programs with the goal of ensuring that actual realized pay by our executives varies above or below targeted compensation opportunities based on the achievement of challenging, yet achievable, performance goals, as well as the executive's individual contribution to performance. The Committee measures performance using several financial, operational and strategic goals, as more fully described below. The specific goals that we use to measure our performance under our executive compensation program were selected because the Committee believes that they are important to Alexion’s financial and operational success over the short- or long-term, as applicable.
The pay-for-performance ethos is reflected within both our short-term (one-year) and long-term (three-year for PSUs and four-year for RSUs) compensation programs. In addition, a component of our long-

2019 Proxy Statement Alexion Pharmaceuticals, Inc.	53

term compensation is directly tied to total shareholder return, or TSR, which directly aligns payouts with outcomes for our shareholders. In general, we believe the mix of short- and long-term variable compensation components provides appropriate incentives to motivate near-term performance, providing significant incentives to keep our executives focused on making future-oriented business, strategic and operational decisions that are intended to drive long-term corporate benefits that drive shareholder value, and not exclusively on quarterly or annual performance, and aligning the interests of executives with those of shareholders.
The charts below set forth the total direct compensation mix for Dr. Hantson, individually, and the other NEOs, as a group, for 2019, calculated as described above.
Compensation Mix: CEO
Compensation Mix: Average for NEOs (excluding CEO)

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2019 Compensation Components and Key Compensation Actions
The primary elements of our executive compensation program and a summary of the actions taken by the Committee with respect to the 2019 compensation of our NEOs are set forth in the following table and are also described in further detail below:

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Compensation Component	Link to Business and Talent Strategies	2019 Compensation Actions

Base Salary	Provide competitive, fixed, cash compensation to attract and retain top talent and recognize sustained performance, job scope and experience
Annual Base Salaries established at the beginning of the year are:
• Reviewed annually against survey and peer market data
• Changes are made based on position relative to market and performance
• 2019 increases were based on market positioning and reflective of expanded roles and promotions

Annual Cash Incentive Compensation	Motivate executives to achieve rigorous annual financial and strategic goals that support our short- and long-term objectives
Annual Financial and Strategic goals established at the beginning of 2019 include:
Financial (65%):
 • Revenue
 • Non-GAAP Operating Margin
 • Non-GAAP EPS
Strategic (35%):
 • Creating Value
 • Rebuilding Clinical Stage Pipeline
 • Most Rewarding Company to Work For

• Performance against these goals is assessed after the end of the fiscal year by the Committee
• Overall, our 2019 performance versus our goals exceeded targets and our corporate achievement was 162% of target
• Bonus payouts ranged from 162% to 178% of target recognizing the strong corporate results and superior performance of certain members of our leadership team

LTI Compensation
Motivate and reward executives for exceptional execution of long-term financial and strategic objectives, while providing a direct link to the creation of sustainable shareholder value and execution of our strategic business plan; align the interests of executives with those of our shareholders

Annual LTI awards granted in February of 2019 include:
PSUs (65%):
 • 3-year performance period with "cliff" vesting upon certification by the Committee
• Dependent on the achievement of Revenue and non-GAAP Operating Margin financial goals
• Reflects goals that the Committee has identified as key indicators of Company performance and creation of shareholder value
• Provides an opportunity for additional PSUs to be earned based on long-term value creation through R&D milestones
• Shares ultimately earned can be increased or decreased based on our relative total shareholder return performance
RSUs (35%):
 • 4-year ratable vesting
 • Provide focus on stock price growth and serve our talent retention objectives
2017 Earned TSR PSUs:
 • Based on Alexion's 3-year relative TSR results, the Committee certified a payout of 0% resulting in the PSUs being canceled

2019 Compensation Decisions for Named Executive Officers
As further described below, the Committee approved 2019 base salaries, annual cash incentive targets, and LTI awards, including PSUs and RSUs, in February 2019 for each of the NEOs. The Committee has established annual compensation decision-making and award practices in which base salary,

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annual cash incentive targets and goals, as well as LTI grants are made following the completion of the selection of our peer group and our internal performance reviews of our executive officers, as well as a review of the external market equity practices, including the data from our peer group and the F.W. Cook survey and market data described below. When determining compensation for each NEO, the Committee uses the market median values from the peer group as a reference point for each element of compensation, but the Committee considers and assesses other factors when arriving at final compensation decisions, such as each executive’s role and responsibilities, performance trend, contributions to financial and strategic performance results and internal equity, which may result in actual compensation being greater or less than the market median of the peer group.

2019 Base Salaries
Base salary represents a secure, fixed component of an executive's compensation. Determinations of base salary levels for our executives are established based on the position and scope of responsibilities. Base salaries are evaluated annually for possible merit or market adjustments and take into account the Committee's annual review of marketplace competitiveness compared to the median of the peer group and survey market data provided by our independent compensation consultant. The Committee believes that the 2019 base salary increases approved for our NEOs are consistent with market levels and appropriately reflect individual contributions of the NEOs. The Committee increased the base salaries for all NEOs as follows:

•
Merit/Market Adjustments: Dr. Hantson, Mr. Clancy, Mr. Goff, and Dr. Orloff each received a merit increase in 2019 and Mr. Goff and Dr. Orloff received further adjustments to better align their salaries with market.

•	Expanded Role: Ms. Law's increase reflects additional responsibility in her role to include leading patient engagement and advocacy in addition to the employee experience.

•
Promotions: Dr. Sarin's increases reflected two role changes during 2019. Her promotion from SVP to EVP in February 2019, with an expanded scope to include Chief of Staff to CEO responsibilities (increase to $600,000), and in September 2019, Dr. Sarin's promotion to CFO (increase to $800,000).

2019 Base Salary Changes[1]	CEO	2018 Base Salary	2019 Base Salary	% Change
	Ludwig Hantson	$1,200,000	$1,250,000	4%

2019 Base Salary Changes[1]	All Other Named Executive Officers	2018 Base Salary	2019 Base Salary	% Change
	Aradhana Sarin[2]	$517,500	$800,000	55%
	Paul Clancy	$900,000	$927,000	3%
	Brian Goff	$695,250	$740,000	6%
	Anne-Marie Law	$650,000	$695,000	7%
	John Orloff	$695,250	$770,000	11%
(1)All base salary changes became effective January 1, 2019.
(2)Dr. Sarin's base salary increase in connection with her promotion to CFO in September 2019, that became effective in October 2020.
2020 Base Salary Decisions
In February 2020, the Committee made the following base salary adjustments that became effective January 1, 2020:

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•	Market Adjustments: Dr. Hantson and Dr. Orloff each received increases to better align their salaries with market.

•
Expanded Roles: Mr. Goff became our Chief Commercial & Global Operations Officer that now includes responsibility for driving continued long-term growth and aligning our commercial and operations strategy to serve more patients and families with rare and devastating diseases. Ms. Law became our Chief Human Experience Officer to reflect her expanded role that now includes the technology function to evolve our digital employee and patient experiences.

2020 Base Salary Changes	CEO	2019 Base Salary	2020 Base Salary	% Change
	Ludwig Hantson	$1,250,000	$1,300,000	4%

2020 Base Salary Changes	All Other Named Executive Officers	2019 Base Salary	2020 Base Salary	% Change
	Aradhana Sarin	$800,000	$800,000	0%
	Paul Clancy	$927,000	$927,000	0%
	Brian Goff	$740,000	$799,200	8%
	Anne-Marie Law	$695,000	$729,750	5%
	John Orloff	$770,000	$831,600	8%
Annual Cash Incentive Awards
We pay annual cash incentive awards to drive the achievement of strong annual performance and certain long-term strategic measures that can be implemented on a short-term basis. The Committee endeavors to deliver a meaningful portion of total cash compensation in the form of performance-based annual cash incentives. The Committee believes that doing so is critical because the opportunity for a meaningful cash award will, together with strong management and accountability, drive executives to individually and collectively achieve and exceed Alexion's annual objectives.
2019 Annual Incentive Plan Design
The Committee annually evaluates incentive targets by taking into account marketplace competitiveness compared to the peer group and survey data provided by our independent compensation consultant. For each of the NEOs, the Committee established annual cash incentive targets as a percentage of base salary actually earned for 2019 as follows:

2019 Annual Incentive Targets (% of Base Salary)	CEO	2019 Target	2018 Target
	Ludwig Hantson	120%	120%

2019 Annual Incentive Targets (% of Base Salary)	All Other Named Executive Officers	2019 Target	2018 Target
	Aradhana Sarin[1]	70%	45%
	Paul Clancy	70%	70%
	Brian Goff	70%	70%
	Anne-Marie Law	70%	70%
	John Orloff	70%	70%

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(1)Dr. Sarin's target annual incentive was increased January 1, 2019 in connection with her promotion from SVP to EVP. Dr. Sarin's target annual incentive was not increased for 2019 in connection with her promotion to CFO (that became effective in October 2020).
The Annual Cash Incentive Plan is calculated as follows:

•	No annual cash incentive is payable if the threshold performance goals are not achieved

•	A maximum of 200% of target is payable for achieving the highest level of performance

•	Individual performance is a modifier, with the potential to increase or decrease an NEO's cash incentive (but not in excess of 200% of target)

Eligible Earnings	X	Target %	X	Corporate Multiplier (Financial & Strategic Weighted Funding)	X	Individual Performance Multiplier	=	Max Payout Capped at 200%

The Compensation Committee, with input from two other standing Board Committees (the Audit and Finance Committee and the Science and Innovation Committee), established the financial and strategic goals, along with their weightings, for the 2019 AIP at the beginning of the year, as set forth below:

	Goal	Weighting

Financial Goals (65% Total Weighting)	Revenue	40%
	Non-GAAP Operating Margin	30%
	Non-GAAP EPS	30%

Strategic Goals (35% Total Weighting)	Creating Value	50%
	Rebuild Clinical Stage Pipeline	37.5%
	Most Rewarding Company to Work For	12.5%

2019 Annual Incentive Plan Performance
The Committee established the financial and strategic performance goals at the start of 2019. The Committee believed that the performance goals were challenging, yet reasonably achievable, but that achievement of the targets would require exceptional performance from each of the NEOs and the entire executive team and, to further incentivize our NEOs, the Committee established maximum goals that were considered to be even more demanding. The Committee also believed that achievement of these goals required exceptional cross-functional performance and execution by the executive team. After the end of the year, the Committee determined our achievement of the financial and strategic goals of the AIP resulted in a total performance score of 162% of target, as detailed in the following sections.
2019 Financial Performance
We exceeded each of our financial goals, resulting in a performance score of 167% for the financial component of the AIP, as follows:

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	Performance Range
2019 Financial Goals	Threshold (50%)	Target (100%)	Maximum (200%)	2019 Adjusted Results	Achievement %	Weighted Performance Funding %

Revenue (40%)	$4,158M	$4,620M	$5,082M	$4,919M	156%	62%
Non-GAAP Operating Margin (30%)	49.1%	53.2%	56.6%	55.3%	150%	45%
Non-GAAP EPS (30%)	$7.28	$8.85	$10.41	$10.42	200%	60%

Financial Performance Funding: 167%
Funding for Financial Performance at 65% (167% x 65%) = 109%
In establishing the 2019 financial performance goals, the Committee took into account the 2018 and 2017 goals and actual performance and established challenging, yet reasonably achievable, 2019 goals that required meaningful improvement over 2018 performance. The tables below show the year-over-year impact for two common financial metrics:

Year-Over-Year Financial Performance Targets & Results

	Targets
Financial Goals	2017	2018	2018 vs. 2017 (% increase)	2019	2019 vs. 2018 (% increase)	Increase over 3-year period

Revenue	$3,450M	$3,920M	14%	$4,620M	18%	34%
Non-GAAP EPS	$5.13	$6.80	33%	$8.85	30%	73%

	Adjusted Results
Financial Goals	2017	2018	2018 vs. 2017 (% increase)	2019	2019 vs. 2018 (% increase)	Increase over 3-year period

Revenue	$3,513M	$4,190M	19%	$4,919M	17%	40%
Non-GAAP EPS	$5.81	$7.75	33%	$10.42	34%	79%

	Target Increases over Prior Year Actual
	2018 Target vs. 2017 Actual	2019 Target vs. 2018 Actual

Revenue	12%	10%
Non-GAAP EPS	17%	14%

In determining the methodology for calculating performance goals and actual performance for each of the financial components of the 2017, 2018 and 2019 AIP, the Committee determined to make certain adjustments to the amounts reported in the Company’s Annual Report on Form 10-K for 2017,

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2018 and 2019, respectively, to better reflect the Company's operating performance. 2019 reported results were adjusted in connection with determining performance under the 2019 AIP for the impact of foreign exchange on revenues and for the impact of business development expense on non-GAAP operating margin and non-GAAP EPS as compared to internal budget amounts.
For a reconciliation of non-GAAP operating margin and non-GAAP earnings per share (prior to the additional adjustments described in the preceding paragraph) to the closest comparable GAAP measure, see Appendix A to this proxy statement.
2019 Strategic Performance
The strategic performance goals for the 2019 AIP were focused on continuing to improve certain core aspects of Alexion's business. The goals were detailed and granular, and structured to drive performance to achieve specific milestones that had been identified as integral to Alexion's operations, as detailed in the 2019 Strategic Performance table below. This achievement resulted in a performance score of 152% for the strategic component of the 2019 AIP.

2019 Objective	2019 Goal	Achievement	Impact	2019 Achievement %	Weighted Performance Funding %

Creating Value (50%)	• Establish ULTOMIRIS as the Market Leader for PNH patients in the US • Accelerate momentum for SOLIRIS in neurological indications	• Meaningful progress in establishing ULTOMIRIS as the market leader in PNH with best in class ULTOMIRIS patient facilitated conversion rate in the US during 2019 • 2019 gMG and NMOSD revenue results exceeded and met expectations, respectively	• Established ULTOMIRIS as the market leader in PNH in our 3 largest volume countries (US, Germany & Japan) • Our neurology business is now our largest franchise by patient volume in the US and this was achieved in just two years since the initial launch of SOLIRIS for gMG	140%	70%
Execute and Expand our Clinical Stage Pipeline (37.5%)	• Achieve 6 key clinical milestones in 2019 • Deliver at least 2 clinical stage business development transactions	• Achieved regulatory submissions and approvals ahead of schedule • Delivered three positive Phase 3 programs, four successful program launches, entered into five clinical stage business development deals and the initiation of multiple additional clinical programs with our medicines	• Rebuilt and advanced our pipeline during 2019 with the goal to sustain Alexion’s long-term growth	153%	57%
Most Rewarding Company to Work For (12.5%)	Strengthen our patient centric culture with two milestone achievements	• Launched a digital employee platform to enhance collaboration among employees and improve the employee experience • Launched LEAP Program to have an intentional focus on improving the patient experience	• By focusing on creating efficiencies within the organization, we can better focus on the patient experience • Assist in prioritizing solutions that will create value for patients and other external stakeholders	200%	25%

Strategic Performance Funding: 152%
Funding For Strategic Performance at 35% (152% x 35%) = 53%
The overall funding for 2019 annual cash incentives was determined to be 162% of target:

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Funding for Financial Performance = 109%
Funding for Strategic Performance = 53%
2019 Total Performance Funding = 162%

2019 Individual Performance
The 2019 bonuses for the NEOs were differentiated to recognize their individual performance and role in driving our financial and strategic performance in 2019.
Our CEO, Ludwig Hantson, continued to drive Alexion's development forward and advance the missions of improving the lives of people with rare diseases. Dr. Hantson's achievements include:

•	Executing on our redefined strategy and delivering on our key objectives for 2019, which in many cases surpassed our goals

•	Establishing ULTOMIRIS as the market leader in PNH in US, Germany and Japan

•	The strong progression of ULTOMIRIS’ aHUS conversion in the US

•	Neurology becoming our largest franchise in the US by patient volume with the continued growth of SOLIRIS in gMG and the launch in NMOSD

•
Our progress towards transforming and advancing our development portfolio, including delivery of three positive Phase 3 programs, four successful launches, entered into seven business development deals and the initiation of multiple additional clinical programs with our medicines

•
Entering into an agreement to acquire Achillion (which was closed in January 2020), which represents an important step in diversifying our business beyond C5 and giving us the opportunity to develop Factor D assets

•	Our double-digit revenue growth in 2019
Our Chief Financial Officer, Aradhana Sarin, played a key role in driving our strong financial results and business development achievements, including:

•	Continued financial growth, including double-digit revenue growth driven by strength in our neurology franchise, continued growth in our complement and metabolic products and the ULTOMIRIS launch

•	Entering into seven business development deals, which were designed to further diversify our pipeline to pursue development in a broader range of indications and beyond C5 complement inhibitors
Our Chief Commercial and Global Operations Officer, Brian Goff, drove improved commercial results, including:

•	Establishing ULTOMIRIS as the market leader in PNH in US, Germany and Japan

•	The strong progression of ULTOMIRIS’ aHUS conversion in the US

•	Neurology becoming our largest franchise in the US by patient volume with the continued growth of SOLIRIS in gMG and the launch in NMOSD

•	Strong continued growth of metabolic sales

•	Continued expansion of a global sales team and program that can work towards expanding patient access

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Our Chief Human Experience Officer, Anne-Marie Law, continued to strengthen our patient-centric culture and drive towards becoming one of the most engaging and attractive companies to work for, with an increase in our net promoter score of 44 points since 2017, by:

•	Recruiting and onboarding of over 800 colleagues to meet the company's growth ambitions

•	Forming a new Patient Experience function to elevate patient centricity and build global patient advocacy capabilities

•	Developing Alexion's digital strategy and creating the foundation for digital patient and employee experiences through the launch of a patient insights portal and employee engagement platform

•	Steering a patient-centric ALS protocol development and trial design by engaging with the patient and KOL (Key Opinion Leader) community
Our Global Head of Research and Development, John Orloff, significantly contributed to executing on our clinical stage pipeline and other research and development initiatives, by:

•	Achieving multiple regulatory submissions and approvals ahead of schedule

•	Preparing Alexion for 18 clinical-stage development programs in 9 assets for 2020
In light of their individual performance, as described above, during 2019, the Committee increased the AIP payouts for Dr. Sarin, Mr. Goff and Mr. Orloff to 178% of their respective target annual cash incentives. The Committee determined that these increases were consistent with the Committee's compensation philosophy that NEOs should receive greater rewards when corporate and individual performance exceed expectations, as was the case for these three NEOs. The following table sets forth the 2019 AIP target payout and the actual amounts paid to the NEOs under the 2019 AIP:

2019 AIP Payout	CEO	2019 Target	Annual Cash Incentive Paid	Corporate Multiplier	Individual Performance Multiplier	% of Target
	Ludwig Hantson	$1,500,000	$2,430,000	162%	100%	162%

2019 AIP Payout	All Other Named Executive Officers	2019 Target	Annual Cash Incentive Paid	Corporate Multiplier	Individual Performance Multiplier	% of Target
	Aradhana Sarin[1]	$456,235	$813,011	162%	110%	178%
	Paul Clancy	$648,900	$1,051,218	162%	100%	162%
	Brian Goff	$518,000	$923,076	162%	110%	178%
	Anne-Marie Law	$486,500	$788,130	162%	100%	162%
	John Orloff	$539,000	$960,498	162%	110%	178%
(1)Dr. Sarin's 2019 AIP Bonus is calculated based on 2019 actual base salary paid, which included base salary rate of $600,000 from January to mid-September 2019 and $800,000 from mid-September to December 31, 2019.
2020 Annual Cash Incentive Targets
In February 2020, the Committee approved the 2020 Annual Incentive Plan targets for all NEOs except Mr. Clancy given his impending departure from the Company in mid-2020. The only change made was for Dr. Hantson to provide a moderate market adjustment to his annual incentive target.

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2020 Annual Incentive Targets (% of Base Salary)	CEO	2020 Target	2019 Target
	Ludwig Hantson	135%	120%

2020 Annual Incentive Targets (% of Base Salary)	All Other Named Executive Officers	2020 Target	2019 Target
	Aradhana Sarin	70%	70%
	Brian Goff	70%	70%
	Anne-Marie Law	70%	70%
	John Orloff	70%	70%

Long-Term Incentive Awards
The Committee believes that LTI awards are a critical element of compensation that provide a mechanism to align shareholders and executives, and promote behaviors consistent with Alexion’s strategic plan and financial goals. Each LTI award is a variable component of compensation and no individual, including any NEO, is guaranteed to receive an award or any value in respect of his or her awards. The Committee believes that its practice of granting LTI awards to Alexion executives is critical to driving long-term successful performance.
The Committee has not established formal guidelines for LTI award grants to our executives, including our NEOs. In determining LTI awards for executives, the Committee considers:

•	Peer group and market data;

•	The individual's historic contributions and potential contributions to Alexion's growth and financial results;

•	The value of proposed awards;

•	Corporate performance; and

•	The individual's level of responsibility within Alexion.
The Committee has established a compensation approval process such that all components of compensation are approved at the same time early each year. By taking a holistic view to each of the cash component of compensation (base salary and annual bonus) and the equity component of compensation, the Committee ensures that an executive's total compensation is consistent with the Committee’s overall philosophy and objectives.
In February 2019, the Committee approved LTI awards for the NEOs in the percentage set forth below.

Performance Share Units 65%	+	Restricted Stock Units 35%	=	Long Term Incentive Award
We have an established annual LTI grant practice in which grants are made following the completion of the selection of our peer group, our internal performance reviews of our executives, and a review of the external market equity practices, including peer group and survey market data. The Committee approves the annual LTI grants in February of each year following our annual earnings release. In accordance with our equity grant policy, the NEO's LTI awards are granted on the last day of February, with the number of shares subject to the LTI awards determined based upon the closing stock price

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three business days following Alexion's annual earnings release, which, based on past practice, is typically issued in late-January or early February. Other LTI grants, such as those made in connection with a new hire, are generally granted on the first trading day of the month following the date of hire.
The 2019 and 2018 RSU and PSU equity awards were granted to our NEOs in February 2019 and February 2018, respectively. The RSU awards will vest over four years in equal annual installments. PSU awards are earned if the applicable performance goals are satisfied over a three-year performance period and vest at the end of this period.
The following tables provide information on the 2019 and 2018 PSUs and RSUs granted to our NEOs:

		2019			2018
LTI Awards	CEO	Proposed Equity Value[1]	Number of RSUs	Number of PSUs (At Target)	Proposed Equity Value[1]	Number of RSUs	Number of PSUs (At Target)
	Ludwig Hantson	$12,625,000	37,198	69,082	$12,000,000	35,760	66,411

		2019			2018
LTI Awards	All Other Named Executive Officers	Proposed Equity Value[1]	Number of RSUs	Number of PSUs (At Target)	Proposed Equity Value[1]	Number of RSUs	Number of PSUs (At Target)
	Aradhana Sarin[2]	$2,800,000	8,250	15,321	-	-	-
	Paul Clancy	$3,200,000	9,428	17,510	$3,200,000	9,536	17,710
	Brian Goff	$3,200,000	9,428	17,510	$3,000,000	8,940	16,603
	Anne-Marie Law	$3,000,000	8,839	16,416	$2,800,000	8,344	15,496
	John Orloff	$3,200,000	9,428	17,510	$3,000,000	8,940	16,603
(1)Proposed Equity Value reflects the value approved by the Committee. The values included in the Summary Compensation and Grants of Plan-Based Awards Tables reflect the grant date fair values calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 ("FASB ASC Topic 718"). Therefore, those accounting values differ from the values included in these tables. The grant date fair value of PSUs with a TSR modifier is determined using the Monte Carlo simulation model and reflects the probable outcome of the performance conditions on grant date.
(2)February 2018 information has not been provided for Dr. Sarin given she was not a Named Executive Officer during 2018.
2019 Performance Share Unit (PSU) Design
PSUs granted to our NEOs in 2019 can be earned at up to 300% of the target number of PSUs, based on the achievement of operational performance goals, our TSR and achievement of R&D milestones, as follows:

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2019 PSU Incentive Components
Operational PSUs	Cumulative Revenue CAGR (60% weighting)

Operating Margin (40% weighting)
* 0 to 200% of payout
X
Relative TSR Modifier	Relative TSR (+/- 20%)
* Up to +/- 20% of the earned Operational PSUs * If Operational PSUs earned at maximum, adjustment for TSR can be up to +/- 40% (200% x 20%)
+
R&D PSUs	R&D Milestones (+60%)

* Up to an additional 60% of payout

Maximum = 300%

Example for Maximum Payout:
	Operational PSUs					rTSR Modifier		R&D Milestones		Payout
(	Cumulative Revenue CAGR		Operating Margin	)	X		+		=
	(200% x 60%)	+	(200% x 40%)			20%		60%		300%
	200%					40%		60%

We modified the design of the PSU component of the LTI program for 2019 and it included the following central features:
Operational PSUs
2019 Operational PSUs are earned based on a three-year performance period with the amount of shares of common stock actually earned by the NEO being dependent upon the achievement of Alexion's cumulative revenue at a compound annual growth rate, or CAGR, over the three year period (weighted 60%) and year-three non-GAAP operating margin (weighted 40%) goals1. The year three non-GAAP operating margin will be measured for the period from January 1, 2021 to December 31, 2021.
1The calculation of operating margin, for the purpose of the 2019 Operational PSUs, is based on the following: (i) non-GAAP net product revenue, using actual exchange rates, adjusted for the impact of (a) revenue attributable to an acquisition or disposition and (b) changes in accounting principles; and (ii) non-GAAP operating expense, using actual exchange rates, adjusted for the impact of (a) net income or loss attributed to acquisitions or dispositions, (b) changes in accounting principles, (c) changes in capitalization and (d) the impact of any future debt financings.

•	Change from 2018: Increased the weighting on revenue from 40% to 60% to focus on top line growth
The Committee, in establishing these long range financial goals, sought to create incentives for our executives, and incorporated assumptions into the PSU program, that requires that our pipeline

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continue to advance on schedule and certain product candidates would achieve commercialization and contribute to overall corporate financial performance in terms of increasing both revenue and operating margin. As a result, the satisfaction of these operational goals is more challenging and dependent upon advances in our product pipeline through to commercialization. In order to achieve these goals, the Company must achieve significant growth and demonstrate operational and financial discipline. In addition, the Committee, with the input of the Science and Innovation Committee, decreased the non-GAAP operating margin component because it recognizes that we are committed to further advancing and diversifying our product pipeline and clinical trial program that will require a financial commitment to those programs.
Threshold performance levels must be exceeded for one of the operational PSU goals (revenue or non-GAAP operating Margin) or no component of the operational PSUs will be earned.
Relative TSR Modifier and Peer Group
Alexion's relative TSR (rTSR) is defined as Alexion's TSR compared to the TSR of the companies that comprise the TSR Peer Group as of the last day of the three-year performance period. The TSR Peer Group, which was maintained from 2018 to 2019, is the collection of companies within the S&P 400 and 500 Pharmaceuticals, Biotechnology, and Life Sciences Indices, as well as any additional companies in our executive compensation peer group not in these indices, which the Committee viewed as a relevant and appropriate benchmark for stock price performance.
Earned Operational PSUs can be increased or decreased by the 20% modifier based on Alexion's rTSR performance. The modifier will only have binary outcomes (“cliff approach”) as follows:

•	Up to a 40% increase in the number of earned operational PSUs if our rTSR is above the 75th percentile of the TSR Peer Group

•	Up to a 40% decrease in the number of earned operational PSUs if our rTSR is below the 25th percentile of the TSR Peer Group

◦	The maximum adjustment of +/- 40% will only apply if the Operational PSUs are earned at maximum (200% x 20% = 40%)

•	No modification to the Operational PSUs if performance is between the 25th and 75th percentiles

•
Change from 2018: Shifted from applying a modifier based on a sliding scale approach (i.e., an increase or decrease for each 1% that our rTSR is above or below the 75th or 25th percentiles, respectively) to a cliff approach to enhance the impact of TSR results and create further shareholder alignment

Earned Operational PSUs can be increased or decreased by up to 20% based on Alexion's rTSR performance if Operational PSUs are earned at target.

R&D PSUs
Because R&D is vital for our business growth and pipeline expansion and our long-term value proposition, an additional number of PSUs, up to 60% of the target number of PSUs, can be earned by our NEOs based on the achievement of R&D milestones. The R&D component of the PSUs that an NEO is eligible to earn have a three-year performance period with the amount actually earned dependent upon satisfaction of specified R&D milestones.
For 2019, the Committee selected eight R&D milestones to incentivize executives to achieve aggressive R&D goals relating to our internal and external additions to our pipeline and advancing product candidates in the pipeline that will expand our product pipeline with the objective to continue to increase and diversify our revenue.

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2020 Performance Share Unit (PSU) Design
We redesigned the PSU component of the LTI program for 2020, while maintaining the same mix of RSUs and PSUs, in order to address the following key objectives:

Objective	Changes from 2019 Program
Strengthen Link to Shareholder Value Creation	• Increased impact that rTSR results have on overall PSU payout by adding a rTSR-based limit on the overall payout for performance at and below the median of the TSR Peer Group
Create Better Alignment with Market Best Practices	• Reduced maximum payouts from 300% to 200%
Enhance Focus on Key Long-Term Strategic Objectives
• Increased the importance of R&D milestones (now launch goals) by including them as core performance goals rather than as a separate component that would result in additional PSUs being earned, with a 30% weighting to focus our executives on product expansion and diversification
• Increased the weighting of our revenue goal from 60% to 70% to align with shareholder expectations for strong top line growth by driving conversion to ULTOMIRIS, expanding our current assets into new diseases and diversifying our portfolio
• Eliminated Operating Margin as a goal because it is a goal in our Annual Cash Incentive Plan, which reduces overlap of goals

Increase Transparency of Goals	• Shifted our R&D goals from clinical trials to product launch goals to better align with our publicly-stated goals around transforming our development portfolio
The PSU component of the LTI program for 2020 includes the following central features:

2020 Performance Share Unit Components
Core Metrics		Relative TSR Gate[1] Caps Core Metric Payout % based on rTSR performance
		Alexion's rTSR Percentile Rank	Payout Cap
Cumulative Revenue (70%)	ð	> 50th %ile	Core Metric Payout is not adjusted	=	2020 PSUs (Maximum Payout 200%)
		50th %ile	150%
		40th %ile	130%
R&D Launch Goals (30%)		25th %ile	100%
		12th %ile	74%
(1)For each percentile rank below 50th percentile, payout drops by 2% (starting from 150%) until 74% at 12th percentile
Core Metrics
2020 PSUs are earned based on a three-year performance period, January 1, 2020 to December 31, 2022, with the number of PSUs actually earned by the NEO being dependent upon the achievement of goals relating to Alexion's cumulative revenue, weighted 70%, and R&D launch goals, weighted 30%.
R&D Launch Goals:
The Committee, with review and input from our Science & Innovation Committee, established the R&D launch goals for the 2020 PSUs. For the purpose of establishing the parameters of these R&D launch goals, the Committee referred to the Company’s publicly stated ambition to have 10 specific product launches from its current portfolio by the end of 2023 through a combination of new assets, new formulas and new indications, including ALXN1840 for Wilson’s Disease and a subcutaneous formulation of ULTOMIRIS.  The Committee defined the PSU threshold, target and maximum metrics

2019 Proxy Statement Alexion Pharmaceuticals, Inc.	68

by reference to those 10 specific publicly identified launches that the Company has established as its 2023 ambition.  Given these ambitions are targeted by the end of 2023, the Committee calibrated the number of launches that would result in a defined number of 2020 PSUs being earned to recognize that the thee-year performance period ends on December 31, 2022.
Threshold performance levels must be exceeded for one of the core metrics, cumulative revenue and R&D launch goals, or no component of the core metric PSUs will be earned.
Relative TSR Cap and Peer Group
For 2020, the rTSR cap can limit, but not increase, the percentage of payout determined by the achievement of the Core Metric Targets based on Alexion's three-year rTSR performance compared to the TSR Peer Group (same as the TSR Peer Groups used for the 2018 and 2019 PSUs as described in our 2019 PSU section above). This cap will apply if our performance is at or below the median of peers and for each percentile rank below the 50th percentile, the payout percentage is reduced by 2% starting from the 150% until overall payout hits 74% at the 12th percentile.
Determination of 2017 Earned TSR PSUs
The Company granted TSR PSUs in 2017. The only current NEOs to receive this TSR PSU award were Dr. Hantson, Mr. Clancy and Mr. Goff. These 2017 TSR PSUs were based on the Company’s three-year TSR performance (January 1, 2017 to December 31, 2019) relative to the median three-year TSR performance of the companies in the S&P 500 Pharmaceuticals, Biotechnology, and Life Sciences Index. The number of TSR PSUs that an NEO was eligible to earn was determined as follows, with a straight-line interpolation between points:

Alexion TSR Performance vs. Peer Group Median	Payout as a % of Target
> Median + 75%	250%
For every 1% achieved above median	2%
Alexion TSR performance equals the median	100%
For every 1% decline below median, up to - 50%	-2%
< Median - 50%	No payout
As of the end of the Performance Period, Alexion’s TSR was -17.35% and the median TSR of the Index was 56.84%. Based on this, no 2017 TSR PSUs were earned.

Results
Alexion TSR	-17%
Index Median TSR	57%
Underperformance	-74%
PSUs Earned	0%

2019 Proxy Statement Alexion Pharmaceuticals, Inc.	69

Named Executive Officer	2017 Target Number of TSR PSUs	Achievement Percentage	2017 Earned Number of TSR PSUs
Ludwig N. Hantson	9,575	0%	0
Aradhana Sarin[1]	N/A
Paul J. Clancy	4,848	0%	0
Brian M. Goff	1,598	0%	0
Anne-Marie Law[1]	N/A
John Orloff[1]	N/A
(1)These NEOs did not receive 2017 TSR PSUs in connection with their commencement of employment with the Company.
Compensation Governance
Role of the Leadership and Compensation Committee
In accordance with the Committee's charter, the Committee determines the compensation of Alexion's executive officers and approves and evaluates Alexion's compensation programs. The Committee makes its executive compensation decisions based on many factors, including:

•	Its review of corporate results against financial and strategic corporate objectives that are established early in the year, assigning a performance score as a percentage of target

•
An annual benchmarking exercise to obtain competitive market information and compare each executive's compensation to that of individuals in similar positions at Alexion's selected peer group of companies

•	The CEO's assessment of the performance of the executives measured against their objectives

•	The CEO's compensation recommendations for the executives

•	The Committee's assessment of the CEO's performance
Role of Executives in 2019 Compensation Decisions
No NEO participated in discussions about or made recommendations with respect to his or her own compensation.
A number of executives typically attended Committee meetings, including our CEO, CFO, Chief Human Experience Officer and Chief Legal Officer.
The CEO, with appropriate staff and executive support, worked with the Committee and its independent compensation advisor to develop compensation recommendations for the NEOs other than himself. The CEO discussed his evaluation of the individual performance of the other NEOs. The Committee, however, was responsible for making all decisions regarding the compensation of the other NEOs.
The Committee was responsible for evaluating and determining the CEO's compensation and worked directly with the independent compensation advisor, as discussed below, with appropriate support from Alexion staff. The CEO was not present when the Committee discussed and approved his compensation.
Role of the Compensation Advisor
According to its charter, the Committee is authorized to engage, retain and terminate consultants to assist it in any aspect of the evaluation of CEO or executive officer compensation, and to approve such consultant's fees and retention terms. The Committee also has authority to obtain advice from internal or external legal and other advisors. In 2019, the Committee retained Frederic W. Cook & Co., Inc. (“FW Cook”) to advise the Committee as its independent compensation advisor.

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FW Cook provided analysis, research, data, peer and other market information, survey information and program-design experience in evaluating and assisting in the development of our executive compensation program, as well as our annual and LTI programs. The compensation advisor also kept the Committee informed of market trends and developments. Representatives of FW Cook generally attended meetings of the Committee and communicated with the Chief Human Experience Officer and Committee Chairman between meetings. The Committee, however, made all decisions regarding the compensation of our executive officers.
The Committee assessed the independence of FW Cook, taking into account the relevant SEC and NASDAQ independence factors. The Committee believes that FW Cook is independent and that there are no conflicts of interest that would impact the advice the Committee received from the compensation advisor.
Assessing the Competitive Marketplace and Alexion's Peer Group
FW Cook assisted the Committee in its compensation decisions by, among other things, providing market compensation information reflecting the executive compensation practices and levels across similar positions and similar industry companies, including our peer group, as described below. FW Cook also utilized compensation surveys to assess market information, including compensation surveys prepared by Willis Towers Watson and Radford. The Committee considered the pay and practices at a peer group of biotechnology and pharmaceutical industry companies when making executive compensation decisions.
How the Peer Group is Used
The Committee uses the peer group data in the following ways:

Compensation Levels	As an input to determine base salary, annual cash incentives, grant date value of long-term incentive awards, and total direct compensation.
Program Design	As an input for designing our executive compensation programs.
Pay-for-Performance	To assess whether Alexion’s executive compensation programs are aligned with Company performance.
Aggregate Equity Usage	To assess incentive plan burn rate, overhang and equity expense.
The peer group information is a key reference point for the Committee. The Committee compares the compensation of each NEO to similar positions within the peer group. The Committee also takes into account various factors such as the unique characteristics of the individual's position, and any succession and retention considerations. The Committee, however, does not generally adopt peer group compensation levels as strict boundaries when making its decisions, and will award amounts greater or lower than those provided by the peer group as they determine that the circumstances require. The Committee chooses the level and mix of compensation elements to determine total direct compensation opportunities in a way that it believes is appropriate to incentivize exceptional performance in accordance with its overall compensation philosophy and our business goals and strategic objectives.
Peer Group Criteria
The Committee develops our peer group based on the criteria listed below, together with input from its independent compensation advisor. While the Committee endeavors to select peer companies that satisfy all of the criteria set forth below, it recognizes that it cannot develop a peer group in which all companies satisfy all of these criteria.

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Consideration	Purpose

Industry
A peer company should operate in the biotechnology or pharmaceutical industry to appropriately reflect the nature, size, scale and innovation of the business, market demands and influences, and employees and investor perception. After extensive consideration of generic pharmaceutical, medical device, and animal health companies which are designated as peers by a leading proxy advisory firm, the Committee does not believe that companies in those industries represent an appropriate comparator group. Due to the nature, size and innovation required of these businesses, market demands and influences, different regulatory oversight and employee and investor perception, these companies are fundamentally different from Alexion.

Talent Source	A peer company should operate in the same industry and should compete with Alexion for talent.
Size
Generally, a peer company should be in the same industry as Alexion, have similar size (e.g., revenues, market capitalization and number of employees), as well as operating businesses of a similar commercial complexity. Given the nature of the biotechnology and pharmaceutical industry, some peer companies will not meet this criteria but are balanced in size by other peers.

Global Presence	A peer company should conduct global commercial operations. We look at the percent of revenues attributed to non-U.S. sales and consider companies with worldwide operations.
Therapeutic Products	A peer company should be focused on the development and commercialization of therapeutic products for orphan and rare diseases.

Peer Group Selection
The Committee and FW Cook analyzed the peer group it used in 2018, evaluating it in light of past and anticipated industry consolidations. The Committee considered each company in the 2018 peer group and additional relevant companies in its review. The peer group that was used for 2019 compensation decisions included the same 15 peers, with all but one reporting revenues outside of the U.S. The peer group for 2019 is as follows:

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2019 Peer Group	AbbVie Inc.	BioMarin Pharmaceutical, Inc.	Regeneron Pharmaceuticals, Inc.
	Alkermes plc	Celgene Corporation	Seattle Genetics, Inc.
	Allergan plc	Gilead Sciences, Inc.	Shire plc
	Amgen Inc.	Incyte Corporation	United Therapeutics Corporation
	Biogen Inc.	Jazz Pharmaceuticals plc	Vertex Pharmaceuticals, Inc.

Peer Group Analysis - Alexion versus Peer Group Median
Due to the nature of the biotech and pharmaceutical industry, some peers are larger than Alexion and some peers are smaller, but the overall size of the peer group approximates Alexion. The results of this peer group analysis are included in the chart below.

	0	100
Revenue	45th %ile

Non-US Revenue	52nd %ile

Market Cap (as of 12/31/19)	38th %ile

Ratio: Market Cap to Revenue	66th %ile

Total Employees	41st %ile

CEO's 2019 Target Total Direct Compensation	46th %ile

As companies operating in the rare disease space have grown significantly, and as established companies establish rare drug programs, we are experiencing greater competition for talent and for resources. We are focusing on our efforts on bringing in top tier and diverse talent in R&D, clinical trials, commercial and administrative functions. The selected peer group, we think, reflects this market reality that is confronted by Alexion.
Termination and Change of Control-Based Compensation
We provide severance payments and other benefits to our executives under written employment agreements if their employment is terminated without cause or in certain other instances, including in connection with a change of control. In February 2016, the Committee approved new executive employment agreements, which all of our NEOs are party to, to among other things, eliminate all 280G gross-up provisions and increase cash severance benefits based on market practices. Severance provisions related to a change of control assist in retaining high quality executives and keeping them focused on their responsibilities during any period in which a change of control may be contemplated or pending. We also provide for accelerated vesting of outstanding equity awards upon a change of control for awards granted prior to January 1, 2016. In 2016, the Committee eliminated automatic single-trigger equity acceleration upon a change of control. With respect to awards granted in 2016 and thereafter, our executive employment agreements now provide for double-trigger acceleration of vesting only in the event of a qualifying termination of employment following a change of control. More

2019 Proxy Statement Alexion Pharmaceuticals, Inc.	73

details on the severance payments and benefits our NEOs are entitled to receive are provided under “Potential Payments Upon Termination or Change of Control” below.
Personal Benefits
Our NEOs are eligible for the benefit programs we provide to all employees, such as medical, dental, vision, life and disability insurance benefits. Our NEOs are eligible to participate in our tax-qualified 401(k) plan on the same basis as other U.S. eligible employees. We also provide relocation benefits and other limited perquisites to executives that are also available to certain other employees. These other perquisites we provided to the NEOs in 2019 are disclosed in the “Summary Compensation Table” below.
Stock Ownership Guidelines
Our executives and directors are subject to stock ownership guidelines. Shares owned by the individual, unvested restricted stock and unvested RSUs count towards these ownership requirements. Unearned PSUs do not count towards these ownership guidelines. Directors and officers are required to meet these guidelines within five years of becoming subject to them.
Our current policy requires Alexion's executive officers to own shares with a value equal to a specific multiple of such executive's base salary, and directors with a value equal to a multiple of the annual cash retainer.
All of our executives and directors currently satisfy the guidelines.

Officer Level	Guideline Multiple of Base Salary or Annual Retainer
Chief Executive Officer	6x
Executive Vice Presidents and Senior Vice Presidents reporting to the CEO	3x
Other Senior Vice Presidents	1x
Directors	5x

Anti-hedging and Anti-pledging Policy
Our insider trading policy prohibits all directors and employees, including our executives, from pledging or engaging in hedging or similar transactions in Alexion's stock, such as prepaid variable forwards, equity swaps, collars, puts, calls, and short sales.
Recoupment Policy
We have adopted an executive compensation recoupment policy, or “clawback,” that requires our independent directors to consider whether to seek reimbursement of any bonus or incentive (whether cash or equity) awarded to a Section 16 officer if and to the extent: (a) the amount of the bonus or incentive (whether cash or equity) compensation was calculated based upon the achievement of certain financial results that were subsequently the subject of a restatement, (b) the executive engaged in intentional misconduct that caused or partially caused the need for the restatement, and (c) the amount of the bonus or incentive (whether cash or equity) compensation that would have been awarded to the executive had the financial results been properly reported would have been lower than the amount actually awarded.
Compensation Risk Assessment

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The Committee oversees an annual risk assessment of the Company’s compensation programs to determine whether such programs are reasonably likely to have a material adverse effect on the Company. For 2019, the Committee concluded that the Company’s compensation programs were appropriately balanced to mitigate compensation-related risk with cash and stock elements, financial and non-financial goals, and short-term and long-term rewards. The Company also has policies to mitigate compensation-related risk, including stock ownership guidelines, clawback provisions, and prohibitions on employee pledging and hedging activities. Further, the Company’s policies on ethics and compliance along with its internal controls also mitigate against unnecessary or excessive risk taking by employees. Finally, Committee reviews and approves the design and goals under our annual bonus plan and long-term incentive program and approves each individual executive officer’s compensation amounts and mix. The Committee also must certify that the annual bonus plan metrics and the long-term performance equity incentive program metrics are met before any amounts are paid to the NEOs.
Section 162(m)
Under Section 162(m) of the Internal Revenue Code, publicly held corporations generally may not deduct compensation in excess of $1 million paid to certain executive officers, subject to limited transition relief for certain arrangements in place as of November 2, 2017.
The Committee believes that its primary responsibility is to provide a compensation program that attracts, engages, retains and rewards the executive officers necessary for the Company’s success, as described above. As a result, we currently and may in the future pay compensation that is not fully deductible, in whole or in part, under Section 162(m) in order to ensure competitive levels of total compensation for our executive officers and when we otherwise view such compensation as consistent with our compensation policies.
Report of Leadership and Compensation Committee
The Committee of the Board reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with our executives and, based on such review and discussions, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

The Leadership and Compensation Committee
Jack T. Mollen, Chairman
David Brennan
Christopher J. Coughlin
Deborah Dunsire, M.D.

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Summary Compensation Table
The following table sets forth information regarding the compensation awarded to, earned by or paid to each of our NEOs during the fiscal years ended December 31, 2019, and (where applicable) 2018 and 2017.

Name and Principal Position	Year	Salary ($)	Bonus ($) (5)	Stock Awards ($) (6)	Option Awards ($) (6)	Non-Equity Incentive Plan Compen-sation ($)(7)	All Other Compen-sation ($) (8)	Total ($)
Ludwig Hantson (1)	2019	1,250,000	—	15,243,634	—	2,430,000	24,350	18,947,984
Chief Executive Officer	2018	1,200,000	—	12,385,168	—	2,880,000	25,082	16,490,250
	2017	900,000	—	9,618,758	2,282,881	2,275,000	233,428	15,310,067
Aradhana Sarin (2)	2019	651,764	—	3,380,763	—	813,011	31,604	4,877,142
Executive Vice President, Chief Financial Officer

Paul Clancy (3)	2019	927,000	—	3,863,694	—	1,051,218	23,832	5,865,744
Executive Vice President, Senior Advisor and Former Chief Financial Officer	2018	900,000	—	3,302,761	—	1,260,000	23,752	5,486,513
	2017	415,385	500,000	8,799,954	1,220,082	473,620	2,262	11,411,303
Brian Goff (4)	2019	740,000	—	3,863,694	—	923,076	20,240	5,547,010
Executive Vice President, Chief Commercial and Global Operations Officer	2018	695,250	—	3,096,323	—	973,350	111,873	4,876,796
	2017	381,634	100,000	2,390,026	732,899	434,380	58,787	4,097,726
Anne-Marie Law (4)	2019	695,000	—	3,622,303	—	788,130	33,528	5,138,961
Executive Vice President, Chief Human Experience Officer	2018	650,000	—	2,889,885	—	910,000	846,604	5,296,489
	2017	362,500	200,000	2,300,015	—	410,472	68,710	3,341,697
John Orloff (4)	2019	770,000	—	3,863,694	—	960,498	32,550	5,626,742
Executive Vice President, Head of Research and Development	2018	695,250	—	3,096,323	—	973,350	98,679	4,863,602
	2017	376,442	200,000	2,499,995	—	472,500	80,351	3,629,288

(1)
Dr. Hantson joined Alexion in March 2017. The amount of salary reported for 2017 reflects that Dr. Hantson's 2017 annual salary was pro-rated to reflect that he was employed for three-fourths of the year for 2017.

(2)
Dr. Sarin joined the Company in November 2017 as Senior Vice President, Business Development and Corporate Strategy and from February 2019 to October 2019, she has served as Executive Vice President, Chief Strategy and Business Officer and Chief of Staff to the CEO. On September 17, 2019, the Board of Directors appointed Dr. Sarin as Executive Vice President and Chief Financial Officer, effective in October 2019. Dr. Sarin's annual base salary for 2019 as Chief Strategy and Business Officer and Chief of Staff to the CEO was $600,000, retroactive to January 2019, until her appointment as Executive Vice President and Chief Financial Officer, at which time her annual base salary was increased to $800,000, commensurate with her new position. No amounts are reported for Dr. Sarin for 2017 or 2018 because she was not a named executive officer for either of those years.

(3)
Mr. Clancy joined Alexion in July 2017. The amount of salary and non-equity incentive plan compensation reported for 2017 reflects that Mr. Clancy's annual base salary and annual bonus were both pro-rated to reflect that he was employed for only a portion of 2017. In September 2019, Mr. Clancy notified the Company that he will not renew his employment agreement with the Company at its scheduled expiration date of July 10, 2020. Mr. Clancy served as the Company's Executive Vice President and Chief Financial Officer through October 2019, at which point he transitioned to the role of Executive Vice President, Senior Advisor. Mr. Clancy is expected to continue to serve in this role through July 11, 2020 to, among other things, assist in the transition of his former duties to the new Chief Financial Officer. Mr. Clancy will forfeit his 2018 and 2019 PSUs and all of his then-unvested RSUs as of the date of his departure.

(4)
Mr. Goff, Ms. Law and Dr. Orloff joined Alexion in June 2017. The amount of salary and non-equity incentive plan compensation reported for them for 2017 reflects that their annual base salary and annual bonuses were pro-rated to reflect their employment for only a portion of 2017.

(5)	Amounts represent sign-on bonuses for Mr. Clancy, Mr. Goff, Dr. Orloff, and Ms. Law.

2019 Proxy Statement Alexion Pharmaceuticals, Inc.	76

(6)
Amounts represent the grant date fair value of stock awards and option awards granted to the named executive officer in each of 2019, 2018, and 2017 (where applicable), calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 ("FASB ASC Topic 718"), disregarding the effect of estimated forfeitures. See Notes 1 and 13 to our audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2019 for details as to the assumptions used to determine the fair value of the equity awards granted in 2019. See our audited consolidated financial statements in our Annual Reports on Form 10-K for the years ended December 31, 2018 and 2017 for details as to the assumptions used to determine the fair value of the awards granted in 2018 and 2017, respectively. The amount reported in the "Stock Awards" column include the grant date fair value of RSUs and PSUs, the terms of which are more fully discussed in the Compensation Discussion and Analysis above. For PSUs, the amounts represent the grant date fair value based on the probable outcome of the performance conditions at the grant date. For 2019, the grant date fair value of PSUs was $10,209,629 for Dr. Hantson, $2,264,291 for Dr. Sarin, $2,587,803 for Mr. Clancy, Mr. Goff and Dr. Orloff, and $2,426,121 for Ms. Law. The grant date fair value of these PSUs, if the highest level of performance conditions were achieved, is $30,628,886 for Dr. Hantson, $7,763,409 for Mr. Clancy, Mr. Goff and Dr. Orloff, $6,792,872 for Dr. Sarin and $7,278,362 for Ms. Law. Mr. Clancy's 2018 and 2019 PSUs will be forfeited upon his departure in July 2020.

(7)
Amounts represent the annual incentive bonus earned by each of the NEOs for services performed in 2019, 2018, and 2017 (where applicable). The annual incentive bonuses were paid in February or March of the calendar year following the year to which the bonus relates (e.g., the 2019 annual incentive bonus was paid in March 2020).

(8)	The amounts within the All Other Compensation column for 2019 are as follows:

Executive Officer	Company Retirement Contributions ($) (9)	Non-Qualified Deferred Compensation Match ($)	Other ($) (10)	Total
Ludwig Hantson	16,800	—	7,550	24,350
Aradhana Sarin	16,800	2,200	12,604	31,604
Paul Clancy	16,800	—	7,032	23,832
Brian Goff	16,800	—	3,440	20,240
Anne-Marie Law	16,800	8,200	8,528	33,528
John Orloff	16,800	8,200	7,550	32,550

(9)	Amounts represent employer matching contributions to the Alexion 401(K) plan related to employee 2019 contributions.

(10)
Amounts in this column for fiscal year 2019 include relocation benefits and related tax gross up benefits, commuter and parking benefits and executive annual physical costs. Excluded from such reported amounts for both Ms. Law and Dr. Orloff are $64,000 of costs repaid by the employees back to the Company for excess housing stipend expenses provided for in 2018 under the Company's relocation policy.

2019 Proxy Statement Alexion Pharmaceuticals, Inc.	77

Grants Of Plan-Based Awards In Fiscal 2019
The following table sets forth information regarding plan-based awards made to each of our NEOs during the fiscal year ended December 31, 2019.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards		Estimated Future Payouts Under Equity Incentive Plan Awards		All Other Stock Awards:	All Other Option Awards:
Name	Grant Date		Target ($)	Maximum ($)	Target (#)	Maximum (#)	Number of shares of stock or units (#)	Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($) (4)
Ludwig Hantson	2/28/19	(1)	1,500,000	3,000,000	—	—	—	—	—	—
	2/28/19	(2)	—	—	—	—	37,198	—	—	5,034,005
	2/28/19	(3)	—	—	69,082	207,246	—	—	—	10,209,629
Aradhana Sarin	2/28/19	(1)	456,235	912,470	—	—	—	—	—	—
	2/28/19	(2)	—	—	—	—	8,250	—	—	1,116,473
	2/28/19	(3)	—	—	15,321	45,963	—	—	—	2,264,291
Paul Clancy	2/28/19	(1)	648,900	1,297,800	—	—	—	—	—	—
	2/28/19	(2) (5)	—	—	—	—	9,428	—	—	1,275,891
	2/28/19	(3) (5)	—	—	17,510	52,530	—	—	—	2,587,803
Brian Goff	2/28/19	(1)	518,000	1,036,000	—	—	—	—	—	—
	2/28/19	(2)	—	—	—	—	9,428	—	—	1,275,891
	2/28/19	(3)	—	—	17,510	52,530	—	—	—	2,587,803
Anne-Marie	2/28/19	(1)	486,500	973,000	—	—	—	—	—	—
Law	2/28/19	(2)	—	—	—	—	8,839	—	—	1,196,182
	2/28/19	(3)	—	—	16,416	49,248	—	—	—	2,426,121
John Orloff	2/28/19	(1)	539,000	1,078,000	—	—	—	—	—	—
	2/28/19	(2)	—	—	—	—	9,428	—	—	1,275,891
	2/28/19	(3)	—	—	17,510	52,530	—	—	—	2,587,803

(1)
The amounts represent the annual cash incentive award target and maximum amounts for the NEO for 2019 multiplied by such individual's base salary. See "Annual Cash Incentive Awards" in the CD&A. Actual amounts paid to the NEO for 2019 are included in the "Non-Equity Incentive Plan Compensation" column under the "Summary Compensation Table" above. The maximum amount a NEO may earn is 200% of target bonus amount. The threshold values for this grant are excluded from the table as the minimum award value that could be received is zero.

(2)	The amount includes the number of shares of common stock underlying awards of RSUs granted to the NEO in 2019. These 2019 RSUs vest ratably on an annual basis over a four-year period.

(3)
The amount represents the estimated possible payouts for PSUs granted to the NEO in 2019. The maximum achievement amounts include additional shares that may be earned for the achievement of the relative TSR modifier of up to 27,633 for Dr. Hantson, 7,004 for Mr. Clancy, Mr. Goff and Dr. Orloff, 6,128 for Dr. Sarin and 6,566 for Ms. Law. In addition, the maximum achievement amounts include additional shares that may be earned for the achievement of different research and development (R&D) milestones over the award vesting period of up to 41,449 for Dr. Hantson, 10,506 for Mr. Clancy, Mr. Goff and Dr. Orloff, 9,193 for Dr. Sarin, and 9,849 for Ms. Law. The threshold values for this grant are excluded from the table above as the minimum award value that could be received is zero. To the extent earned based on performance, these 2019 PSUs cliff vest following the end of a three-year performance period.

(4)
The amount represents the grant date fair value of RSUs and PSUs granted in 2019 calculated in accordance with FASB ASC Topic 718, disregarding the effect of estimated forfeitures. For PSUs, the amounts represent the grant date fair value based on the probable outcome of the performance conditions on the grant date. See footnote 6 to the “Summary Compensation Table” above for the amounts included in respect of PSUs and the amounts that would be included if the highest level of performance conditions were achieved. See

2019 Proxy Statement Alexion Pharmaceuticals, Inc.	78

Notes 1 and 13 to our audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2019 for details as to the assumptions used to determine the fair value of the awards.

(5)	Mr. Clancy's 2019 PSUs and unvested RSUs will be forfeited upon his departure in July 2020.

Narrative Disclosure to the Summary Compensation Table and Grants of Plan-Based Awards Table

Employment Agreements
We have entered into employment agreements with each of our NEOs. The material terms of the employment agreements with Dr. Hantson. Mr. Clancy, Dr. Sarin, Mr. Goff, Ms. Law and Dr. Orloff are described below. The employment agreements also provide for certain payments and benefits upon terminations of employment, as described below under “-Potential Payments Upon Termination or Change of Control.”
Ludwig Hantson
On March 27, 2017, Dr. Hantson entered into an employment agreement with the Company upon his appointment as Chief Executive Officer. The agreement includes a three-year term, which automatically extends at the end of such term for additional one-year periods unless 60 days prior notice is given by either party (neither party provided such notice prior to the commencement of such 60 day period in 2020). The agreement entitles Dr. Hantson to an annual base salary of $1,200,000, which is subject to increase in the discretion of the Company. The agreement also entitles Dr. Hantson to a target annual cash incentive award of 120% of his annual base salary, with the actual amount of the bonus earned determined by the Board or the Committee and paid in accordance with the Company’ s executive incentive bonus plan. Under the agreement, Dr. Hantson is eligible to receive stock-based awards under the Company’s equity incentive plan in the discretion of the Board or the Committee and to participate in the Company’s employee benefit plans as in effect for employees generally. The agreement provides standard indemnification coverage for Dr. Hantson, as well as recoupment of any incentive-based compensation in accordance with the Company's recoupment policy.
Paul Clancy
On June 11, 2017, Mr. Clancy entered into an employment agreement with the Company. The agreement provides for the appointment of Mr. Clancy as Executive Vice President, Chief Financial Officer. The agreement includes a three-year term, which automatically extends at the end of such term for additional one-year periods unless 60 days prior notice is given by either party. The agreement entitles Mr. Clancy to an annual base salary of $900,000, which is subject to increase in the discretion of the Company. The agreement also entitles Mr. Clancy to a target annual cash incentive award of 70% of his annual base salary, with the actual amount of the bonus earned determined by the Board or the Committee and paid in accordance with the Company’s executive incentive bonus plan. Under the agreement, Mr. Clancy is eligible to receive stock-based awards under the Company’s equity incentive plan in the discretion of the Board or the Committee and to participate in the Company’s employee benefit plans as in effect for employees generally. The agreement provides standard indemnification coverage for Mr. Clancy, as well as recoupment of any incentive-based compensation in accordance with the Company's recoupment policy.
On September 17, 2019, Mr. Clancy notified the Company that he will not renew his employment agreement with the Company at its scheduled expiration date of July 10, 2020. Mr. Clancy remained as the Company's Executive Vice President and Chief Financial Officer through October 23, 2019, at which point he transitioned to the role of Executive Vice President, Senior Advisor. Mr. Clancy is

2019 Proxy Statement Alexion Pharmaceuticals, Inc.	79

expected to continue to serve in this role through July 11, 2020 to, among other things, assist in the transition of his former duties to the new Chief Financial Officer.
Aradhana Sarin
On September 17, 2019, Dr. Sarin entered into a new employment agreement with the Company. The agreement provides for the appointment of Dr. Sarin as Executive Vice President, Chief Financial Officer, which was effective on the date the Company filed its Quarterly Report on Form 10-Q for the quarter ended September 30, 2019. The agreement includes a three-year term, which automatically extends at the end of such term for additional one-year periods unless 60 days prior notice is given by either party. The agreement entitles Dr. Sarin to an annual base salary of $800,000, which is subject to increase in the discretion of the Company. The agreement also entitles Dr. Sarin to a target annual cash incentive award of 70% of her annual base salary, with the actual amount of the bonus earned to be determined by the Board or the Committee and paid in accordance with the Company's executive incentive bonus plan. Under the agreement, Dr. Sarin is eligible to receive stock-based awards under the Company's equity incentive plan in the discretion of the Board or the Committee and to participate in the Company's employee benefit plans as in effect for employees generally. Dr. Sarin did not receive stock-based awards in connection with her appointment as Executive Vice President, Chief Financial Officer. The agreement provides standard indemnification coverage for Dr. Sarin, as well as recoupment of any incentive-based compensation in accordance with the Company's recoupment policy.
Brian Goff
On June 1, 2017, Mr. Goff entered into an employment agreement with the Company. The agreement includes a three-year term, which automatically extends at the end of such term for additional one-year periods unless 60 days prior notice is given by either party. The agreement entitles Mr. Goff to an annual base salary of $675,000, which is subject to increase in the discretion of the Company. The agreement also entitles Mr. Goff to a target annual cash incentive award of 70% of his annual base salary, with the actual amount of the bonus earned determined by the Board or the Committee and paid in accordance with the Company’ s executive incentive bonus plan. Under the agreement, Mr. Goff is eligible to receive stock-based awards under the Company’s equity incentive plan in the discretion of the Board or the Committee and to participate in the Company’s employee benefit plans as in effect for employees generally. The agreement provides standard indemnification coverage for Mr. Goff, as well as recoupment of any incentive-based compensation in accordance with the Company's recoupment policy.
Anne-Marie Law
On June 5, 2017, Ms. Law entered into an employment agreement with the Company. The agreement includes a three-year term, which automatically extends at the end of such term for additional one-year periods unless 60 days prior notice is given by either party. The agreement entitles Ms. Law to an annual base salary of $650,000, which is subject to increase in the discretion of the Company. The agreement also entitles Ms. Law to a target annual cash incentive award of 70% of her annual base salary, with the actual amount of the bonus earned determined by the Board or the Committee and paid in accordance with the Company’ s executive incentive bonus plan. Under the agreement, Ms. Law is eligible to receive stock-based awards under the Company’s equity incentive plan in the discretion of the Board or the Committee and to participate in the Company’s employee benefit plans as in effect for employees generally. The agreement provides standard indemnification coverage for

2019 Proxy Statement Alexion Pharmaceuticals, Inc.	80

Ms. Law, as well as recoupment of any incentive-based compensation in accordance with the Company's recoupment policy.
John Orloff
On June 5, 2017, Dr. Orloff entered into an employment agreement with the Company. The agreement includes a three-year term, which automatically extends at the end of such term for additional one-year periods unless 60 days prior notice is given by either party. The agreement entitles Dr. Orloff to an annual base salary of $675,000, which is subject to increase in the discretion of the Company. The agreement also entitles Dr. Orloff to a target annual cash incentive award of 70% of his annual base salary, with the actual amount of the bonus earned determined by the Board or the Committee and paid in accordance with the Company’ s executive incentive bonus plan. Under the agreement, Dr. Orloff is eligible to receive stock-based awards under the Company’s equity incentive plan in the discretion of the Board or the Committee and to participate in the Company’s employee benefit plans as in effect for employees generally. The agreement provides standard indemnification coverage for Dr. Orloff, as well as recoupment of any incentive-based compensation in accordance with the Company's recoupment policy.

Fiscal Year 2019 Equity Awards
All of the PSUs and RSUs disclosed in the Grants of Plan-Based Awards table were granted under our 2017 Incentive Plan. Our 2017 Incentive Plan was approved by shareholders in May 2017. Subject to the terms of the applicable incentive plan and the RSU award agreements, RSU awards are generally scheduled to vest as to 25% of the shares subject to the RSU award on each of the first four anniversaries of the grant date (such that all shares subject to the RSU will be vested four years from the date of grant), generally subject to the continued employment of the NEO with the Company through the applicable vesting date. Subject to the terms of the applicable incentive plan and the PSU award agreements, all PSUs are earned if all of the applicable performance goals are satisfied (such goals are based on three-year performance metrics) and, if the performance goals are satisfied and the PSUs are earned, the shares will "cliff" vest on the third anniversary of the date of grant of the PSUs, generally subject to the continued employment of the NEO with the Company through the applicable vesting date.

2019 Proxy Statement Alexion Pharmaceuticals, Inc.	81

Outstanding Equity Awards At 2019 Fiscal Year-End
The following table sets forth information regarding equity awards held by our NEOs as of December 31, 2019.

		Option Awards					Stock Awards
		Number of Securities Underlying Unexercised Options								Equity Incentive Plan Awards:
Name	Grant Date	Exercisable (#)	Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)		Market or Payout Value of Unearned Shares or Units or Other Rights of Stock That Have Not Vested ($) (1)
Ludwig Hantson	03/27/17	39,023	17,739	(2)	118.83	03/27/27	14,363	(3)	1,553,358	—		—
	03/27/17	—	—		—	—	31,752	(4)	3,433,979	—		—
	02/28/18	—	—		—	—	26,820	(5)	2,900,583	—		—
	02/28/18	—	—		—	—	—		—	66,411	(6)	7,182,350
	02/28/19	—	—		—	—	37,198	(5)	4,022,964	—		—
	02/28/19	—	—		—	—	—		—	69,082	(6)	7,471,218
Aradhana Sarin	11/29/17	—	—		—	—	5,820	(5)	629,433	—		—
	02/28/18	—	—		—	—	2,533	(5)	273,944
	02/28/18	—	—		—	—	—		—	6,274	(6)	678,533
	02/28/19	—	—		—	—	8,250	(5)	892,238	—		—
	02/28/19	—	—		—	—	—		—	15,321	(6)	1,656,966
Paul Clancy	07/10/17	16,363	12,726	(2)	123.76	07/10/27	23,432	(5)	2,534,171	—		—
	07/10/17	—	—		—	—	16,076	(4)	1,738,619	—		—
	02/28/18	—	—		—	—	7,152	(5)(7)	773,489	—		—
	02/28/18	—	—		—	—	—		—	17,710	(6)(7)	1,915,337
	02/28/19	—	—		—	—	9,428	(5)(7)	1,019,638	—		—
	02/28/19	—	—		—	—	—		—	17,510	(6)(7)	1,893,707
Brian Goff	06/07/17	13,594	8,156	(2)	100.14	06/07/27	7,359	(5)	795,876	—		—
	06/07/17	—	—		—	—	5,298	(4)	572,979	—		—
	02/28/18	—	—		—	—	6,705	(5)	725,146	—		—
	02/28/18	—	—		—	—	—		—	16,603	(6)	1,795,614
	02/28/19	—	—		—	—	9,428	(5)	1,019,638	—		—
	02/28/19	—	—		—	—	—		—	17,510	(6)	1,893,707
Anne-Marie Law	06/07/17	—	—		—	—	11,484	(5)	1,241,995	—		—
	02/28/18	—	—		—	—	6,258	(5)	676,803	—		—
	02/28/18	—	—		—	—	—		—	15,496	(6)	1,675,892
	02/28/19	—	—		—	—	8,839	(5)	955,938	—		—
	02/28/19	—	—		—	—	—		—	16,416	(6)	1,775,390
John Orloff	06/07/17	—	—		—	—	12,482	(5)	1,349,928	—		—
	02/28/18	—	—		—	—	6,705	(5)	725,146	—		—
	02/28/18	—	—		—	—	—		—	16,603	(6)	1,795,614
	02/28/19	—	—		—	—	9,428	(5)	1,019,638	—		—
	02/28/19	—	—		—	—	—		—	17,510	(6)	1,893,707

2019 Proxy Statement Alexion Pharmaceuticals, Inc.	82

(1)
The market value of the stock awards is determined by multiplying the number of shares subject to such award times $108.15, which was the closing price of the Company's common stock as of December 31, 2019, the last business day of 2019.

(2)
Award of options that vest over a four-year period, with 25% vesting on the first anniversary of the date of grant and 6.25% vesting every three months thereafter, generally subject to continued employment or other service with the Company.

(3)
Award of RSUs that vests 25% on December 31, 2017, 25% on December 31, 2018, and then vest 25% on each of the third and fourth anniversary of the grant date, generally subject to continued employment or other service with the Company.

(4)
PSUs actually earned for the performance period ending December 31, 2017. One-third of the earned PSUs vested on February 6, 2018 and February 6, 2019 and the remaining unvested PSUs will vest on February 6, 2020, generally subject to continued employment or other service with the Company.

(5) RSU awards that vest over a four-year period in equal annual installments on each anniversary of the date of grant, generally subject to continued employment or other service with the Company.

(6)
PSU awards granted in 2018 and 2019 are eligible to be earned based on performance during the performance period ending on December 31, 2020 and December 31, 2021, respectively. To the extent earned based on performance, the PSUs will vest on the third anniversary of the grant date, generally subject to continued employment or other service with the Company. Amounts have been reported in this table assuming target level achievement of performance goals. With respect to the PSUs granted in 2018, an additional 37.5% of the target award has been earned as of December 31, 2019 based on the achievement of R&D milestones. No R&D milestones have been earned as of December 31, 2019 with respect to the PSUs granted in 2019.

(7)	Mr. Clancy's 2018 and 2019 PSUs and any unvested RSUs will be forfeited upon his departure in July 2020.

2019 Proxy Statement Alexion Pharmaceuticals, Inc.	83

Option Exercises And Stock Vested For Fiscal 2019
The following table shows the vesting of RSUs and PSUs during the year ended December 31, 2019 for each of the NEOs. None of the NEOs exercised stock options during 2019.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#) (1)	Value Realized on Vesting ($)(2)
Ludwig Hantson	—	—	40,692	5,052,795
Aradhana Sarin	—	—	14,234	1,639,897
Paul Clancy	—	—	30,176	3,725,424
Brian Goff	—	—	11,213	1,379,270
Anne-Marie Law	—	—	7,828	962,151
John Orloff	—	—	8,476	1,041,397

(1)	Includes RSUs and PSUs that vested in 2019 as follows:

–	The number of shares subject to RSUs that vested in 2019: Dr. Hantson: 8,940, Dr. Sarin: 14,234, Mr. Clancy: 14,100, Mr. Goff: 5,915, Ms. Law: 7,828 and Dr. Orloff: 8,476.

–	One third of the PSUs earned for the performance period ending December 31, 2017 vested in 2019 as follows: Dr. Hantson: 31,752, Mr. Clancy: 16,076 and Mr. Goff: 5,298.

(2)	Amounts reflect the aggregate dollar amount realized upon vesting by multiplying the number of shares of stock vested by the closing price of the Company's common stock on the vesting date.

Nonqualified Deferred Compensation
Alexion sponsors a nonqualified deferred compensation plan (NQDC Plan) which allows certain highly compensated employees, including our currently employed NEOs, to make voluntary deferrals of up to 80% of their base salary and annual cash incentive award. The NQDC Plan is designed to work in conjunction with the 401(k) plan and provides for a total combined employer match of up to 6% of an employee's eligible earnings, up to the IRS annual specified contribution limits. The plan provides for immediate vesting of the match consistent with our immediate vesting of the Company match provided under our 401(k) plan. Notional accounts are maintained for each participant. Such notional accounts include employee and employer contributions and reflect the performance of investments selected by the employee or a default investment if the employee does not make a selection. These investment options include the mutual funds offered under our 401(k) plan.
The following table sets forth information regarding the nonqualified deferred compensation of each NEO during the fiscal year ended December 31, 2019.

Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)(2)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals and Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)(3)
Ludwig Hantson	—	—	3,722	—	19,173
Aradhana Sarin	60,402	2,200	20,202	—	133,767
Paul Clancy	—	—	—	—	—
Brian Goff	—	—	3,957	—	17,455
Anne-Marie Law	148,023	8,200	32,772	—	237,107
John Orloff	105,385	8,200	54,280	—	315,403

2019 Proxy Statement Alexion Pharmaceuticals, Inc.	84

(1) Amounts reported in this column are also included in the Summary Compensation Table under Salary.
(2) Amounts reported in this column are also included in the Summary Compensation Table under All Other Compensation.
(3) The aggregate balance amounts under the nonqualified deferred compensation plan include deferrals made for prior fiscal years. For individuals who were NEOs in the fiscal years in which the deferrals were made, the amount of the deferred compensation was included in such individual's compensation as reported in the Summary Compensation Table included in the proxy statement for each such fiscal year.

2019 Proxy Statement Alexion Pharmaceuticals, Inc.	85

Potential Payments Upon Termination or Change Of Control
We have entered into certain agreements that may require us to make payments and/or provide benefits to Dr. Hantson, Mr. Clancy, Mr. Goff, Ms. Law, Dr. Orloff and Dr. Sarin in connection with specified terminations of employment, in each case, subject to the applicable NEO’s execution and non-revocation of a general release of claims. See "Severance Payments and Benefits" and “Equity Awards” below for a description of these potential severance entitlements. These agreements also contain restrictive covenants and confidentiality provisions in favor of Alexion and require the NEO to assign all rights he or she may have or acquire in proprietary information.
The tables below summarize the estimated potential payments to each of Dr. Hantson, Mr. Clancy, Mr. Goff, Ms. Law, Dr. Orloff and Dr. Sarin, assuming that one of the events described in the table occurred on December 31, 2019. In calculating the amounts due to the executive in respect of his or her equity awards in connection with such event, where applicable, the table below uses the closing price of a share of our common stock on December 31, 2019, $108.15, the last business day of 2019. However, each such executive's employment was not terminated on December 31, 2019 and a change in control did not occur on that date. Moreover, there can be no assurance that a termination of employment, a change in control or both would produce the same or similar results as those set forth below if either or both of them occurred on any other date or when the price of our common stock was different, or if any other assumption used in calculating the benefits set forth below is not correct in fact.
For purposes of the following table, involuntary termination means a termination without cause, constructive termination, or good reason termination, as applicable, in each case as those terms are defined in the applicable NEO's agreement.

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	Cash Severance Payments(1)	Value of Accelerated Equity Awards (2)	Benefit Continuation Payments(3)	Total Termination Benefits(4)
Ludwig Hantson
■ Death	$1,812,500	$26,564,452	$44,286	$28,421,238
■ Disability	$1,500,000	$26,564,452	$44,286	$28,108,738
■ Change in Control	—	—	—	—
■ Involuntary termination	$7,655,000	$4,987,337	$44,286	$12,686,623
■ Involuntary termination after a change in control	$12,982,500	$26,564,452	$44,286	$39,591,238
Aradhana Sarin
■ Death	$760,000	$4,131,114	$31,593	$4,922,707
■ Disability	$560,000	$4,131,114	$31,593	$4,722,707
■ Change in Control	—	—	—	—
■ Involuntary termination	$2,040,000	$629,433	$31,593	$2,701,026
■ Involuntary termination after a change in control	$3,280,000	$4,131,114	$31,593	$7,442,707
Paul Clancy
■ Death	$880,650	$9,874,961	27,093	$10,782,704
■ Disability	$648,900	$9,874,961	27,093	$10,550,954
■ Change in Control	—	—	—	—
■ Involuntary termination	$2,363,850	$4,272,790	27,093	$6,663,733
■ Involuntary termination after a change in control	$3,800,000	$9,874,961	27,093	$13,702,754
Brian Goff
■ Death	$703,000	$6,868,506	$31,593	$7,603,099
■ Disability	$518,000	$6,868,506	$31,593	$7,418,099
■ Change in Control	—	—	—	—
■ Involuntary termination	$1,887,000	$1,434,401	$31,593	$3,352,994
■ Involuntary termination after a change in control	$3,034,000	$6,868,508	$31,593	$9,934,099
Anne-Marie Law
■ Death	$660,250	$6,326,018	$31,593	$7,017,861
■ Disability	$486,500	$6,326,018	$31,593	$6,844,111
■ Change in Control	—	—	—	—
■ Involuntary termination	$1,772,250	$1,241,995	$31,593	$3,045,838
■ Involuntary termination after a change in control	$2,849,500	$6,326,018	$31,593	$9,207,111
John Orloff
■ Death	$731,500	$6,784,033	$31,593	$7,547,126
■ Disability	$539,000	$6,784,033	$31,593	$7,354,626
■ Change in Control	—	—	—	—
■ Involuntary termination	$1,963,500	$1,349,928	$31,593	$3,345,021
■ Involuntary termination after a change in control	$3,157,000	$6,784,033	$31,593	$9,972,626

(1)
Represents the cash severance amounts that would be payable as a result of the event described in the table above, based on the named executive officer’s base salary and target bonus amount as in effect on December 31, 2019, as applicable, and without including any accrued but unpaid compensation, paid time-off or any pay in lieu of any notice periods. The cash severance amounts that would be payable to each of our named executive officers in connection with a termination of employment under various circumstances is described in more detail below.

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(2)
Represents the value associated with cashing out unvested RSUs, earned PSUs and unearned PSUs, as applicable, and, that accelerate as a result of the event described in the table, based on a stock price of $108.15, which was the closing price of Alexion's common stock on December 31, 2019, the last business day of Alexion's 2018 fiscal year. No value associated with any stock options held by our named executive officers, other than Mr. Goff, is included in the table because all unvested stock options held by them as of December 31, 2019 had a per share exercise price that was in excess of the closing price of Alexion’s common stock on December 31, 2019. Mr. Goff's stock options were valued based on the number of shares associated with the vested and unexercised and the unvested portion of the award multiplied by the difference between $108.15, the closing price of Alexion's common stock on December 31, 2019, and the per share exercise price of the stock options. RSUs and PSUs were valued based on the number of shares associated with the unvested portion of each award multiplied by $108.15. Pursuant to their agreements, certain PSUs held by each of the named executive officers would vest to the extent determined in good faith by the Board based on achievement of the applicable performance conditions through termination of employment, as described in further detail under “Equity Awards” below. For purposes of this table, in connection with a change in control or death or disability termination, the value of any earned PSUs is based on the number of earned PSUs as of December 31, 2019 and any unearned PSUs are assumed to have vested at target levels. The actual amounts, if any, that will become payable with respect to outstanding unearned PSUs will be different.

(3)
Represents the estimated value of the lump sum cash payment that, after all applicable taxes and withholdings are deducted (assuming for this purpose a 42% tax rate), is the economic equivalent of the monthly health premiums paid by the Company on behalf of the named executive officer and his dependents as a result of the event described in the table, based on the cost of coverage under our benefit plans as of December 31, 2019.

(4)
Under their employment agreements, if amounts payable to each of our named executive officers are subject to an excise tax under Section 4999 of the Code, the amount payable will be the greater of (i) the payments reduced so that no portion of the payments are subject to such excise tax or (ii) the payments reduced by all applicable taxes, including such excise tax. For purposes of this table, it is assumed that no payments will be reduced under this provision.

Severance Payment and Benefits
The severance payments and benefits to which Dr. Hantson, Mr. Clancy, Mr. Goff, Ms. Law, Dr. Orloff and Dr. Sarin are entitled are described below. The terms cause, disability, non-renewal, constructive termination, good reason and change in control (or corollary terms) are each defined in the applicable agreements.

Dr. Hantson
If Dr. Hantson's employment with Alexion is terminated other than within 18 months following a change in control (1) by the Company without cause, (2) following a constructive termination, or (3) upon non-renewal of his employment agreement by the Company, Alexion will be obligated to pay him an amount equal to 2.0 multiplied by the sum of (a) his then-current base salary and (b) the greater of (I) his average annual cash incentive award for the two years preceding the year in which his termination of employment occurs and (II) his target annual cash incentive award for the year in which Dr. Hantson's termination of employment occurs (such sum, the “CEO Severance Payment”). The CEO Severance Payment will be paid in installments over a 24-month period following his termination of employment. Additionally, Dr. Hantson will be entitled to a lump sum cash amount equal to the value of the premiums that otherwise would have been paid by the Company, after applicable tax and withholdings, for his and his eligible dependents’ participation in the Company’s health and welfare for an 18-month period (the "Health Care Benefits").
In the event that Dr. Hantson's employment with Alexion is terminated within 18 months following a change in control (1) by the Company without cause, (2) by him for good reason or following a constructive termination, or (3) upon non-renewal of his employment agreement by the Company, Alexion will be obligated to pay Dr. Hantson a cash lump sum payment equal to 3.0 multiplied by the CEO Severance Payment, a pro rata amount of his target annual cash incentive award for the year in which the termination occurs, and the Health Care Benefits.

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In the event that Dr. Hantson's employment with Alexion terminates due to his death, his estate will be entitled to receive a cash lump sum equal to three months of his base salary. In the event that his employment is terminated due to death or disability, he (or his estate, as applicable) will also be entitled to receive a pro rata amount of his target annual cash incentive award for the year in which the termination occurs and the Health Care Benefits.

Messrs. Clancy and Goff, Ms. Law, Dr. Orloff and Dr. Sarin
If Messrs. Clancy's or Goff's, Ms. Law's, Dr. Orloff's or Dr. Sarin's employment with the Company is terminated other than within 18 months following a change in control (1) by the Company without cause, (2) by the executive following a constructive termination, or (3) upon non-renewal of the executive's employment agreement by the Company, Alexion will be obligated to pay, as a cash lump sum, 1.5 multiplied by the sum of (a) the executive's then-current base salary and (b) an amount equal to the executive's target annual cash incentive award for the year in which the termination of employment occurs (such sum, the “Severance Payment”). Additionally, the executive will be entitled to the Health Care Benefits.
In the event that the executive's employment with the Company is terminated within 18 months following a change in control (1) by the Company without cause, (2) by the executive for good reason or following a constructive discharge, or (3) upon non-renewal of the executive's employment agreement by the Company, Alexion will be obligated to pay the executive a cash lump sum payment equal to 2.0 multiplied by the Severance Payment, a pro rata amount of the executive's target annual cash incentive award for the year in which the termination occurs, and the Health Care Benefits.
In the event that the executive's employment with the Company terminates due to death, the executive's estate will be entitled to receive a cash lump sum equal to three months’ of the executive's base salary. In the event that the executive's employment is terminated due to death or by the Company due to disability, the executive (or his or her estate, as applicable) will also be entitled to receive a pro rata amount of the executive's target annual cash incentive award for the year in which the termination occurs and the Health Care Benefits.

Equity Awards
The employment agreements with Dr. Hantson, Mr. Clancy, Mr. Goff, Ms. Law Dr. Orloff and Dr. Sarin, provide the following with respect to the effect of a termination of employment on outstanding equity awards, including a termination of employment following a change in control.
If the executive's employment is terminated due to the executive's death or by the Company due to the executive's disability: (1) all of the executive's time-vesting equity awards will vest and become immediately exercisable, and (2) all other equity awards previously granted to the executive will vest as determined in good faith by the Board based on the percentage of goals and objectives achieved by the executive and the Company.
If the executive's employment is terminated by the Company without cause, by the executive following a constructive termination, or due to non-renewal of the executive's employment agreement by the Company, in each case, other than within 18 months following a change in control: (1) all of the executive's time-vesting equity awards granted in connection with the commencement of the term of the executive's employment will vest and become immediately exercisable, (2) all of the executive's other time-vesting equity awards that have been granted and are at least 50% vested as of the separation date will vest and become immediately exercisable, and (3) all other equity awards

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previously granted to and earned by the executive that are at least 50% vested as of the separation date will vest and become immediately exercisable.
If the executive's employment is terminated by the Company without cause, by the executive for good reason or following a constructive termination, or due to non-renewal of the executive's employment agreement by the Company, in each case, within 18 months following a change in control: (1) all of the executive's time-vesting equity awards will vest and become immediately exercisable, and (2) all earned equity awards will vest and become immediately exercisable, and (3) all other unearned equity awards held by the executive will vest as determined in good faith by the Board based on the performance conditions achieved by the executive and Alexion.

Section 280G
The employment agreements with the NEOs each provide that if any payment or benefit that the executive would receive would constitute a “parachute payment” within the meaning of Section 280G of the Code and would be subject to an excise tax under Section 4999 of the Code, the payment will be reduced if such reduction would result in a greater after-tax amount to the named executive officer.
CEO Pay Ratio
We have estimated the median of the 2019 annual total compensation of our employees, other than our Chief Executive Officer, to be $237,151. The 2019 annual total compensation of Dr. Hantson was $18,947,984 (this is same amount reported in the Total column reported in the Summary Compensation Table included above). As a result, the estimated ratio of the annual total compensation of our Chief Executive Officer to the estimated median of the annual total compensation of our other employees was approximately 80 to 1. We believe that the pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our internal records and the methodology described below.
Overview of Methodology and Assumptions
Alexion is a global company, with employees in 29 countries, approximately half of whom are located outside of the United States. As of December 31, 2019, Alexion’s workforce consisted of approximately 3,082 full-time world-wide employees, including hourly employees.
In determining the employee population to be used to calculate the compensation of the median employee, we included employees in all countries. As a result, the employee population that we used for purposes of determining the compensation of our median employee was 3,082 employees. We selected December 31, 2019, the last day of our fiscal year, as the date upon which we would identify the “median employee.” Under SEC rules, we used the same median employee as we used for our 2018 pay ratio because we reasonably believe there have been no changes to our employee population or compensation programs that would result in a significant change to our pay ratio disclosure.

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Earnings of our employees outside the U.S. were converted to U.S. dollars using the currency exchange rates used for organizational planning purposes. We did not make any cost of living adjustments. To identify the “median employee,” we utilized 2019 base salary or base rate of pay (annualized in the case of employees who were not employed for the full fiscal year), target annual cash incentive award and target annual LTI award for our consistently applied compensation measure because we believe that this measure reasonably reflects the annual compensation of our employees.
With respect to the SEC rules for identifying the median of the annual total compensation of our employees and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio for our Company, as other companies have headquarters offices in different countries, have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their pay ratios.
We invest in our employees at all levels in the Company by rewarding performance that balances risk and reward, empowering professional growth and development and by offering affordable benefits and programs that meet the diverse needs of our employees.

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Director Compensation For Fiscal 2019
The key objectives of our director compensation program are to attract qualified talent, provide compensation that is commensurate with the substantial time commitment associated with Board service, and foster commonality of interest between Board members and shareholders. Non-employee director compensation is determined by the Board, acting on the recommendation of the Leadership and Compensation Committee. On an annual basis when determining compensation, the Leadership and Compensation Committee considers market data for our peer group, which is the same peer group used for Alexion’s executive compensation benchmarking, the S&P 500 Healthcare Index and the S&P 500 Index. The Leadership and Compensation Committee also considers advice from FW Cook, the independent third-party compensation consultant retained by the Leadership and Compensation Committee, regarding market practices for director compensation. During 2019, FW Cook conducted a review of director compensation levels relative to the market benchmarks and the results of their review indicated Alexion’s then current director compensation was below the median relative to our peer group. However, following its review of these results and in accordance with the recommendation of the Leadership and Compensation Committee, the Board determined not to generally increase non-employee director cash compensation for 2019, but did approve a change to the equity component of director compensation and increased the annual cash compensation for the Chairperson of the Board, as described below.
The following table sets forth a summary of the compensation earned by and/or paid to our directors in 2019, other than Dr. Hantson who did not receive separate compensation for his service as a director in 2019.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($) (2)	Total ($)
Felix Baker	120,000	350,046	470,046
David Brennan	—	595,052	595,052
Christopher Coughlin	—	630,108	630,108
Deborah Dunsire	—	445,069	445,069
Paul Friedman	95,000	350,046	445,046
John Mollen	120,000	350,046	470,046
Francois Nader	95,000	350,046	445,046
Judy Reinsdorf	60,000	410,013	470,013
Andreas Rummelt	95,000	350,046	445,046

(1)
Represents retainer fees paid for services as a director during the fiscal year ended December 31, 2019. For 2019, these retainer fees were paid in cash or in the form of RSUs at the election of each director. If retainer fees were paid in RSUs, those are reflected in the Stock Awards column of the table.

(2)
Represents the grant date fair value of restricted stock units granted in 2019 calculated in accordance with FASB ASC Topic 718, disregarding the effects of estimated forfeitures. See Note 1 and Note 13 to our audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2019 for details as to the assumptions used to determine the fair value of the equity awards granted during the year ended December 31, 2019. The following non-employee directors held the following number of unvested RSUs as of December 31, 2019: Dr. Baker, 2,726; Mr. Brennan 3,680; Mr. Coughlin, 3,816; Dr. Dunsire, 2,911; Dr. Friedman, 2,726; Mr. Mollen, 2,726; Dr. Nader, 2,726; Ms. Reinsdorf, 2,959; and Dr. Rummelt, 2,726. The following non-employee directors held the following number of option awards as of December 31, 2019: Dr. Baker, 4,623; Mr. Brennan, 7,343; Mr. Coughlin, 7,343; Mr. Mollen,7,422; and Dr. Rummelt, 14,084.

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Dr. Dunsire, Dr. Friedman, Dr. Nader, and Ms. Reinsdorf, had no outstanding option awards as of December 31, 2019.

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Director Compensation Policy
As noted above, the Board reviews and approves director compensation each year. Following an analysis of director compensation performed with the assistance of FW Cook, at the recommendation of the Leadership and Compensation Committee, the Board increased the grant date value of the annual restricted stock units granted to independent directors by $100,000 (from $250,000 to $350,000) to better align with the median of the peer group. There was no increase in the cash retainer component of director compensation other than a $50,000 increase for the Chairperson of the Board. As a result, the annual retainer amount for the Chairperson was increased from $195,000 to $245,000. The Leadership and Compensation Committee recommended this increase after taking into consideration relative market data and after careful review of the role and scope of responsibilities required by this role, particularly as undertaken by Mr. Brennan who plays an active role in managing the Board and coordinating Board matters and larger strategy matters with our executive team. While market data for Board Chairperson compensation is not as readily available as it is for non-employee directors and committee chairpersons or NEOs, based on the data made available by the independent compensation consultant, this increase put the Chairperson's cash compensation at the median of the peer data that was available. Mr. Brennan elected to receive his entire cash retainer in 2019 in the form of RSUs.
The Leadership and the Compensation Committee and the Board approved the increase in 2019 director equity compensation with the objective of providing a larger proportion of compensation in the form of equity for each director as there was no increase to cash compensation from 2018 (other than the increase for the Chairperson described above). This decision was undertaken because the Board members believed it was appropriate to align the economic interests of the directors with our shareholders, to an even larger extent than was the case for the compensation programs in prior periods. As the Board recognizes that creating value for our long-term shareholders is critical to Alexion's future, providing a greater percentage of total non-employee director compensation in equity supports that objective.
It is the Board's policy that the CEO does not participate during discussions on matters of compensation for the independent directors and the CEO does not vote on such matters. Under Alexion's director compensation policy, all non-employee directors with attendance at a total of 75% attendance of the Board and Committee meetings on which he or she serves since the prior annual meeting of shareholders, were entitled to receive the following compensation for 2019:

2019 Compensation Component	Value	Vehicle	Payment or Vesting Schedule
Annual Retainer (Non-Chairman)	$95,000	Cash or shares of Alexion common stock	Quarterly
Annual Retainer (Chairman)	$245,000	Cash or shares of Alexion common stock	Quarterly
Chair of Audit and Finance Committee	$35,000	Cash or shares of Alexion common stock	Quarterly
Chair of all other committees	$25,000	Cash or shares of Alexion common stock	Quarterly
Annual Equity Award[1]	$350,000	Shares of Alexion common stock	One Year from Grant
(1)The grant date value is determined based on the closing price of the Company's common stock on the day following the Annual Meeting date, vesting in full on the first anniversary of the grant date, subject to the director's continued service.

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For 2019 (as was the case in 2018 as well), Mr. Coughlin also received an additional annual retainer of $150,000, payable quarterly, in light of Mr. Coughlin's significant increased time commitment as Chair of the Audit and Finance Committee related to the Committee's oversight and management of the Company's response to the DOJ's and SEC's FCPA investigations into the Company's activities.
A non-employee director may, at such director's election, elect to receive RSUs in lieu of receiving all or a portion of his or her annual cash retainer for service as a director and for service as the chair of a committee. The value of the RSUs will be determined in the same manner as the annual RSUs awarded to directors as described above and will vest quarterly in four equal installments, generally subject to the director's continued service. In 2019, four of our directors elected to receive all or a portion of their cash retainer in the form of RSUs.

Director Deferred Compensation
Each of our non-employee directors is eligible to participate in our non-employee director deferred compensation plan (the Director Deferred Compensation Plan). The Director Deferred Compensation Plan allows a director to make voluntary deferrals of up to 100% of their annual cash retainer, committee chair cash retainer and their annual RSU award. In the event that the director elects to receive a RSU award in lieu of all or a portion of their annual cash retainer and/or committee chair cash retainer, the common stock issued upon the vesting of such RSU award may be voluntarily deferred as well pursuant to the Director Deferred Compensation Plan. The Company does not match any director contributions to the Director Deferred Compensation Plan. Deferred cash retainer amounts are deemed to be invested in various mutual funds and similar investment choices selected by the director from a list of investment choices available under the Director Deferred Compensation Plan. Common stock that is deferred under the Director Deferred Compensation Plan remains in the form of Alexion common stock until after the period 6 months following the end of such director's service on our Board, at which point the director may elect to diversify such notional investment in common stock into the mutual funds and similar investment choices available under the Director Deferred Compensation Plan. For the purpose of the director compensation table above, we have presented such information as if none of the amounts were deferred.
Non-employee director stock ownership guidelines
Under our stock ownership guidelines, non-employee directors are expected to accumulate, within five years of their election to the Board, shares of Alexion stock equal in value to at least five times the amount of their annual cash retainer. All non-employee directors with more than five years of service have met our stock ownership guidelines, and all non-employee directors with less than five years of service have either met, or are on track to meet, our stock ownership guidelines within the expected time. Non-employee directors are also prohibited from entering into any hedging, pledging or derivative transactions in our stock.
Certain Relationships and Related Party Transactions
As set forth in our Corporate Governance Guidelines, the Board of Directors reviews and approves transactions between Alexion on the one hand and a related party, such as our directors, officers, holders of more than five percent of our voting securities and their affiliates, the immediate family members of any of the foregoing persons and any other persons whom the Board determined may be considered a related party, on the other hand. Prior to Board consideration of a transaction with a related party, the material facts as to the related party's relationship or interest in the transaction would be disclosed to the Board, and the transaction is not considered approved by the Board unless a

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majority of the directors who are not interested in the transaction approve the transaction. In determining whether to approve or ratify a related party transaction, the non-interested directors take into account such factors as they deem appropriate, which include whether the interested transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person's interest in the transaction. Please see "Executive Compensation-Summary Compensation Table," "Executive Compensation-Director Compensation Policy" for information regarding compensation of our executive officers and directors. There have been no other related party transactions during fiscal year 2019.
Audit and Finance Committee Report
The Audit and Finance Committee reviewed and discussed Alexion's audited financial statements for the year ended December 31, 2019 with our executive team and the Board of Directors and discussed with PricewaterhouseCoopers LLP, Alexion's independent registered public accounting firm during the year ended December 31, 2019, the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the SEC. In addition, the Audit and Finance Committee received from the independent registered public accounting firm written disclosures and the letter required by the applicable standards of the Public Company Accounting Oversight Board. The Audit and Finance Committee also discussed with the independent registered public accounting firm the auditors' independence from executives and Alexion, including a review of audit and non-audit fees and the matters covered by the written disclosures and letter provided by the independent registered public accounting firm. Based on the above mentioned review and discussion with the executive team and the independent auditors, the Audit and Finance Committee recommended to the Board of Directors that Alexion's audited financial statements be included in Alexion's annual report on Form 10-K for the year ended December 31, 2019 for filing with the SEC.
This report of the Audit and Finance Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Alexion specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

The Audit and Finance Committee
Christopher J. Coughlin, Chairman
John T. Mollen
Francois Nader
Judith A. Reinsdorf

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Independent Registered Public Accounting Firm
The Audit and Finance Committee is responsible for the appointment, compensation, independence and oversight of Alexion's independent accounting firms and has appointed PricewaterhouseCoopers LLP (PwC) to serve as Alexion's independent registered public accounting firm for the years ending December 31, 2019 and 2020. PwC has served as the Alexion's auditor since 2002. The Audit and Finance Committee oversees the rotation of the accounting firm's lead partner.
Fees
The following table sets forth the aggregate fees billed or to be billed by PricewaterhouseCoopers LLP for the following services during the years ended December 31, 2019 and 2018:

Fees	Year Ended	Year Ended
	December 31, 2019	December 31, 2018
Audit fees (1)	$5,333,815	$4,384,965
Audit-related fees (2)	$5,000	$229,840
Tax fees (3)	$40,000	$110,334
All other fees (4)	$9,900	$9,900
	$5,388,715	$4,735,039

(1)
Audit fees include fees billed and expected to be billed by PricewaterhouseCoopers LLP for professional services rendered for the audit of Alexion's annual financial statements included in its Annual Report on Form 10-K, the review of Alexion's financial statements included in its Quarterly Reports on Form 10-Q, as well as professional services rendered in conjunction with acquisitions and other strategic transactions, services related to other SEC filings and statutory audits.

(2)
Audit-related fees for the year ended December 31, 2018 primarily include fees billed by PricewaterhouseCoopers LLP for professional services rendered in conjunction with new accounting pronouncements.

(3)	Tax services billed for the year ended December 31, 2019 and 2018 primarily include tax support services.

(4)	All other fees for the year ended December 31, 2019 and 2018 primarily include fees for accounting research software provided by PricewaterhouseCoopers LLP.

Pre-Approval Policies and Procedures
It is the Audit and Finance Committee's policy that it must pre-approve all audit and permissible non-audit services to be performed by Alexion's independent auditors, the fees to be paid for those services and the time period over which those services are to be provided. On an annual basis, the independent auditors present a listing of all services they expect to perform for Alexion in the ensuing one-year period, including fee estimates, in sufficient detail to enable the Audit and Finance Committee to perform an independent review of each proposed service. The Audit and Finance Committee reviews this list and approves appropriate services which, in the Audit and Finance Committee's judgment, will not impair the auditors' independence. With respect to any additional services proposed to be performed by the independent auditors during the year, our executive team will evaluate the impact on the independent auditor's independence and obtain Audit and Finance Committee approval for such service. The Audit and Finance Committee's Pre-Approval Policy authorizes the Chairman of the Audit and Finance Committee to pre-approve certain recurring services less than $250,000 and certain non-recurring services less than $50,000. The Chairman of the Committee must report any such approved services at the next following meeting of the Audit and Finance Committee.

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All audit and permitted non-audit services performed by PricewaterhouseCoopers LLP during the years ending December 31, 2019 and 2018 were pre-approved in accordance with the Audit and Finance Committee's pre-approval policies. The Audit and Finance Committee has also considered whether the provision of the non-audit services described above is compatible with maintaining PricewaterhouseCoopers' independence and has determined in their judgment that the provision of such services is compatible with maintaining PricewaterhouseCoopers' independence.

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Proposal No. 2 – Ratification Of Appointment Of Independent Registered Public Accounting Firm
The Audit and Finance Committee has selected PricewaterhouseCoopers LLP (PwC) as the independent registered public accounting firm of the Company for the year ending December 31, 2020. The Board of Directors has directed that the selection of the independent registered public accounting firm be submitted for ratification by the shareholders at the 2020 Annual Meeting. If a quorum is present, the proposal to ratify the appointment of PwC as independent registered public accounting firm will require approval by a majority of the votes cast in person or by proxy at the 2020 Annual Meeting. Shareholder ratification of the appointment is not required by law or otherwise. The Board is submitting this proposal to our shareholders for ratification because it believes it to be a good corporate practice.
PwC, Alexion's independent registered public accounting firm, has served as the Alexion's auditor since 2002. If our shareholders do not ratify the selection, the Audit and Finance Committee will reconsider whether or not to retain PwC, but may still retain the firm. Even if the selection is ratified, the Audit and Finance Committee in its discretion may appoint a different independent registered public accounting firm at any time during the year if the Committee determines that a change would be in the best interests of Alexion and our shareholders. Representatives of PwC are expected to attend the 2020 Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate shareholder questions.
THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 2 TO BE IN THE BEST INTERESTS OF ALEXION AND OUR SHAREHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL THEREOF.

2019 Proxy Statement Alexion Pharmaceuticals, Inc.	99

Proposal No. 3 – Advisory Vote on Executive Compensation
Our shareholders have an annual opportunity to cast an advisory vote to approve the compensation of our named executive officers. As described in greater detail in the Compensation Discussion and Analysis (CD&A), the primary objectives of Alexion's executive compensation policy is to: (i) attract and retain its key executives, (ii) establish a compensation structure for executives that reward actions that create long-term, sustainable shareholder value and (iii) and achieve annual and long-term financial and strategic objectives. The Leadership and Compensation Committee approves and implements compensation programs based on these stated philosophies:

•	Pay for performance, reward company and individual achievement, and align the interests of our executives with those of our shareholders;

•
Establish incentive performance goals that encompass financial, operational, strategic, and shareholder return metrics ensuring executive focus on broad-based strategic execution and links payouts realized by executives to strong financial performance and long-term value creation;

•	Ensure compensation programs are structured to attract, retain and motivate the best talent;

•	Ensure compensation is competitive with the companies that compete with us for talent;

•	Maintain an appropriate composition allocation between cash and equity incentives, with increasing weighting toward equity compensation (and towards performance equity awards); and

•	Be fair and consistent.
The Leadership and Compensation Committee and the Board of Directors believe that Alexion's 2019 executive compensation is strongly aligned with our philosophy, objectives and company performance. We encourage shareholders to carefully review the CD&A. The CD&A describes Alexion's executive compensation program and the considerations taken into account by the Leadership and Compensation Committee and the Board of Directors with respect to the compensation paid to the NEOs for 2019.
The Board of Directors is requesting that Alexion shareholders cast a non-binding advisory vote in favor of the following resolution:
RESOLVED, that the compensation paid to Alexion's named executive officers in 2019 as disclosed pursuant to the compensation disclosure rules of the SEC, including the CD&A, the compensation tables and other narrative discussion, is hereby approved.
Because this proposal asks for a non-binding, advisory vote, there is no "required vote" that would constitute approval. We value the opinions expressed by our shareholders in this advisory vote, and our Leadership and Compensation Committee, which is responsible for overseeing and administering our executive compensation program, will consider the outcome of the vote when designing our compensation programs and making future compensation decisions for our named executive officers. Abstentions and broker non-votes, if any, will not have any effect on the results of those deliberations.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF PROPOSAL 3, ON AN ADVISORY BASIS.

2019 Proxy Statement Alexion Pharmaceuticals, Inc.	100

Proposal No. 4 - Shareholder Proposal Requesting The Board To Amend Alexion’s Governing Documents to Give Shareholders Owning 10% of Alexion Stock The Power to Call A Special Meeting

Mr. John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, CA 90278, has notified Alexion that he intends to present the following proposal at the Annual Meeting. Mr. Chevedden states that he has met the requirements under Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Act”) and that he intends to meet the beneficial ownership requirements under the Act until after the date of the 2020 Annual Meeting. The shareholder proposal is quoted verbatim below, followed by an opposition statement from the Board.
Shareholder Proposal
Proposal 4 - More Accessible Shareholder Right to Call a Special Meeting
Resolved, Shareowners ask our board to take the steps necessary (unilaterally if possible) to amend our bylaws and each appropriate governing document to give holders in the aggregate of 10% of our outstanding common stock the power to call a special shareowner meeting. This proposal does not impact our board’s current power to call a special meeting.
Special shareholder meetings allow shareholders to vote on important matters, such as electing new directors that can arise between annual meetings. This proposal topic won more than 70%-support at Edwards Lifesciences and SunEdison. This proposal topic, sponsored by William Steiner, also won 78%-support at a Sprint annual meeting with 1.7 Billion yes-votes. Nuance Communications (NUAN) shareholders gave 94%-support to a 2018 shareholder proposal calling for 10% of shareholders to call a special meeting.
This same proposal received 42%-support at the 2016 Alexion annual meeting. This 42%-support was all the more impressive because Alexion management had just adopted a right for shareholders to call a special meeting for the first time (although requiring a higher 25% stock ownership threshold).
Making the right to call a special meeting more accessible to shareholders is showing increased support. For instance this proposal topic won 51%-support at O’Reilly Automotive, Inc. (ORLY) in 2019 - up from 41% the year before.
The current stock ownership threshold of 25% can mean that more than 50% of shareholders must be contacted during a short window of time to simply call a special meeting. Plus many shareholders, who are convinced that a special meeting should be called, can make a small paperwork error that will disqualify them from counting toward the 25% ownership threshold that is now needed for a special meeting.
Since special shareholder meetings allow shareholders to vote on important matters, such as electing new directors, adoption of this proposal might motivate our directors to perform better. For instance the following directors were rejected by an alarming percentage of shareholders in 2019.

Deborah Dunsire     11%
Felix Baker        26%
Paul Friedman        33%

2019 Proxy Statement Alexion Pharmaceuticals, Inc.	101

These rejection votes are particularly high since 3 other Alexion directors each received less than 1% in negative votes.

The timing is right for this proposal because Alexion stock is way down from $185 in 2014. Plus the current stock price may be in part supported by a $1 Billion stock repurchase authorization in 2019 which was supposed to raise the price of Alexion stock even if the performance of the company does not improve. In the midst of this 16% of shares rejected Alexion executive pay in 2019 when most companies report a 5% rejection.
Please vote yes:
More Accessible Shareholder Right to Call a Special Meeting - Proposal 4
Opposition Statement to Proposal 4
Alexion’s Board of Directors unanimously recommends a vote “AGAINST” the shareholder proposal. The Board has considered the shareholder proposal and, for the reasons described below, believes that the proposal is not in the best interests of Alexion and its shareholders.
Our current ownership threshold strikes the appropriate balance between making extraordinary action available to shareholders while providing safeguards against abuse by a small minority of shareholders, corporate waste and disruption.
Our shareholders have previously rejected the 10% threshold. The Board agrees with the proponent that it is important for Alexion’s shareholders to have the ability to call special shareholder meetings. In January 2016, we amended our Bylaws to provide for this right at the 25% ownership threshold. We note that our shareholders rejected a 10% threshold previously proposed by Mr. Chevedden in 2016.
The 25% threshold is appropriate given our shareholder base. Our current threshold can be met by as few as four of our shareholders acting together. A low ownership threshold of 10% not only enables a small minority of Alexion’s ownership to take what is an extraordinary action, but is unnecessary in light of Alexion’s strong governance practices. The Board believes a special meeting should be held only for extraordinary company business that cannot wait until the next annual meeting. Indeed, if certain shareholders support holding a special meeting because voting for directors and addressing matters once per year at an annual meeting is not sufficient, as Mr. Chevedden suggests in his proposal (which we are not convinced is in fact the view of our shareholders), then a significantly greater representation of ownership should support such an extraordinary occurrence. Our Board is declassified and all of our directors are elected annually.
A 10% threshold shifts power to a small minority and encourages misuse and disruption. A special meeting can cause the Company to incur substantial expenses and can be potentially disruptive to Alexion’s normal business operations and to long-term shareholder interests, diverting the focus of the Board and executives from their responsibility of managing the Company on behalf of all shareholders. Providing such a small representation of shareholders with the unlimited power to call a special meeting and at such a low threshold opens the door to potential abuse and waste of corporate resources.
A 10% threshold is unnecessary given our strong corporate governance standards and demonstrated openness and responsiveness to shareholders. Alexion’s strong corporate governance practices provide shareholders with meaningful and substantial opportunities to address company business other than through a special meeting.

•	Importantly, Alexion’s shareholders already have the right to act by written consent in between annual meetings, without calling a special meeting.

•	Alexion’s shareholders may suggest director nominees to the Nominating and Corporate Governance Committee for consideration or through proxy access provisions in our Bylaws.

2019 Proxy Statement Alexion Pharmaceuticals, Inc.	102

•	Alexion’s Board is declassified and all directors stand for re-election annually.

•	Alexion has a majority voting standard for the election of directors - directors must receive a majority of votes entitled to vote in uncontested elections.

•
Alexion has undertaken substantial board refreshment and effective director succession planning in recent years, resulting in four new independent directors being appointed since 2017 and six of the Board’s nine independent directors having a tenure of under five years. Alexion’s Board composition is aligned with Alexion’s business strategies, industry positioning and risk oversight priorities.

•	We have a robust shareholder engagement program and regularly seek - and incorporate - shareholder input.

We value and encourage shareholder engagement and input. Alexion’s corporate governance structure reflects our commitment to strong and effective governance practices and an openness to input from our shareholders. Our Board regularly engages with our shareholders and seeks feedback about our corporate governance policies and practices. Among the issues that we have addressed with this outreach are: corporate performance, board composition, compensation, our compliance program, gender and ethnic diversity of the management team and employee base, corporate governance, corporate social responsibility (CSR) efforts, and environmental and sustainability issues, among others. We carefully consider the shareholder input we receive and make changes to our corporate governance policies and practices - as well as our strategy and business operations - as appropriate.
We believe the 10% threshold proposed by Mr. Chevedden is too low, and, not in the best interests of our shareholders. Our current ownership threshold strikes the appropriate balance between making extraordinary action available to shareholders while providing safeguards against abuse by a small minority of shareholders, corporate waste and disruption.
The Board of Directors Unanimously Recommends a Vote AGAINST Proposal 4.

2019 Proxy Statement Alexion Pharmaceuticals, Inc.	103

Beneficial Ownership Of Common Stock
The following table sets forth certain information as of March 15, 2020 (except as otherwise noted) regarding the beneficial ownership (as defined by the SEC) of our common stock of: (i) each person known by us to own beneficially more than five percent of our outstanding common stock; (ii) each named executive officer (NEO) listed in the Summary Compensation Table below; (iii) each director; and (iv) all directors and executive officers of Alexion as a group.

Name and Address of Beneficial Owner (1)	Number of Shares of Common Stock Beneficially Owned (2)	Percentage of Outstanding Shares of Common Stock
The Vanguard Group (3)
100 Vanguard Blvd.
Malvern, PA 19355	16,764,417	7.57
Blackrock, Inc. (4)
55 East 52nd Street
New York NY 10055	15,913,371	7.20
FMR LLC (5)
245 Summer Street
Boston, MA 02210	14,805,724	6.69
State Street Corporation (6)
1 Lincoln Street
Boston, MA 02111	11,348,358	5.13
T. Rowe Price Associates, Inc. (7)
100 E. Pratt Street
Baltimore, MD 21202	12,105,898	5.40
Ludwig Hantson (8)(20)	139,941	*
Paul Clancy (9)(20)	67,229	*
Brian Goff (10)(20)	34,835	*
Anne-Marie Law (20)	11,965	*
John Orloff (20)	12,480	*
Aradhana Sarin (20)	10,439	*
Felix Baker(11)	8,503,343	3.83
David Brennan (12)	16,681	*
Christopher Coughlin (13)	38,454	*
Deborah Dunsire (14)	7,725	*
Paul Friedman (15)	6,877	*
John Mollen (16)	15,187	*
Francois Nader (17)	6,877	*
Judith Reinsdorf (18)	7,452	*
Andreas Rummelt (19)	36,230	*
All directors and executive officers as a group (18 persons) (21)	8,947,946	4.03
* Less than one percent.

2019 Proxy Statement Alexion Pharmaceuticals, Inc.	104

(1)	Unless otherwise indicated, the address of all persons is 121 Seaport Boulevard, Boston, MA 02210.

(2)
To our knowledge, except as set forth below, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the footnotes in this table.

(3)
These figures are based upon information set forth in Schedule 13G filed with the SEC on February 12, 2020. Vanguard Group Inc. has sole voting power with respect to 338,575 of the shares listed and sole dispositive power over all of the shares.

(4)
These figures are based upon information set forth in Schedule 13G filed with the SEC on February 5, 2020. BlackRock, Inc. has sole voting power with respect to 14,083,488 of the shares listed and sole dispositive power over all of the shares.

(5)
These figures are based upon information set forth in Schedule 13G filed with the SEC on January 10, 2020. FMR LLC has sole voting power with respect to 1,369,806 of the shares listed and sole dispositive power over all of the shares.

(6)
These figures are based upon information set forth in Schedule 13G filed with the SEC on February 13, 2020. State Street Corp has zero shares of sole voting power with respect to the shares listed and sole dispositive power over all of the shares.

(7)
These figures are based upon information set forth in Schedule 13G filed with the SEC on February 14, 2020 These securities are owned by various individual and institutional investors which T. Rowe Price Associates, Inc., or Price Associates, serves as investment advisor with power to direct investments and/or sole power to vote the securities. Price Associates has sole voting power with respect to 4,227,734 of the shares listed and sole dispositive power over all of the shares. For the purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(8)
Includes 7,181 shares of common stock which will be acquired by Dr. Hantson upon the vesting of restricted stock units that will vest within 60 days of March 15, 2020 and 42,571 shares of common stock which may be acquired by Dr. Hantson upon the exercise of stock options that are exercisable within 60 days of March 15, 2020.

(9)	Includes 19,999 shares of common stock which may be acquired by Mr. Clancy upon the exercise of stock options that are exercisable within 60 days of March 15, 2020.

(10)	Includes 14,954 shares of common stock which may be acquired by Mr. Goff upon the exercise of stock options that are exercisable within 60 days of March 15, 2020.
(11) Dr. Baker has shared voting and investment power over the 7,307,920 shares of common stock owned by Baker Bros. Advisors LP and has shared voting and investment power over 94,410 shares of common stock owned by FBB Associates. Includes 12,763 and 20,226 shares acquired by Julian C. Baker and Stephen R. Biggar, respectively, upon exercise of stock options issued by Synageva BioPharma Corp., acquired by the Company in June 2015.  Dr. Baker disclaims beneficial ownership of these shares except to the extent of his pecuniary interests therein. Dr. Baker joined the Board of Directors in June 2015. Figures also include 4,623 shares of common stock which may be acquired by Mr. Baker upon the exercise of stock options that are exercisable within 60 days of March 15, 2020.
(12) Includes 3,203 shares of common stock which will be acquired by Mr. Brennan upon the vesting of restricted stock units that will vest within 60 days of March 15, 2020 and 7,343 shares of common stock which may be acquired by Mr. Brennan upon the exercise of stock options that are exercisable within 60 days of March 15, 2020.
(13) Includes 3,271 shares of common stock which will be acquired by Mr. Coughlin upon the vesting of restricted stock units that will vest within 60 days of March 15, 2020 and 7,343 shares of common stock which may be acquired by Mr. Coughlin upon the exercise of stock options that are exercisable within 60 days of March 15, 2020.
(14) Includes 2,911 shares of common stock which will be acquired by Dr. Dunsire upon the vesting of restricted stock units that will vest within 60 days of March 15, 2020.
(15) Includes 2,726 shares of common stock which will be acquired by Dr. Friedman upon the vesting of restricted stock units that will vest within 60 days of March 15, 2020.
(16) Includes 2,726 shares of common stock which will be acquired by Mr. Mollen upon the vesting of restricted stock units that will vest within 60 days of March 15, 2020 and 7,422 shares of common stock which may be acquired by Mr. Mollen upon the exercise of options that are exercisable within 60 days of March 15, 2020.
(17) Includes 2,726 shares of common stock which will be acquired by Dr. Nader upon the vesting of restricted stock units that will vest within 60 days of March 15, 2020.
(18) Includes 2,842 shares of common stock which will be acquired by Ms. Reinsdorf upon the vesting of restricted stock units that will vest within 60 days of March 15, 2020.

(19)
Includes 2,726 shares of common stock which will be acquired by Dr. Rummelt upon the vesting of restricted stock units that will vest within 60 days of March 15, 2020 and 14,084 shares of common stock which may be acquired by Dr. Rummelt upon the exercise of options that are exercisable within 60 days of March 15, 2020.

(20)Named executive officer under Item 402 of Regulation S-K.
(21)Includes 118,339 shares of common stock which may be acquired by all directors and officers as a group upon the exercise of options that are exercisable within 60 days of March 15, 2020, and 33,038 shares of common stock which will be acquired upon the vesting of restricted stock units that will vest within 60 days of March 15, 2020.

2019 Proxy Statement Alexion Pharmaceuticals, Inc.	105

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our directors, executive officers and persons who beneficially own more than ten percent of our common stock to file with the SEC initial reports of beneficial ownership of our stock and reports of changes in that beneficial ownership with the SEC. Executive officers, directors and greater than ten percent beneficial owners are required by the SEC to furnish us with copies of all Section 16(a) forms they file with the SEC.
Based solely upon a review of the copies of such forms furnished to us and written representations from our executive officers and directors, we believe that during the year ended December 31, 2019 all Section 16(a) filing requirements applicable to our executive officers, directors and greater than ten percent beneficial owners were complied with on a timely basis except that one Form 4 was filed with the SEC for Ludwig Hantson on March 5, 2019 with respect to the acquisition of 37,198 shares of common stock upon the vesting of previously issued restricted stock units. The due date of this Form 4 was March 4, 2019 and it was filed with the SEC one day later, on March 5, 2019.

2019 Proxy Statement Alexion Pharmaceuticals, Inc.	106

Additional Information
Shareholder Proposals
Under SEC rules, if a shareholder wants us to include a proposal in our proxy statement and form of proxy for presentation at our 2021 Annual Meeting of Shareholders, the proposal must be received by us, Attention: Corporate Secretary, at our principal executive offices by November 26, 2020.
Shareholder proposals not intended to be included in our 2021 Proxy Statement for Alexion's 2021 Annual Meeting of Shareholders will be timely if delivered no earlier than November 26, 2020 and no later than the close of business on December 26, 2020. Unless such notice is received by us, Attention: Corporate Secretary, at our principal executive offices, on or before the foregoing date, proxies with respect to such meeting will confer discretionary voting authority with respect to any such matter.

Other Shareholder Communications with the Board of Directors
Generally, shareholders who have questions or concerns should contact our investor relations team. For questions and communications shareholders wish to address directly to the Board, shareholders should address such communications to the Board, the particular committee, or particular director, c/o Alexion Pharmaceuticals, Inc., 121 Seaport Boulevard, Boston, MA 02210, Attention: Corporate Secretary. All such communications should include a representation from the submitting shareholder setting forth the shareholder's address and the number of shares of Alexion common stock beneficially owned by the shareholder.
The Corporate Secretary will (i) be primarily responsible for monitoring communications from shareholders and (ii) provide copies or summaries of such communications to the Board, the relevant committee, or the director to whom such communication is addressed, as the Corporate Secretary considers appropriate. Each shareholder communication will be forwarded if it relates to a substantive matter and includes suggestions or comments that the Corporate Secretary considers to be important for the directors, or director, to know. In general, shareholder communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than shareholder communications relating to personal grievances and matters as to which we tend to receive repetitive or duplicative communications.
The Board will give appropriate attention to written communications on such issues and will respond as appropriate.

"Householding" of Proxy Materials
The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as "householding," potentially provides extra convenience for shareholders and cost savings for companies. Alexion and some brokers "household" proxy materials, delivering a single proxy statement to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker or Alexion that they or Alexion will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker

2019 Proxy Statement Alexion Pharmaceuticals, Inc.	107

if your shares are held in a brokerage account, or Alexion if you hold shares directly in your name. You can notify Alexion by sending a written request to Corporate Secretary, Alexion Pharmaceuticals, Inc., 121 Seaport Boulevard, Boston, MA 02210 or by calling (475) 230-2596.
Other Business
Other than the matters described in this proxy statement, the Board of Directors knows of no other business to be acted upon at the 2020 Annual Meeting. However, if any other business properly comes before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote on such matters in accordance with their best judgment.
The prompt return of your proxy will be appreciated and helpful in obtaining the necessary vote. Therefore, whether or not you expect to attend the 2020 Annual Meeting, please sign the proxy and return it in the enclosed envelope. If you need directions to the meeting, please call Alexion's Investor Relations at (475) 230-2596.
A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDING DECEMBER 31, 2019 WILL BE SENT WITHOUT CHARGE TO ANY SHAREHOLDER REQUESTING IT IN WRITING FROM: ALEXION PHARMACEUTICALS, INC., 121 SEAPORT BOULEVARD, BOSTON, MA 02210, ATTN: INVESTOR RELATIONS.

2019 Proxy Statement Alexion Pharmaceuticals, Inc.	108

Appendix A
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
The following table presents the reconciliation of GAAP to Non-GAAP net income (in millions, except per share amounts) for the years ended December 31, 2019 and 2018:

	Twelve months ended
	December 31
	2019	2018	2017
GAAP net income	$2,404.3	$77.6	$443.3
Before tax adjustments:
Cost of sales:
Share-based compensation	14.2	16.0	11.1
Fair value adjustment in inventory acquired	—	—	5.2
Restructuring related expenses	—	5.8	152.1
Research and development expense:
Share-based compensation	61.7	57.4	76.4
Upfront payments related to licenses and other strategic agreements	103.4	26.7	49.4
Restructuring related expenses	—	0.1	16.3
Selling, general and administrative expense:
Share-based compensation	161.1	129.6	155.7
Restructuring related expenses	—	19.4	10.9
Litigation charges	0.1	13.0	—
Gain on sale of asset	—	(3.5)	—
Acquired in-process research and development	(4.1)	1,183.0	—
Amortization of purchased intangible assets	309.6	320.1	320.1
Change in fair value of contingent consideration	11.6	116.5	41.0
Restructuring expenses	12.0	25.5	104.6
Impairment of intangible assets	—	—	31.0
Investment income (expense):
(Gains) and losses related to strategic equity investments	(59.7)	(43.1)	—
Other income and (expense):
Gain related to purchase option	(32.0)	—	—
Restructuring related expenses	—	(0.1)	2.6
Adjustments to income tax expense	(584.9)	(145.4)	(82.2)
Non-GAAP net income	$2,397.3	$1,798.6	$1,337.5

GAAP earnings (loss) per common share - diluted	$10.70	$0.35	$1.97
Non-GAAP earnings per common share - diluted	$10.53	$7.92	$5.86

Shares used in computing diluted earnings per common share (GAAP)	224.8	224.5	225.4
Shares used in computing diluted earnings per common share (non-GAAP)	227.6	227.1	228.1

A-1

A-2

Form Of Proxy Card
ALEXION PHARMACEUTICALS, INC.
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 13, 2020.
Ludwig Hantson, Aradhana Sarin and Ellen Chiniara, and each of them, as the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution, are hereby authorized to represent and to vote all shares of Common Stock of Alexion Pharmaceuticals, Inc. (the "Company") held of record by the undersigned on March 16, 2020, at the Annual Meeting of Shareholders to be held at 5:30 p.m. on Wednesday, May 13, 2020 at the Seaport Hotel, 1 Seaport Lane, Boston, MA 02210 and any adjournment thereof. Any and all proxies heretofore given are hereby revoked.
WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DESIGNATED BY THE UNDERSIGNED. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED FOR EACH OF THE NOMINEES FOR DIRECTOR LISTED IN PROPOSAL 1, IN FAVOR OF PROPOSALS 2 AND 3, AND AGAINST PROPOSAL 4. IN THEIR DISCRETION, THE PROXIES ARE ALSO AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT THEREOF.

1	Proposal – Election of Directors-Nominees are:
Felix J. Baker, David R. Brennan, Christopher J. Coughlin, Deborah Dunsire, Paul A. Friedman, Ludwig N. Hantson, John T. Mollen, Francois Nader, Judith A. Reinsdorf and Andreas Rummelt.
o   FOR ALL
o    AGAINST ALL to vote for the listed nominees.
o     FOR ALL EXCEPT (do not vote for the nominee(s) whose name(s) appears(s) below):

2	Proposal No. 2 – Ratification of appointment by the Board of Directors of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm.
                    o      FOR            o      AGAINST        o     ABSTAIN

3	Proposal No. 3 – Approval of a non-binding advisory vote of the 2019 compensation paid to Alexion's named executive officers.
                    o      FOR            o      AGAINST        o     ABSTAIN

4	Proposal No. 4 – Shareholder Proposal requesting certain By-law amendments to lower the threshold for shareholders to call a special meeting.
                    o      FOR            o      AGAINST        o     ABSTAIN
IMPORTANT: Please sign exactly as name appears below. Each joint owner shall sign. Executors, administrators, trustees, etc. should give full title as such. If signor is a corporation, please give full corporate name by duly authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated                                                                              , 2020

Signature

Signature if held jointly
The above-signed acknowledges receipt of the Notice of Annual Meeting of Shareholders and the Proxy Statement furnished therewith.
PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.